                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY



                                  $616,000,000

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 2, 1999

                                      AMONG

                             ALLIANCE IMAGING, INC.,

                                  as Borrower,


                           THE LENDERS LISTED HEREIN,

                                   as Lenders,

                                       and

                             BANKERS TRUST COMPANY,

                            as Administrative Agent.


                              _____________________


                           SALOMON SMITH BARNEY INC.,
                              as Syndication Agent,

                                       and

                         MORGAN GUARANTY TRUST COMPANY,
                             as Documentation Agent


                                  Arranged by:

                          DEUTSCHE BANK SECURITIES INC.

                                                              (Credit Agreement)

Section 1.        DEFINITIONS.............................................................2

     1.1          Certain Defined Terms...................................................2

     1.2          Accounting Terms; Utilization of GAAP for Purposes of
                  Calculations Under Agreement...........................................40

     1.3          Other Definitional Provisions and Rules of Construction................40


Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.............................40

     2.1          Commitments; Making of Loans; the Register; Notes......................40

     2.2          Interest on the Loans..................................................48

     2.3          Fees...................................................................52

     2.4          Repayments, Prepayments and Reductions in Revolving Loan
                  Commitments; General Provisions Regarding Payments;
                  Application of Proceeds of Collateral and Payments Under the
                  Guaranties.............................................................53

     2.5          Use of Proceeds........................................................60

     2.6          Special Provisions Governing LIBOR Loans...............................60

     2.7          Increased Costs; Capital Adequacy......................................63

     2.8          Notice of Certain Costs; Obligation of Lenders and Issuing
                  Lenders to Mitigate....................................................67

     2.9          Defaulting Lenders.....................................................67

     2.10         Removal or Replacement of a Lender.....................................69


Section 3.        LETTERS OF CREDIT......................................................70

     3.1          Issuance of Letters of Credit and Lenders' Purchase of
                  Participations Therein.................................................70

     3.2          Letter of Credit Fees..................................................74

     3.3          Drawings and Reimbursement of Amounts Paid Under Letters of
                  Credit.................................................................75

     3.4          Obligations Absolute...................................................78

     3.5          Indemnification; Nature of Issuing Lenders' Duties.....................79

     3.6          Increased Costs and Taxes Relating to Letters of Credit................80


Section 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT..............................81

     4.1          Conditions to Initial Loans............................................81

     4.2          Conditions to All Loans................................................86


                                    i


     4.3          Conditions to Letters of Credit........................................86


Section 5.        COMPANY'S REPRESENTATIONS AND WARRANTIES...............................86

     5.1          Organization, Powers, Qualification, Good Standing, Business
                  and Subsidiaries.......................................................87

     5.2          Authorization of Borrowing, etc........................................87

     5.3          Financial Condition....................................................88

     5.4          No Material Adverse Effect.............................................88

     5.5          Title to Properties; Liens.............................................88

     5.6          Litigation; Adverse Facts..............................................88

     5.7          Payment of Taxes.......................................................89

     5.8          Governmental Regulation................................................89

     5.9          Employee Benefit Plans.................................................89

     5.10         Environmental Protection...............................................90

     5.11         Disclosure.............................................................90

     5.12         Year 2000 Compliance...................................................91


Section 6.        AFFIRMATIVE COVENANTS..................................................91

     6.1          Financial Statements and Other Reports.................................91

     6.2          Corporate Existence, etc...............................................96

     6.3          Payment of Taxes and Claims; Tax Consolidation.........................96

     6.4          Maintenance of Properties; Insurance...................................96

     6.5          Inspection Rights......................................................96

     6.6          Compliance with Laws, etc..............................................97

     6.7          Execution of Subsidiary Guaranty by Future Domestic
                  Subsidiaries; Pledge of Stock of Future Direct Subsidiaries;
                  Ratable Credit Support.................................................97

     6.8          Transactions with Affiliates...........................................98

     6.9          Conduct of Business....................................................98

     6.10         Fiscal Year............................................................98

     6.11         Refinancing of Bridge Notes; Conversion to Conversion Notes
                  under the Bridge Note Agreement........................................99

     6.12         Year 2000 Compliance...................................................99

     6.13         Acquisition of New Assets or Businesses................................99


                                      ii


Section 7.        NEGATIVE COVENANTS.....................................................99

     7.1          Indebtedness..........................................................100

     7.2          Liens and Related Matters.............................................102

     7.3          Investments; Joint Ventures...........................................103

     7.4          Guarantee Obligations.................................................104

     7.5          Restricted Junior Payments............................................105

     7.6          Financial Covenants...................................................106

     7.7          Restriction on Certain Fundamental Changes; Asset Sales and
                  Acquisitions..........................................................108

     7.8          Consolidated Capital Expenditures.....................................109

     7.9          Amendments of Documents Relating to Subordinated Indebtedness.........111


Section 8.        EVENTS OF DEFAULT.....................................................111

     8.1          Failure to Make Payments When Due.....................................111

     8.2          Default in Other Agreements...........................................111

     8.3          Breach of Certain Covenants...........................................111

     8.4          Breach of Warranty....................................................112

     8.5          Other Defaults Under Loan Documents...................................112

     8.6          Involuntary Bankruptcy; Appointment of Receiver, etc..................112

     8.7          Voluntary Bankruptcy; Appointment of Receiver, etc....................112

     8.8          Judgments and Attachments.............................................113

     8.9          ERISA.................................................................113

     8.10         Change of Control.....................................................113

     8.11         Material Invalidity of Guaranties; Material Failure of
                  Security; Repudiation of Obligations..................................113


Section 9.        ADMINISTRATIVE AGENT..................................................114

     9.1          Appointment...........................................................114

     9.2          Powers and Duties; General Immunity...................................115

     9.3          Representations and Warranties; No Responsibility For
                  Appraisal of Creditworthiness.........................................116

     9.4          Right to Indemnity....................................................117

     9.5          Successor Administrative Agent and Swing Line Lender..................117


                                        iii


     9.6          Collateral Documents and Guaranties...................................118


Section 10.       MISCELLANEOUS.........................................................118

     10.1         Assignments and Participations in Loans and Letters of Credit.........118

     10.2         Expenses..............................................................122

     10.3         Indemnity.............................................................122

     10.4         Set-Off...............................................................123

     10.5         Ratable Sharing.......................................................124

     10.6         Amendments and Waivers................................................124

     10.7         Notices...............................................................126

     10.8         Survival of Representations, Warranties and Agreements................126

     10.9         Failure or Indulgence Not Waiver; Remedies Cumulative.................126

     10.10        Marshalling; Payments Set Aside.......................................126

     10.11        Severability..........................................................127

     10.12        Obligations Several; Independent Nature of Lenders' Rights............127

     10.13        Headings..............................................................127

     10.14        Applicable Law........................................................127

     10.15        Successors and Assigns................................................127

     10.16        Consent to Jurisdiction and Service of Process........................128

     10.17        Waiver of Jury Trial..................................................128

     10.18        Confidentiality.......................................................129

     10.19        Counterparts; Effectiveness...........................................129

     10.20        Judgment Currency.....................................................130

     10.21        European Monetary Union...............................................130


                                    EXHIBITS


I          FORM OF NOTICE OF BORROWING
II         FORM OF NOTICE OF CONVERSION/CONTINUATION
III        FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV         FORM OF TRANCHE A TERM NOTE
V          FORM OF TRANCHE B TERM NOTE
VI         FORM OF TRANCHE C TERM NOTE
VII        FORM OF REVOLVING NOTE
VIII       FORM OF SWING LINE NOTE
IX         FORM OF COMPLIANCE CERTIFICATE
X          FORM OF OPINIONS OF COUNSEL TO THE LOAN PARTIES
XI         FORM OF OPINION OF O'MELVENY & MYERS
XII        FORM OF ASSIGNMENT AGREEMENT
XIII       FORM OF CERTIFICATE RE NON-BANK STATUS
XIV        FORM OF FINANCIAL CONDITION CERTIFICATE
XV         FORM OF PLEDGE AGREEMENT
XVI        FORM OF SUBSIDIARY GUARANTY
XVII       FORM OF COLLATERAL ACCOUNT AGREEMENT


                                    SCHEDULES


2.1             LENDERS' COMMITMENTS, LENDING OFFICES AND PRO RATA SHARES
3.1C            EXISTING LETTERS OF CREDIT
5.1             SUBSIDIARIES OF COMPANY
5.6             LITIGATION
7.1             CERTAIN EXISTING INDEBTEDNESS
7.3             CERTAIN EXISTING INVESTMENTS
7.4             CERTAIN EXISTING GUARANTEE OBLIGATIONS


                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is dated as of November 2, 1999 and entered into by and among ALLIANCE IMAGING, INC., a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and BANKERS TRUST COMPANY ("BTCO"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                R E C I T A L S

         WHEREAS, Newco (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) has been formed by KKR 1996 Fund, L.P. (the "KKR FUND"), an Affiliate of KKR, for the purpose of engaging in the recapitalization of Company pursuant to which, among other things, (i) approximately 92.5% of the outstanding Post-Merger Shares (approximately 85% on a fully diluted basis, excluding new Company Options granted on or after the Closing Date) will be owned by the KKR Fund and its Affiliates, (ii) approximately 7.5% of the outstanding Post-Merger Shares, excluding new Company Options granted on or after the Closing Date, will be owned by the Apollo Funds and other existing stockholders (approximately 7% on a fully diluted basis), and (iii) approximately 8% of the equity of Company on a fully-diluted basis (representing a combination of the Rollover Management Options and the Pre-Merger Shares) will be owned by the Management Investors and other existing stockholders;

         WHEREAS, on or before the Closing Date, the KKR Fund will, directly or indirectly, make a cash investment in Viewer Holdings of not less than $196,600,000, and Viewer Holdings will, directly or indirectly, make a cash investment in Newco of not less than $191,799,978 (the "NEWCO EQUITY AMOUNT") in consideration for all of the outstanding common stock of Newco;

         WHEREAS, on the Closing Date, Newco will be merged with and into Company pursuant to the Merger Agreement, with Company being the surviving corporation in the Merger and with existing holders of Pre-Merger Shares receiving cash consideration and the Apollo Funds and other existing stockholders retaining certain numbers of Post-Merger Shares in accordance with the provisions of the Merger Agreement;

         WHEREAS, on the Closing Date and in connection with the proposed recapitalization of Company, Company intends to redeem all of its Existing Preferred Stock from the Existing Principal Stockholders;

         WHEREAS, on the Closing Date and in connection with the proposed recapitalization of Company, Company intends to repurchase all of its Existing Senior

Subordinated Notes pursuant to the Tender Offer or defease all of its Existing Senior Subordinated Notes pursuant to the Existing Senior Subordinated Note Indenture;

         WHEREAS, on the Closing Date and in connection with the proposed recapitalization of Company, Company will issue and sell the Bridge Notes in an aggregate principal amount equal to $260,000,000 (as such amount may be reduced by an aggregate principal amount of the Existing Senior Subordinated Notes not tendered and purchased pursuant to the Tender Offer);

         WHEREAS, Lenders have agreed to extend certain credit facilities to Company, the proceeds of which will be used, (i) together with the proceeds of the issuance and sale of the Bridge Notes and the proceeds of the Newco Equity Amount, to fund the Recapitalization Financing Requirements, and (ii) to provide financing for working capital and other general corporate purposes of Company and its Subsidiaries;

         WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a first priority pledge of (i) 100% of the capital stock of each of its direct Pledged Subsidiaries and (ii) 65% of the capital stock of each of its direct Material Foreign Subsidiaries; and

         WHEREAS, Subsidiary Guarantors have agreed to guarantee the Obligations of the Loan Parties hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a first priority pledge of (i) 100% of the capital stock of each of their respective direct Pledged Subsidiaries and (ii) 65% of the capital stock of each of their respective direct Material Foreign Subsidiaries;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Administrative Agent agree as follows:

SECTION 1. DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

         "ACQUISITION" means the acquisition by Company or any of its Subsidiaries (by purchase or otherwise) of all or substantially all of the business, property or fixed assets of, or the stock or other evidence of beneficial ownership of, any Person or any division, business unit or line of business of any Person.

         "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

         "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

         "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the Voting Stock of such Person or (ii) direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGENTS" means Administrative Agent, Syndication Agent and Documentation Agent.

         "AGREEMENT" means this Credit Agreement dated as of November 2, 1999, as it may be amended, supplemented or otherwise modified from time to time.

         "APOLLO FUNDS" means, collectively, Apollo Investment Fund III, L.P., a Delaware limited partnership, Apollo Overseas Partners III, L.P., a Delaware limited partnership, and Apollo (U.K.) Partners III, L.P., a Delaware limited partnership.

         "APOLLO STOCKHOLDERS' AGREEMENT" means that certain Stockholders' Agreement dated as of September 13, 1999 by and among Company, the Apollo Funds and Viewer Holdings in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement.

         "APPLICABLE COMMITMENT FEE PERCENTAGE" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Commitment Fee Percentage to be effective on the date of any corresponding change in the Applicable Leverage Ratio:


Applicable Leverage Ratio                                     Applicable Commitment Fee Percentage
-----------------------------------------                     ------------------------------------
greater than 5.25:1.00                                                       0.500%

greater than 5.00:1.00, but                                                  0.425%
equal to or less than 5.25:1.00

greater than 4.50:1.00, but                                                  0.375%
equal to or less than 5.00:1.00

greater than 4.00:1.00, but                                                  0.375%
equal to or less than 4.50:1.00

greater than 3.50:1.00, but                                                  0.350%
equal to or less than 4.00:1.00

greater than 3:00:1.00, but                                                  0.300%
equal to or less than 3.50:1.00

equal to or less than 3.00:1.00                                              0.300%


         "APPLICABLE LEVERAGE RATIO" means, with respect to any date of determination, the Consolidated Leverage Ratio set forth in the Pricing Certificate (as defined below) in effect for the Pricing Period (as defined below) in which such date of determination occurs. For purposes of this definition, (i) "PRICING CERTIFICATE" means an Officer's Certificate of Company certifying as to the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate (the "RELATED COMPLIANCE CERTIFICATE") with respect to the period ending on the last day of such Fiscal Quarter pursuant to subsection 6.1(iii), and (ii) "PRICING PERIOD" means each period commencing on the first Business Day after the delivery to Administrative Agent of a Pricing Certificate and ending on the day immediately preceding the day on which the next succeeding Pricing Period commences; PROVIDED that, anything contained in this definition to the contrary notwithstanding, (a) the first Pricing Period shall commence no earlier than the date which is six months after the Closing Date, and the Pricing Certificate in respect of the first Pricing Period may be delivered at any time on or after such date and shall relate to the most recent financial statements delivered by Company to Administrative Agent pursuant to subsection 6.1(i), (b) the Applicable Leverage Ratio for the period from the Closing Date to but excluding the date of commencement of the first Pricing Period shall be deemed to be greater than 5.25:1.00, and (c) in the event that, after the commencement of the first Pricing Period, (X) Company fails to deliver a Pricing Certificate to Administrative Agent setting forth the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter on or before the last day (the "CUTOFF DATE") on which Company is required to deliver the Related Compliance Certificate and (Y) Administrative Agent determines (each such determination being an "AGENT DETERMINATION") on or after the Cutoff Date (on the basis of the Related Compliance Certificate or a Pricing Certificate delivered after the Cutoff Date) that the Applicable Leverage Ratio that would have been in effect if Company had delivered a Pricing Certificate on the Cutoff Date is greater than the Consolidated Leverage Ratio set forth in the most recent Pricing Certificate actually delivered by Company, then (1) the Applicable Leverage Ratio in effect for the period from the Cutoff Date to the date of delivery by Company of the next Pricing Certificate (or, if earlier, the next date on which an Agent Determination is made) shall be the Consolidated Leverage Ratio determined pursuant to the Agent Determination and (2) on the first Business Day after Administrative Agent delivers written notice to Company of any Agent Determination, Company shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, an aggregate amount equal to the additional interest, letter of credit fees and commitment fees Company would have been required to pay in respect of all Loans, Letters of Credit or Commitments in respect of which any interest or fees have been paid by Company during the period from the Cutoff Date to the date such notice is given by Administrative Agent to Company if the amount of such interest and fees had been calculated using the Applicable Leverage Ratio based on such Agent Determination.

         "APPLICABLE TRANCHE A BASE RATE MARGIN" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche A Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:


Applicable Leverage Ratio                                     Applicable Tranche A Base Rate Margin
-----------------------------------                           -------------------------------------
greater than 5.25:1.00                                                        1.500%

greater than 5.00:1.00, but                                                   1.250%
equal to or less than 5.25:1.00

greater than 4.50:1.00, but                                                   1.000%
equal to or less than 5.00:1.00

greater than 4.00:1.00, but                                                   0.750%
equal to or less than 4.50:1.00

greater than 3.50:1.00, but                                                   0.375%
equal to or less than 4.00:1.00

greater than 3:00:1.00, but                                                   0.125%
equal to or less than 3.50:1.00

equal to or less than 3.00:1.00                                               0.125%


         "APPLICABLE TRANCHE A LIBOR MARGIN" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche A LIBOR Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:


Applicable Leverage Ratio                                              Applicable Tranche A LIBOR Margin
------------------------------------                                   ---------------------------------
greater than 5.25:1.00                                                              2.750%

greater than 5.00:1.00, but                                                         2.500%
equal to or less than 5.25:1.00

greater than 4.50:1.00, but                                                         2.250%
equal to or less than 5.00:1.00

greater than 4.00:1.00, but                                                         2.000%
equal to or less than 4.50:1.00

greater than 3.50:1.00, but                                                         1.625%
equal to or less than 4.00:1.00

greater than 3:00:1.00, but                                                         1.375%
equal to or less than 3.50:1.00

equal to or less than 3.00:1.00                                                     1.375%


         "APPLICABLE TRANCHE B BASE RATE MARGIN" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche B Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:


Applicable Leverage Ratio                                            Applicable Tranche B Base Rate Margin
-------------------------------------                                -------------------------------------
greater than 5.25:1.00                                                              2.000%

greater than 5.00:1.00, but                                                         2.000%
equal to or less than 5.25:1.00

greater than 4.50:1.00, but                                                         1.750%
equal to or less than 5.00:1.00

greater than 4.00:1.00, but                                                         1.750%
equal to or less than 4.50:1.00


                                      6


greater than 3.50:1.00, but                                                         1.500%
equal to or less than 4.00:1.00

greater than 3:00:1.00, but                                                         1.500%
equal to or less than 3.50:1.00

equal to or less than 3.00:1.00                                                     1.500%


         "APPLICABLE TRANCHE B LIBOR MARGIN" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche B LIBOR Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:


Applicable Leverage Ratio                                            Applicable Tranche B LIBOR Margin
-------------------------------------                                ---------------------------------
greater than 5.25:1.00                                                            3.250%

greater than 5.00:1.00, but                                                       3.250%
equal to or less than 5.25:1.00

greater than 4.50:1.00, but                                                       3.000%
equal to or less than 5.00:1.00

greater than 4.00:1.00, but                                                       3.000%
equal to or less than 4.50:1.00

greater than 3.50:1.00, but                                                       2.750%
equal to or less than 4.00:1.00

greater than 3:00:1.00, but                                                       2.750%
equal to or less than 3.50:1.00

equal to or less than 3.00:1.00                                                   2.750%


         "APPLICABLE TRANCHE C BASE RATE MARGIN" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche C Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:


Applicable Leverage Ratio                                          Applicable Tranche C Base Rate Margin
---------------------------------------                            -------------------------------------
greater than 5.25:1.00                                                            2.250%

greater than 5.00:1.00, but                                                       2.250%
equal to or less than 5.25:1.00

greater than 4.50:1.00, but                                                       2.000%
equal to or less than 5.00:1.00

greater than 4.00:1.00, but                                                       2.000%
equal to or less than 4.50:1.00

greater than 3.50:1.00, but                                                       1.750%
equal to or less than 4.00:1.00

greater than 3:00:1.00, but                                                       1.750%
equal to or less than 3.50:1.00

equal to or less than 3.00:1.00                                                   1.750%


         "APPLICABLE TRANCHE C LIBOR MARGIN" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Tranche C LIBOR Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:


Applicable Leverage Ratio                                            Applicable Tranche C LIBOR Margin
--------------------------------------                               ---------------------------------
greater than 5.25:1.00                                                            3.500%

greater than 5.00:1.00, but                                                       3.500%
equal to or less than 5.25:1.00

greater than 4.50:1.00, but                                                       3.250%
equal to or less than 5.00:1.00

greater than 4.00:1.00, but                                                       3.250%
equal to or less than 4.50:1.00

greater than 3.50:1.00, but                                                       3.000%
equal to or less than 4.00:1.00

greater than 3:00:1.00, but                                                       3.000%
equal to or less than 3.50:1.00

equal to or less than 3.00:1.00                                                   3.000%


         "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Third Party of (i) any of the stock or other ownership interests of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries outside of the ordinary course of business (other than any other such assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $500,000 or less).

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT XII annexed hereto.

         "AVAILABLE AMOUNT" means, as of any date of determination, an amount equal to (i) the aggregate amount of net cash proceeds received by Company after the Closing Date in respect of any equity contributions made to Company by, or any issuances of equity Securities by Company to, any Third Party other than an Unrestricted Subsidiary (other than proceeds from purchases of capital stock of Company to the extent such purchases are financed with the proceeds of Investments permitted under subsection 7.3(ii)) PLUS (ii) the aggregate amount of Retained Excess Cash Flow (as defined in subsection 2.4B(iii)(b)) as of such date PLUS (iii) the aggregate amount of Retained Prepayments (as defined in subsection 2.4B(iv)(c)) as of such date MINUS (iv) any proceeds received by Company from the issuance of new shares of its common stock to the extent such proceeds are used as provided in subsection 7.5(ii)(d).

         "AVAILABLE AMOUNT USAGE" means, as of any date of determination, an amount equal to the sum of (i) the aggregate amount of Investments made pursuant to subsection 7.3(vi)(b) as of such date PLUS (ii) the aggregate amount of Restricted Junior Payments made pursuant to subsection 7.5(ii)(c) on or prior to such date (other than any such Restricted Junior Payments made pursuant to a Refinancing) PLUS (iii) the aggregate amount of any Refinancing Premiums paid by Company on or prior to such date PLUS (iv) the aggregate amount of Consolidated Capital
Expenditures incurred by Company and its Subsidiaries pursuant to subsection
7.8C.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

         "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

         "BRIDGE NOTES" means the senior subordinated unsecured notes issued by Company on the Closing Date, in the form of Annex A to the Bridge Note Agreement as in effect on the date of execution of such Bridge Note Agreement, evidencing notes of up to $260,000,000 in aggregate principal amount initially provided by the KKR Fund and its Affiliates pursuant to the Bridge Note Agreement to finance in part the Recapitalization Financing Requirements, which notes shall accrue interest at a rate of 4% PER ANNUM over the rate paid on the greatest of 3, 6 or 12-month U.S. treasury obligations, such rate to be reset on the first anniversary of the Closing Date, as such notes may be amended from time to time to the extent permitted under subsection 7.9.

         "BRIDGE NOTE AGREEMENT" means that certain Note Purchase Agreement, including Annex A thereto, dated as of November 2, 1999 among Company and the KKR Fund, pursuant to which the Bridge Notes are issued, as in effect on the date of execution and as such agreement may be amended from time to time to the extent permitted under subsection 7.9.

         "BTCO" has the meaning assigned to that term in the introduction to this Agreement.

         "BUSINESS DAY" means, for all purposes other than as covered by clause
(ii) below, (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or California or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close and, (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR or any LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CASH" means money, currency or a credit balance in a Deposit Account.

         "CASH EQUIVALENTS" means (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 24 months after the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within 24 months after the date of acquisition thereof and having, at the time of the acquisition thereof, an investment grade rating generally obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than 12 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) domestic and Eurodollar certificates of deposit or bankers' acceptances maturing within 24 months after the date of acquisition thereof and issued or accepted by any Lender or by any other commercial bank that has combined capital and surplus of not less than $250,000,000; (v) repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (i), (ii) and (iv) above entered into with any commercial bank meeting the requirements specified in clause (iv) above or with any securities dealer of recognized national standing,
(vi) shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and that invest solely in one or more of the types of investments referred to in clauses (i) through (v) above, and (vii) in the case of any Foreign Subsidiary, high quality, short-term liquid Investments made by such Foreign Subsidiary in the ordinary course of managing its surplus cash position in a manner consistent with past practices.

         "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT XIII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

         "CHANGE OF CONTROL" means, and shall be deemed to have occurred, if:
(i)(a) KKR, its Affiliates and the Management Investors shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 35% of the outstanding Voting Stock of Company (other than as the result of one or more widely distributed offerings of common stock of Company, in each case whether by Company or by KKR, its Affiliates or the Management Investors) and/or (b) any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding Voting Stock of Company that exceeds the percentage of such Voting Stock then beneficially owned, in the aggregate, by KKR, its Affiliates and the Management Investors, UNLESS, in the case of either clause (a) or (b) above, KKR, its Affiliates and the Management Investors shall, at the relevant time, have the collective right or ability, either by contract or pursuant to a written proxy or other written evidence of voting power, to elect or designate for election a majority of the Board of Directors of Company; and/or (ii) at any time Continuing Directors shall not constitute a majority of the Board of Directors of Company. For purposes of this definition, "CONTINUING DIRECTOR" means, as of any date of determination, an individual (A) who is a member of the Board of Directors of Company on the Closing Date, (B) who, as of such date of determination, has been a member of such Board of Directors for at least the 12 preceding months (or, if such date of determination occurs during the period comprising the first 12 months after the Closing Date, since the Closing Date), or (C) who has been nominated to be a member of such Board of Directors, directly or indirectly, by KKR or Persons nominated by KKR or who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

         "CLASS" means, as applied to Lenders, each of the following three classes of Lenders: (i) Lenders having Revolving Loan Exposure, (ii) Lenders having Tranche A Term Loan Exposure, and (iii) Lenders having Tranche B Term Loan Exposure and/or Tranche C Term Loan Exposure (taken together as a single class).

         "CLOSING DATE" means the date on or before November 2, 1999, on which the initial Loans are made.

         "COLLATERAL" means all of the personal property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the obligations.

         "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

         "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Administrative Agent on the Closing Date, substantially in the form of EXHIBIT XVII annexed hereto, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "COLLATERAL DOCUMENTS" means the Pledge Agreement, the Collateral Account Agreement and any security documents that may be entered into from time to time after the Closing Date by any Subsidiary of Company pursuant to subsection 6.7B.

         "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

         "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

         "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

         "COMPANY COMMON STOCK" means the common stock of Company, par value $0.01 per share.

         "COMPANY OPTIONS" means the options granted by Company to purchase Company Common Stock.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT IX annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iii).

         "CONFIDENTIAL SYNDICATION MEMORANDUM" means that certain Confidential Information Memorandum relating to Company dated October 1999.

         "CONSENT SOLICITATION" means the solicitation by Company from the holders of outstanding Existing Senior Subordinated Notes of consents to certain amendments to the Existing Senior Subordinated Note Indenture in accordance with the terms of the Tender Offer Materials.

         "CONSOLIDATED ADJUSTED EBITDA" means, with respect to any Person for any period, an amount equal to (i) Consolidated Net Income PLUS (ii) to the extent the following items are deducted in calculating such Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) Consolidated Interest Expense, (b) taxes computed on the basis of income, (c) total depreciation expense, (d) total amortization expense (including amortization of deferred financing fees), (e) any expenses or charges incurred in connection with any issuance of debt or equity Securities (including upfront fees payable in respect of bank facilities), (f) any restructuring charges or reserves, (g) any expenses or charges relating to the Recapitalization, (h) any fees and expenses related to Acquisitions and Investments permitted hereunder or acquisitions consummated prior to the date hereof, (i) any other non-cash charges, (j) any deduction for minority interest expense, and (k) any other non-recurring charges minus (iii) to the extent the following items are added in calculating such Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) any non-recurring gains, and (b) any non-cash gains, all of the foregoing as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP; PROVIDED that, for purposes of subsections 7.6 and 7.7(ii) only, (X) Consolidated Adjusted EBITDA of any Included Pro Forma Entity (other than any Unrestricted Subsidiary redesignated as a Subsidiary of Company) shall be increased (if positive) or decreased (if negative) by any Pro Forma Adjustment applicable thereto and (Y) Consolidated Adjusted EBITDA of Company and its Subsidiaries shall be increased (if positive) or decreased (if negative) by the Net EBITDA Adjustment.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized as principal on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries; PROVIDED that Consolidated Capital Expenditures shall not include (i) any such expenditures constituting all or a portion of the purchase price in connection with any Acquisition, (ii) any such expenditures made in connection with the replacement, substitution, repair or restoration of any assets to the extent financed (a) with insurance proceeds received by Company or any of its Subsidiaries on account of the loss of, or any damage to, the assets being replaced, substituted for, repaired or restored or
(b) with the proceeds of any compensation awarded to Company or any of its Subsidiaries as a result of the taking, by eminent domain or condemnation, of the assets being replaced or substituted for,
(iii) the purchase price of any equipment that is purchased simultaneously with the trade-in of any existing equipment by Company or any of its Subsidiaries to the extent that the gross amount of such purchase price is reduced by any credit granted by the seller of such equipment for such equipment being traded in, or
(iv) the purchase price of any property, plant or equipment purchased within one year of the consummation of any Asset Sale or any other sale by Company or any of its Subsidiaries of any other property, plant or equipment to the extent purchased with the Net Asset Sale Proceeds of such Asset Sale or the proceeds of such other sale.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period of Company and the Subsidiaries, EXCLUDING, HOWEVER, any interest expense not payable in Cash.

         "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, EXCLUDING Cash and Cash Equivalents.

         "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, EXCLUDING the current portions of Funded Debt.

         "CONSOLIDATED EXCESS CASH FLOW" means, for any Fiscal Year, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such Fiscal Year of (a) Consolidated Net Income, (b) the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (c) any net decrease in Consolidated Working Capital since the end of the preceding Fiscal Year, and (d) the aggregate net non-cash loss realized by Company and its Subsidiaries in connection with the sale, lease, transfer or other disposition of assets by Company and its Subsidiaries during such Fiscal Year (other than sales in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, MINUS (ii) the sum, without duplication, of the amounts for such Fiscal Year of (a) the amount of all non-cash credits to the extent added in arriving at such Consolidated Net Income, (b) Consolidated Capital Expenditures actually paid in Cash during such Fiscal Year (net of the principal amount of any Indebtedness (other than the Revolving Loans) incurred to finance such Consolidated Capital Expenditures, whether incurred in such Fiscal Year or in the immediately succeeding Fiscal Year), (c) the aggregate amount of all prepayments of Revolving Loans and Swing Line Loans to the extent accompanied by permanent reductions in the Revolving Loan Commitments, (d) the aggregate amount of all principal payments in respect of any Indebtedness of Company or any of its Subsidiaries (including the Term Loans, the principal component of any payments in respect of Capital Leases and principal payments on Equipment Notes), other than (1) any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii), (2) any prepayments of Indebtedness with the proceeds of other Indebtedness, or (3) repayments in respect of any revolving credit facility except to the extent there is a permanent reduction in commitments thereunder in connection with such repayments, (e) any net increase in Consolidated Working Capital since the end of the preceding Fiscal Year, (f) the aggregate net non-cash gain realized by Company and its Subsidiaries in connection with the sale, lease, transfer or other disposition of assets by Company and its Subsidiaries during such Fiscal Year (other than sales in the ordinary course of business), (g) the aggregate amount of all Cash payments made by Company and its Subsidiaries in respect of long-term liabilities of Company or any of its Subsidiaries other than Indebtedness, (h) the aggregate amount of new Investments made in Cash in accordance with subsection 7.3(vi), (i) the aggregate amount of Cash consideration paid in connection with any Acquisitions (net of any such consideration paid out of any Net Asset Sale Proceeds), (j) the aggregate amount of Restricted Junior Payments made in accordance with subsection 7.5(ii)(a) (to the extent such Restricted Junior Payments are required by the terms of the applicable management and/or employee stock plan, stock subscription agreement or shareholder agreement) and subsections 7.5(ii)(b), (c) and (f), (k) the aggregate amount of any expenditures actually made in Cash by Company and its Subsidiaries during such Fiscal Year (including expenditures for the payment of financing fees) to the extent such expenditures are not expensed during such Fiscal Year, (l) the aggregate amount of any net currency gains realized by Company and its Subsidiaries during such Fiscal Year that are prohibited from being repatriated to the United States, and (m) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such Fiscal Year that are required in connection with any prepayment of Indebtedness and that are accounted for by Company as extraordinary items, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, an amount equal to, without duplication, (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP, capitalized interest and any administrative agency or commitment or other similar fees payable in respect of bank facilities) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of such Person and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs under Interest Rate Agreements, but excluding, however, (a) any interest expense (including amortization of discount, amortization of debt issuance costs, and amortization of any other charges relating to the Recapitalization) not payable in Cash during such period and (b) any amounts referred to in subsection 2.3 payable to Administrative Agent, Syndication Agent, Documentation Agent and Lenders on or before the Closing Date MINUS (ii) total interest income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding, however, any interest income not received in Cash during such period; PROVIDED that, for purposes of subsections 7.6 and 7.7(ii) only, Consolidated Interest Expense of Company and its Subsidiaries shall be increased (if positive) or decreased (if negative) by the Net Interest Adjustment.

         "CONSOLIDATED LEVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated Adjusted EBITDA of Company and its Subsidiaries for the four Fiscal Quarter period ending on such date.

         "CONSOLIDATED NET INCOME" means, with respect to any Person (the "SUBJECT PERSON") for any period, the net income (or loss) of the Subject Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than the Subject Person or any of its wholly-owned Subsidiaries) has a joint interest to the extent of such interest held by Persons other than the Subject Person or any of its wholly-owned Subsidiaries and to the extent that the payment of dividends or other similar distributions by such Person is prohibited or restricted directly or indirectly by the terms of its organizational documents or any agreement, governmental order or regulation, contract or otherwise, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Subject Person or is merged into or consolidated with the Subject Person or any of its Subsidiaries or that Person's assets are acquired by the Subject Person or any of its Subsidiaries, (iii) any after-tax gains or losses, and any related fees and expenses, in each case to the extent attributable to Asset Sales or returned surplus assets of any Pension Plan, (iv) any translation currency gains and losses, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net extraordinary losses.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries under clauses (i), (ii) and (iii) of the definition of "Indebtedness" (but only to the extent, in the case of said clause (iii), of any drawings honored under letters of credit and not yet reimbursed by Company or any of its Subsidiaries), as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONVERSION DATE" means the date which is the eighteen-month anniversary of the Closing Date.

         "CONVERSION NOTES" means the senior subordinated unsecured notes, if any, issued by Company on the Conversion Date (as described in Exhibit A to the Bridge Note Agreement having and, to the extent not expressly set forth in such Exhibit A, having such other terms and conditions as may be acceptable to Administrative Agent and Requisite Lenders), evidencing term notes, the aggregate principal amount of which shall not exceed the sum of the then outstanding principal amount of the Bridge Notes plus the senior subordinated unsecured notes issued by Company subsequent to the Conversion Date in the aggregate principal amount equal to the PIK Interest Amounts under the Conversion Notes, in each case no principal amount of which shall mature or be payable prior to the tenth anniversary of the Closing Date and no interest on which shall accrue at a rate greater than 17% per annum (of which no greater than 15% per annum may be payable in cash), in each case as such notes may be amended from time to time to the extent permitted under subsection 7.9.

         "CONVERSION NOTE INDENTURE" means the indenture, if any, pursuant to which the Conversion Notes are issued, as approved by Administrative Agent and Requisite Lenders, as such indenture may be further amended from time to time to the extent permitted under subsection 7.9.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, synthetic currency exchange rate cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

         "DEFAULTING LENDER" has the meaning assigned to that term in subsection 2.9.

         "DEFAULT PERIOD" has the meaning assigned to that term in subsection
2.9.

         "DELAYED-DRAW TERM LOANS" means a portion of the Tranche A Term Loans in an aggregate amount not to exceed the lesser of (i) $45,000,000 and (ii) the maximum aggregate consideration (including accrued interest and premiums) which Company will be required to pay in connection with the redemption of all of the then outstanding Existing Floating Rate Senior Subordinated Notes which were not tendered pursuant to the Tender Offer; PROVIDED that (i) Company shall have delivered to Administrative Agent, on the Business Day immediately preceding the Closing Date, an Officer's Certificate requesting that a portion of the Tranche A Term Loans be made available as Delayed-Draw Term Loans and setting forth in reasonable detail the calculation of the aggregate principal amount of the Delayed-Draw Term Loans and (ii) on or before November 15, 1999, Company shall have caused irrevocable notice of the redemption of the Existing Floating Rate Senior Subordinated Notes to be given in accordance with the terms of the Existing Senior Subordinated Note Indenture.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DOCUMENTATION AGENT" means Morgan in its capacity as Documentation Agent.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "DOMESTIC SUBSIDIARY" means a Subsidiary of Company organized under the laws of the United States or any state thereof.

         "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor; PROVIDED that no Affiliate of Company shall be an Eligible Assignee.

         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Company or any of its Subsidiaries (i) in the ordinary course of such Person's business or (ii) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law (for purposes of this definition, "CLAIMS"), including (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Third Party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAWS" means any and all present and future laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, orders, and determinations of any governmental authority that have the force and effect of law, and that pertain to pollution (including hazardous, toxic or dangerous substances), natural resources or the environment, whether federal, state, or local, domestic or foreign including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 and as the same may be further amended (hereinafter collectively called "CERCLA").

         "EQUIPMENT NOTES" means one or more promissory notes evidencing Indebtedness incurred by Company or any of its Subsidiaries in connection with the purchase of equipment, which Indebtedness is secured solely by such equipment and the proceeds thereof and which Indebtedness and Liens are permitted under subsections 7.1 and 7.2, respectively.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Company or any of its Subsidiaries within the meaning of Section 414(b) or (c) of the Internal Revenue Code or (for purposes of provisions of the Internal Revenue Code relating to Section 412 of the Internal Revenue Code) Section 414(m) or (o) of the Internal Revenue Code.

         "ERISA EVENT" means any of the following events or occurrences if such event or occurrence could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the failure to make a required contribution to a Pension Plan; (ii) a withdrawal by Company, any of its Subsidiaries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA), or a cessation of operation which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Company, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or is insolvent pursuant to Section 4241 or 4245 of ERISA; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate, in each case with respect to a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (vi) the imposition of any liability upon Company, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA (other than with respect to PBGC premiums due but not delinquent under Section 4007 of ERISA) upon Company, any of its Subsidiaries or any ERISA Affiliate; (vii) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; (viii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Plan intended to qualify under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (ix) the violation of any applicable foreign law, or an event or occurrence that is comparable to any of the foregoing events or occurrences, in either case with respect to a Plan that is not subject to regulation under ERISA by reason of Section 4(b)(4) of ERISA.

         "EVENT OF DEFAULT" means each of the events set forth in Section 8.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the spot rate of exchange quoted by Administrative Agent in the New York foreign exchange market for the sale of such currency on such date.

         "EXCLUDED PRO FORMA ENTITY" means, for any period, (i) any Person, property, business or asset (other than an Unrestricted Subsidiary) that is sold, transferred or otherwise disposed of by Company or any of its Subsidiaries to a Third Party during such period; PROVIDED that, for purposes of calculating any consolidated financial information for any Excluded Pro Forma Entity to be used in determining the Net EBITDA Adjustment or Net Interest Adjustment for such period, financial information pertaining to any Person, property, business or asset that was related to such Excluded Pro Forma Entity but that was not disposed of by Company or such Subsidiary shall not be consolidated with the relevant financial information of the Excluded Pro Forma Entity and (ii) any Subsidiary of Company that is redesignated as an Unrestricted Subsidiary during such period.

         "EXISTING CREDIT AGREEMENT" means that certain Third Amended and Restated Credit Agreement dated as of May 13, 1999 among Company, the lenders parties thereto,

Salomon Brothers Holding Company Inc. and Bankers Trust Company, as agent, as amended prior to the Closing Date.

         "EXISTING FIXED RATE SENIOR SUBORDINATED NOTE" means Company's $140,000,000 in initial aggregate principal amount of 9 5/8% Senior Subordinated Notes due 2005.

         "EXISTING FLOATING RATE SENIOR SUBORDINATED NOTES" means Company's $45,000,000 in initial aggregate principal amount of Senior Subordinated Floating Rate Notes due 2005.

         "EXISTING LETTERS OF CREDIT" means the Letters of Credit listed on
SCHEDULE 3.1C annexed hereto.

         "EXISTING PREFERRED STOCK" means the Series F Preferred Stock of Company, par value $0.01 per share, outstanding immediately prior to the consummation of the Merger.

         "EXISTING PREFERRED STOCK CERTIFICATE OF DESIGNATION" means the provisions of Company's Certificate of Designation, Powers, Preferences and Rights of Series F Preferred Stock, dated December 18, 1997, as amended prior to the Closing Date.

         "EXISTING PRINCIPAL STOCKHOLDERS" means, collectively, the Apollo Funds and Newport.

         "EXISTING SENIOR SUBORDINATED NOTES" means the Existing Fixed Rate Senior Subordinated Notes and the Existing Floating Rate Senior Subordinated Notes.

         "EXISTING SENIOR SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Existing Senior Subordinated Notes were issued, as amended prior to the Closing Date and pursuant to the Consent Solicitation and as such indenture may be further amended from time to time to the extent permitted under subsection 7.9.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

         "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(ix).

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances) to which such Collateral is subject.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year (or any other date to which such Fiscal Year-end is changed pursuant to subsection 6.10).

         "FOREIGN SUBSIDIARY" means a Subsidiary that is not a Domestic Subsidiary.

         "FUNDED DEBT", as applied to any Person, means all Indebtedness for borrowed money of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

         "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent and Swing Line Lender located at 130 Liberty Street, New York, New York 10006, or (ii) such other office of Administrative Agent and/or Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and/or Swing Line Lender to Company and each Lender.

         "FUNDING DATE" means the date of the funding of a Loan.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case as the same are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state, local or foreign governmental authority, agency or court.

         "GUARANTEE OBLIGATIONS" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, Securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the Primary Obligor to make payment of such Indebtedness or (iv) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; PROVIDED, HOWEVER, that the term "Guarantee

Obligations" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "GUARANTIES" means the Subsidiary Guaranty and any guaranty entered into by any Subsidiary of Company pursuant to subsection 6.7B.

         "HAZARDOUS MATERIALS" means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (i) any substance that is a "hazardous substance" under CERCLA (as defined in the definition of "ENVIRONMENTAL LAWS") and (ii) petroleum wastes or products.

         "HEDGE AGREEMENT" means any Interest Rate Agreement or Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

         "INCLUDED PRO FORMA ENTITY" means, for any period, (i) any Person, property, business or asset (other than an Unrestricted Subsidiary) that is acquired by Company or any of its Subsidiaries from a Third Party during such period and not subsequently sold, transferred or otherwise disposed of by Company or such Subsidiary to a Third Party during such period; PROVIDED that, for purposes of calculating any consolidated financial information for any Included Pro Forma Entity to be used in determining the Net EBITDA Adjustment or Net Interest Adjustment for such period, financial information pertaining to any Person, property, business or asset that was related to such Included Pro Forma Entity but that was not acquired by Company or such Subsidiary shall not be consolidated with the relevant financial information of the Included Pro Forma Entity and (ii) any Unrestricted Subsidiary that is redesignated as a Subsidiary of Company during such period.

         "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness of such Person for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) any obligation incurred by such Person in connection with banker's acceptances and the maximum aggregate amount from time to time available for drawing under all outstanding letters of credit issued for the account of such Person together, without duplication, with the amount of all honored but unreimbursed drawings thereunder, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price (a) is due more than six months from the date of incurrence of the obligation in respect thereof and (b) would be shown on the liability side of the balance sheet of such Person in accordance with GAAP, (v) all monetary obligations of such Person under Hedge Agreements (it being understood that monetary obligations under Interest Rate Agreements and Currency Agreements other than Hedge Agreements constitute Investments and not Indebtedness), and (vi) all indebtedness referred to in clauses (i) through (iv) above secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided that the term "Indebtedness" shall in no event include any trade payables or accrued expenses arising in the ordinary course of business.

         "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

         "INFORMATION SYSTEMS AND EQUIPMENT" means all computer hardware, filmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by Company or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, Company's or any of its Subsidiaries' conduct of their respective businesses.

         "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

         "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any LIBOR Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that, in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

         "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

         "INTEREST RATE DETERMINATION DATE" means with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "INVESTMENT" means (i) any purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that prior to such purchase or acquisition was a Subsidiary of Company), (ii) any loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any Third Party, including all indebtedness and accounts receivable from that Third Party that are not current assets or did not arise from sales to that Third Party in the ordinary course of business, (iii) the designation of any Person as an Unrestricted Subsidiary, or (iv) any monetary obligations under Interest
Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be (A) the original cost of such Investment (determined, in the case of an Investment described in clause (iii) above, as provided in the definition of "Subsidiary", without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, MINUS (B) the lesser of (1) the aggregate amount of any repayments, redemptions, dividends or distributions thereon or proceeds from the sale thereof, in each case to the extent of Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) actually received by Company or the applicable Subsidiary of Company, and (2) the aggregate amount described in the immediately preceding clause (A).

         "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii); PROVIDED that any Issuing Lender may be an Affiliate of BTCo so long as (i) BTCo is a Lender under this Agreement and (ii) such Affiliate shall have executed a counterpart of this Agreement on or prior to the date of any issuance of Letter of Credit by such Affiliate.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "KKR" means Kohlberg Kravis Roberts & Co. L.P.

         "KKR FUND" has the meaning assigned to such term in the recitals to this Agreement.

         "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; PROVIDED that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

         "LENDING OFFICE" means, as to any Lender, the offices of such Lender on
SCHEDULE 2.1 annexed hereto, or such other office or offices as such Lender may from time to time hereafter designate as such in a written notice delivered by such Lender to Company and Administrative Agent.

         "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1 and the Existing Letters of Credit.

         "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS
(ii) the aggregate amount of all
drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

         "LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Loan, the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the interbank Eurodollar market for Dollars by Reference Lenders for Dollar deposits of amounts in same day funds comparable to the respective principal amounts of the LIBOR Loans of Reference Lenders for which LIBOR is then being determined (which principal amount shall be deemed to be $1,000,000 in the case of any Reference Lender not making, converting to or continuing such a LIBOR Loan) with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date; PROVIDED that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then LIBOR shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

         "LIBOR LOANS" means Loans bearing interest at rates determined by reference to LIBOR as provided in subsection 2.2A.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or other similar encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any other similar preferential arrangement having the practical effect of any of the foregoing.

         "LOAN" or "LOANS" means one or more of the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for Letters of Credit), the Guaranties and the Collateral Documents.

         "LOAN PARTY" means Company, each Subsidiary Guarantor and each Subsidiary executing and delivering a Loan Document after the Closing Date pursuant to subsection 6.7B, and "Loan Parties" means all such Persons, collectively.

         "MANAGEMENT INVESTORS" means members of Company's management, including, without limitation, Richard N. Zehner, Vincent S. Pino and Kenneth S. Ord.

         "MANAGEMENT STOCKHOLDERS' AGREEMENTS" means, collectively, the Stockholders' Agreements, each dated as of November 2, 1999, by and among Company, Viewer Holdings and each of the Management Investors, in each case in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means any circumstance or condition affecting the business, assets, operations, properties or financial condition of Company and its Subsidiaries, taken as a whole, that would materially adversely affect
(a) the ability of Loan Parties, taken as a whole, to perform their obligations under this Agreement and the other Loan Documents, taken as a whole, or (b) the rights and remedies of Administrative Agent and Lenders under this Agreement and the other Loan Documents, taken as a whole.

         "MATERIAL FOREIGN SUBSIDIARY" means a Material Subsidiary that is not a Domestic Subsidiary.

         "MATERIAL SUBSIDIARY" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 5% of the consolidated gross revenues of Company and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated total assets of Company and its Subsidiaries.

         "MERGER" means the merger of Newco with and into Company in accordance with the terms of the Merger Agreement, with Company being the surviving corporation in such Merger.

         "MERGER AGREEMENT" means that certain Agreement and Plan of Merger dated as of September 13, 1999 by and between Newco and Company, as amended by Amendment No. 1 thereto, dated as of November 1, 1999, in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement.

         "MORGAN" means Morgan Guaranty Trust Company.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have liability.

         "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of (i) the costs and expenses relating to such Asset Sale, (ii) all taxes paid or estimated to be payable in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (iv) the amount of any reasonable reserves established in accordance with GAAP against any liabilities (other than taxes described in clause (ii) above) that are (a) associated with the assets that are the subject of such Asset Sale and (b) retained by Company or any of its Subsidiaries; PROVIDED that
(X) in the event the amount of any taxes estimated to be payable as described in clause (ii) above exceeds the amount actually paid, Company or the applicable Subsidiary shall be deemed to have received Net Asset Sale Proceeds in the amount of such excess on the date such taxes are paid, and (Y) upon any subsequent reduction in the amount of any reserve described in clause (iv) above (other than in connection with a payment by Company or the applicable Subsidiary in respect of the applicable liability), Company or the applicable Subsidiary shall be deemed to have received Net Asset Sale Proceeds on the date and in the amount of such reduction.

         "NET EBITDA ADJUSTMENT" means, for any period, an amount equal to (i) the sum of the aggregate of the amounts of Consolidated Adjusted EBITDA for any Included Pro Forma Entities (calculated for the entire such period for each such Included Pro Forma Entity as if such Included Pro Forma Entity had become an Included Pro Forma Entity on the first day of such period) MINUS (ii) the sum of the aggregate of the amounts of Consolidated Adjusted EBITDA for any Excluded Pro Forma Entities (calculated for the entire such period for each such Excluded Pro Forma Entity, including any portion thereof prior to the date on which it became an Excluded Pro Forma Entity).

         "NET INTEREST ADJUSTMENT" means, for any period, an amount equal to (i) the sum of the aggregate of the amounts of Consolidated Interest Expense for any Included Pro Forma Entities (calculated for the entire such period for each such Included Pro Forma Entity, including any portion thereof prior to the date on which it became an Included Pro Forma Entity, in each case on a pro forma basis as if any Indebtedness of such Included Pro Forma Entity that was incurred, assumed or prepaid in connection with the transaction pursuant to which it became an Included Pro Forma Entity had been incurred, assumed or prepaid on the first day of such period) MINUS (ii) the sum of the aggregate of the amounts of Consolidated Interest Expense for any Excluded Pro Forma Entities (calculated for the entire such period for each such Excluded Pro Forma Entity, including any portion thereof prior to the date on which it became an Excluded Pro Forma Entity).

         "NEWCO" means Viewer Acquisition Corporation, a Delaware corporation and a Subsidiary of Viewer Holdings.

         "NEWCO EQUITY AMOUNT" has the meaning assigned to that term in the recitals to this Agreement.

         "NEWPORT" means Newport Investment LLC, a Delaware limited liability company.

         "NON-EXCLUDED TAX" has the meaning assigned to that term in subsection 2.7A.

         "NOTES" means one or more of the Tranche A Term Notes, Tranche B Term Notes, Tranche C Term Notes, Revolving Notes or Swing Line Note or any combination thereof.

         "NOTICE OF BORROWING" means a notice substantially in the form of
EXHIBIT I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "OBLIGATIONS" means all monetary obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

         "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), its president, one of its vice presidents, its chief financial officer, or its treasurer.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means a pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), with respect to which Company, any of its Subsidiaries or any ERISA Affiliate may have any liability.

         "PERMITTED ENCUMBRANCES" means the following types of Liens:

         (i) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that payment thereof is otherwise not, at the time, required by subsection 6.3;

         (ii) Liens in respect of property or assets imposed by law, such as carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business, in each case so long as such Liens do not, individually or in the aggregate, have a Material Adverse Effect;

         (iii) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of payments for borrowed money);

         (iv) Liens incurred in the ordinary course of business on securities to secure repurchase and reverse repurchase obligations in respect of such securities;

         (v) Liens consisting of judgment or judicial attachment liens in circumstances not constituting an Event of Default under subsection 8.8;

         (vi) easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar encumbrances not interfering in any material respect with the business of Company and its Subsidiaries, taken as a whole;

         (vii) Liens securing obligations in respect of Capital Leases or Equipment Notes on the assets subject to such Capital Leases or Equipment Notes, as the case may be; PROVIDED that such Capital Leases and Equipment Notes are otherwise permitted hereunder.

         (viii) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies with respect to deposit accounts or other funds maintained with a creditor depository institution; provided that applicable deposit account is not a cash collateral account;

         (ix) any interest or title of a lessor, or secured by a lessor's interest under, any lease permitted by this Agreement;

         (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (xi) Liens on goods the purchase price of which is financed by a Commercial Letter of Credit issued for the account of Company or any of its Subsidiaries; PROVIDED that such Lien secures only the obligations of Company or such Subsidiary in respect of such Commercial Letter of Credit to the extent permitted under this Agreement; and

         (xii) leases or subleases granted to others not interfering in any material respect with the business of Company and its Subsidiaries, taken as a whole.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "PIK INTEREST AMOUNTS" means the aggregate principal amount of additional Conversion Notes issued pursuant to the Conversion Notes or the Conversion Note Indenture as payment of interest on the then existing Conversion Notes in excess of 15% per annum.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Company or any of its Subsidiaries sponsors or maintains, or to which Company or any of its Subsidiaries makes, is making or is obligated to make contributions, or to which Company or any of its Subsidiaries may have any liability, and includes any Pension Plan.

         "PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered on the Closing Date by Company, existing Subsidiary Guarantors on the Closing Date (and by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.7), and Administrative Agent, substantially in the form of EXHIBIT XV annexed hereto, as such Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

         "PLEDGED COLLATERAL" means the "Pledged Collateral" as defined in the Pledge Agreement.

         "PLEDGED SUBSIDIARY" means any direct or indirect Domestic Subsidiary of Company other than any such Domestic Subsidiaries which own assets or have annual revenues of less than $100,000 individually and $1,000,000 collectively.

         "POST-MERGER SHARES" means the Company Common Stock outstanding immediately after the consummation of the Merger.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PRE-MERGER SHARES" means the Company Common Stock outstanding immediately prior to the consummation of the Merger.

         "PRIME RATE" means the rate that BTCo announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PRO FORMA ADJUSTMENT" means, for any period with respect to any Included Pro Forma Entity (other than an Unrestricted Subsidiary redesignated as a Subsidiary of Company, for which there shall be no Pro Forma Adjustment), the pro forma increase or decrease in the Consolidated Adjusted EBITDA of such Included Pro Forma Entity that Company in good faith predicts will occur as a result of reasonably identifiable and supportable net cost savings or additional net costs or a reasonably identifiable and supportable increase in sales volume, as the case may be, that will be realizable during such period by combining the operations of such Included Pro Forma Entity with the operations of Company and its Subsidiaries; PROVIDED that, so long as such net cost savings or additional net costs or increase in sales volume will be realizable at any time during such period it shall be assumed, for purposes of projecting such pro forma increase or decrease in such Consolidated Adjusted EBITDA, that such net cost savings or additional net costs or increase in sales volume will be realizable during the entire such period; and PROVIDED, FURTHER that any such pro forma increase or decrease in such Consolidated Adjusted EBITDA shall be without duplication of any net cost savings or additional net costs or increase in sales volume actually realized during such period and already included in such Consolidated Adjusted EBITDA.

         "PRO FORMA ADJUSTMENT CERTIFICATE" shall mean a certificate of a Responsible Officer of Company delivered pursuant to subsection 6.1(xii) setting forth the information described in clause (d) of subsection 6.1(iii).

         "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loans of any Lender, the percentage obtained by DIVIDING (x) the Tranche A Term Loan Exposure of that

Lender BY (y) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche B Term Loan Exposure of that Lender BY (y) the aggregate Tranche B Term Loan Exposure of all Lenders,
(iii) with respect to all payments, computations and other matters relating to the Tranche C Term Loan Commitment or the Tranche C Term Loan of any Lender, the percentage obtained by DIVIDING (x) the Tranche C Term Loan Exposure of that Lender by (y) the aggregate Tranche C Term Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by DIVIDING (x) the Revolving Loan Exposure of that Lender BY (y) the aggregate Revolving Loan Exposure of all Lenders, and (v) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (x) the sum of the Tranche A Term Loan Exposure of that Lender PLUS the Tranche B Term Loan Exposure of that Lender PLUS the Tranche C Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender BY (y) the sum of the aggregate Tranche A Term Loan Exposure of all Lenders PLUS the aggregate Tranche B Term Loan Exposure of all Lenders PLUS the aggregate Tranche C Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii), (iv) and (v) of the preceding sentence is set forth opposite the name of that Lender in Schedule
2.1 annexed hereto.

         "RECAPITALIZATION" means, collectively, (i) the Merger, (ii) (a) the defeasance of the Existing Senior Subordinated Notes in accordance with the terms of the Existing Senior Subordinated Note Indenture or (b) the repurchase of the Existing Senior Subordinated Notes and the amendment of the Existing Senior Subordinated Note Indenture pursuant to the Consent Solicitation, (ii) the repayment of all amounts outstanding under the Existing Credit Agreement,
(iii) redemption of all of the outstanding Existing Preferred Stock, (iv) the transactions contemplated by the Stockholder Support Agreements, (v) the retention of the Retained Shares by the Apollo Funds and other existing stockholders and the execution and delivery by parties thereto of the Apollo Stockholders' Agreement, and (vi) the related transactions in respect of management stock, including the retention by the Management Investors of the Rollover Management Options, the issuance to the Management Investors of options for the purchase of Post-Merger Shares and the execution and delivery by parties thereto of the Management Stockholders' Agreements.

         "RECAPITALIZATION FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to pay the maximum aggregate cash consideration for the Pre-Merger Shares (excluding the Retained Shares and the Rollover Management Options) and cancelled Company Options existing immediately prior to the Merger of up to $324,300,000, (ii) to repurchase the Existing Senior Subordinated Notes and to pay tender premiums in connection therewith, plus any accrued and unpaid interest thereon, or to defease the Existing Senior Subordinated Notes in accordance with the Existing Senior Subordinated Note Indenture (the aggregate principal amount of such Existing Senior Subordinated Notes not to exceed $185,000,000), (iii) to repay all Indebtedness outstanding under the Existing Credit Agreement, the principal amount of which shall not exceed $325,800,000, (iii) to redeem all of the outstanding Existing Preferred Stock for a redemption price not exceeding $21,600,000 and (iv) to pay Transaction Costs not exceeding $65,400,000.

         "REFERENCE LENDERS" means BTCo, Citibank, N.A. and Morgan.

         "REFINANCING" has the meaning assigned to such term in subsection 7.1(vi).

         "REFINANCING PREMIUM" has the meaning assigned to such term in subsection 7.1(vi).

         "REFINANCING SUB DEBT" has the meaning assigned to such term, and meeting the requirements set forth, in subsection 7.1(vi).

         "REFINANCING SUB DEBT INDENTURE" means the Indenture pursuant to which any Refinancing Sub Debt is issued, together with any exhibits thereto (including any guaranties relating thereto), as such indenture may be amended from time to time to the extent permitted under subsection 7.9.

         "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(v).

         "REGISTER" has the meaning assigned to that term in subsection 2.1D.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

         "RELATED AGREEMENTS" means, collectively, the Merger Agreement, the Tender Offer Materials, the Stockholder Support Agreements, the Apollo Stockholders' Agreement, the Management Stockholders' Agreements, the Bridge Note Agreement and the Bridge Notes.

         "REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means a request substantially in the form of EXHIBIT III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

         "REQUISITE CLASS LENDERS" means, at any time of determination (i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders, (ii) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche A Term Loan Exposure of all Lenders, and (iii) for the Class of Lenders having Tranche B Term Loan Exposure and/or Tranche C Term Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Tranche B Term Loan Exposure of all Lenders PLUS the aggregate Tranche C Term Loan Exposure of all Lenders.

         "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders PLUS
(ii) the aggregate Tranche B Term Loan Exposure of all Lenders PLUS (iii) the aggregate Tranche C Term Loan Exposure of all Lenders PLUS (iv) the aggregate Revolving Loan Exposure of all Lenders.

         "RESPONSIBLE OFFICER" means, with respect to any Person, its chief executive officer, president, or any vice president, managing director, treasurer, controller or other officer of such Person having substantially the same authority and responsibility; PROVIDED that, with respect to compliance with financial covenants, "RESPONSIBLE OFFICER" means the chief financial officer, treasurer or controller of Company, or any other officer of Company having substantially the same authority and responsibility.

         "RESTRICTED ACQUISITION SUBSIDIARY" means (i) a Subsidiary of Company that is (a) first created or acquired by Company or any of its Subsidiaries after the Closing Date in connection with an Acquisition and (b) designated as a "Restricted Acquisition Subsidiary" pursuant to a written notice delivered by Company to Administrative Agent prior to the consummation of such Acquisition; PROVIDED that Company may, by written notice to Administrative Agent, redesignate any Restricted Acquisition Subsidiary as a Subsidiary that is not a Restricted Acquisition Subsidiary so long as, after giving effect to the aggregate principal amount of any outstanding Indebtedness of such Restricted Acquisition Subsidiary that was originally incurred pursuant to subsection 7.1(ix) as if such Indebtedness were being incurred by such Restricted Acquisition Subsidiary as of the date of such redesignation, no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom and (ii) any Subsidiary of a Restricted Acquisition Subsidiary described in the foregoing clause (i).

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of common stock of Company or payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

         "RETAINED SHARES" means the 284,401 shares of Company Common Stock owned by the Apollo Funds and other existing stockholders prior to the Recapitalization as identified in Schedule 2.1 to the Merger Agreement.

         "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iv), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the seventh anniversary of the Closing Date or such earlier date on which the Revolving Loan Commitments may be terminated pursuant to subsection 2.4B or Section 8.

         "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum, without duplication, of
(a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit PLUS (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) PLUS (e) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans, in each case without duplication.

         "REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iv).

         "REVOLVING NOTES" means (i) any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Revolving Loans of any Lenders and
(ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of EXHIBIT VII annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "ROLLOVER MANAGEMENT OPTIONS" means Company Options owned by the Management Investors and other existing stockholders prior to the Recapitalization as identified in Schedule 2.4 to the Merger Agreement.

         "SEC" means the Securities and Exchange Commission or any successor thereto.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or operating leases of Company or any of its Subsidiaries, and
(v) other lawful corporate purposes of Company or any of its Subsidiaries.

         "STOCKHOLDER SUPPORT AGREEMENTS" means, collectively, (i) that certain Stockholder Support Agreement dated as of September 13, 1999 among Newport, Viewer Holdings and Newco and (ii) that certain Stockholder Support Agreement dated as of September 13, 1999 among the Apollo Funds, Viewer Holdings and Newco, in each case in the form delivered to Administrative Agent and Lenders prior to their execution of this Agreement.

         "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Company evidenced by the Existing Senior Subordinated Notes, and (ii) the Indebtedness of Company evidenced by the Bridge Notes and, if and when issued, the Conversion Notes, and (iii) the Indebtedness of Company evidenced by any Refinancing Sub Debt.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; PROVIDED that, with respect to Company or any of its Subsidiaries, the term "Subsidiary" shall not include any Unrestricted Subsidiary; and PROVIDED, FURTHER that Company shall be permitted from time to time to (i) designate any Unrestricted Subsidiary as a "Subsidiary" of Company hereunder by written notice to Administrative Agent, so long as (a) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby and
(b) the provisions of subsection 6.7 shall have been complied with in respect of such newly-designated Subsidiary, or (ii) designate any Subsidiary of Company that is formed or acquired after the Closing Date, or any Person that, as a result of the acquisition after the Closing Date by Company or any of its Subsidiaries of any equity Securities of such Person, would otherwise be a Subsidiary of Company hereunder, to be an "Unrestricted Subsidiary" by written notice to Administrative Agent so long as (1) after giving effect to such designation as an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (X) the net worth of the Subsidiary or other Person so designated (the "DESIGNATED PERSON") immediately prior to such designation (such net worth to be calculated, in the case of a Designated Person that is currently a Subsidiary of Company, without regard to any Obligations of such Subsidiary under the Subsidiary Guaranty) and (Y) the aggregate principal amount of any Indebtedness owed by the Designated Person to Company or any of its Subsidiaries immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (X) above, on a consolidated basis in accordance with GAAP),

Company shall be in compliance with the provisions of subsection 7.3(vi), (2) no Subsidiary is a Subsidiary of such Unrestricted Subsidiary, (3) on or promptly after the date of designation of such Person as such Unrestricted Subsidiary, such Unrestricted Subsidiary shall enter into a tax sharing agreement with Company that provides (as determined by Company in good faith) for an appropriate allocation of tax liabilities and benefits, and (4) no recourse whatsoever (whether by contract or by operation of law or otherwise) may be had to Company or any of its Subsidiaries or any of their respective properties or assets for any obligations of such Unrestricted Subsidiary except to the extent that the aggregate maximum amount of such recourse constitutes (X) an Investment permitted under subsection 7.3(vi) or (Y) a Guarantee Obligation permitted under subsection 7.4(ix).

         "SUBSIDIARY GUARANTOR" means any Pledged Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.7.

         "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Pledged Subsidiaries on the Closing Date and to be executed and delivered by additional Pledged Subsidiaries from time to time thereafter in accordance with subsection 6.7A, substantially in the form of
EXHIBIT XVI annexed hereto, as such Subsidiary Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

         "SUPERMAJORITY CLASS B LENDERS" means, at any time of determination, Lenders having or holding more than 90% of the aggregate Tranche B Term Loan Exposure of all Lenders.

         "SUPERMAJORITY CLASS C LENDERS" means, at any time of determination, Lenders having or holding more than 90% of the aggregate Tranche C Term Loan Exposure of all Lenders.

         "SUPERMAJORITY LENDERS" means, at any time of determination, Lenders having or holding more than 90% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders PLUS (ii) the aggregate Tranche B Term Loan Exposure of all Lenders PLUS (iii) the aggregate Tranche C Term Loan Exposure of all Lenders PLUS (iv) the aggregate Revolving Loan Exposure of all Lenders.

         "SWING LINE LENDER" means BTCo, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

         "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(v).

         "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(v).

         "SWING LINE NOTE" means (i) any promissory note of Company issued pursuant to subsection 2.1E to evidence the Swing Line Loans of Swing Line Lender and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of EXHIBIT VIII annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

         "SYNDICATION AGENT" means Salomon Smith Barney Inc., in its capacity as Syndication Agent.

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its applicable Lending Office) is located or in which that Person (and/or, in the case of a Lender, its applicable Lending Office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable Lending Office).

         "TENDER OFFER" means the offer by Company to repurchase up to 100% of the outstanding Existing Senior Subordinated Notes pursuant to the Tender Offer Materials.

         "TENDER OFFER MATERIALS" means the Offer to Purchase and Consent Solicitation Statement dated October 4, 1999 relating to the Tender Offer and the accompanying Consent and Letter of Transmittal.

         "TERM LOANS" means, collectively, the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans.

         "THIRD PARTY" means any Person other than Company or any of its Subsidiaries.

         "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (ii) the aggregate principal amount of all outstanding Swing Line Loans PLUS (iii) the Letter of Credit Usage.

         "TRANCHE A TERM LOAN COMMITMENT" means the commitment of a Lender to make Tranche A Term Loans to Company pursuant to subsection 2.1A(i), and "Tranche A Term Loan Commitments" means such commitments of all Lenders in the aggregate.

         "TRANCHE A TERM LOAN COMMITMENT TERMINATION DATE" has the meaning assigned to such term in the definition of "Tranche A Term Loan Exposure."

         "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche A Term Loans, that Lender's Tranche A Term Loan Commitment, (ii) after the initial funding of the Tranche A Term Loans but before December 15, 1999 or (if earlier) the date on which the Delayed-Draw Term Loans are made (the "TRANCHE A TERM LOAN COMMITMENT TERMINATION DATE"), the outstanding principal amount of the Tranche A Term Loans of that Lender PLUS that portion of the Tranche A Term Loan Commitment of that Lender that equals that Lender's Pro Rata Share of the Delayed-Draw Term Loans requested by Company pursuant to the proviso to the definition thereof, and (iii) after the Tranche A Term Loan Commitment Termination Date, the outstanding principal amount of the Tranche A Term Loans of that Lender. "TRANCHE A TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

         "TRANCHE A TERM NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche A Term Loans of any Lenders, substantially in the form of EXHIBIT IV annexed hereto, as any such note may be amended, supplemented or otherwise modified from time to time.

         "TRANCHE B TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

         "TRANCHE B TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

         "TRANCHE B TERM NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche B Term Loans of any Lenders, substantially in the form of EXHIBIT V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "TRANCHE C TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche C Term Loan to Company pursuant to subsection 2.1A(iii), and "TRANCHE C TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "TRANCHE C TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche C Term Loans, that Lender's Tranche C Term Loan Commitment and (ii) after the funding of the Tranche C Term Loans, the outstanding principal amount of the Tranche C Term Loan of that Lender.

         "TRANCHE C TERM LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii).

         "TRANCHE C TERM NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche C Term Loans of any Lenders, substantially in the form of EXHIBIT VI annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by Company in connection with the transactions contemplated by the Loan Documents and the Related Agreements on or before the Closing Date.

         "TYPE" means, as applied to any Loan, whether such Loan is a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan, a Revolving Loan or a Swing Line Loan.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "UNFUNDED PENSION LIABILITY" means, with respect to any Pension Plan, the amount of unfunded benefit liabilities of such Pension Plan as defined in
Section 4001(a)(18) of ERISA.

         "UNREINVESTED ASSET SALE PROCEEDS" means that portion, if any, of any Net Asset Sale Proceeds that shall not have been reinvested by Company and its Subsidiaries in the business of Company and its Subsidiaries within one year after the receipt by Company or any of its Subsidiaries of such Net Asset Sale Proceeds.

         "UNRESTRICTED SUBSIDIARY" means any corporate Subsidiary of Company (determined without giving effect to the provisos set forth in the definition of "Subsidiary") that is formed or acquired after the Closing Date and that is designated by Company as an "Unrestricted Subsidiary" as provided in the definition of "Subsidiary".

         "VIEWER HOLDINGS" means Viewer Holdings LLC, a Delaware limited liability company and a Subsidiary of the KKR Fund.

         "VOTING STOCK" means, with respect to any Person, Securities of such Person having ordinary voting power (without regard to the occurrence of any contingency) to vote in the election of directors of such Person.

         "YEAR 2000 COMPLIANT" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. All computations made for purposes of determining any Applicable Leverage Ratio or any amount of Consolidated Excess Cash Flow or for purposes of determining compliance with any of the provisions of Section 7, including any related computations of amounts represented by terms defined in subsection 1.1, shall utilize accounting principles and policies in effect at the time of preparation of, and consistent with those used to prepare, the historical financial statements of Company and its Subsidiaries described in subsection 5.3. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and (ix) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation; PROVIDED that if any of the computations described in the immediately preceding sentence shall at any time utilize accounting principles and policies different from those utilized in preparing the financial statements referred to in this sentence, such financial statements shall be delivered together with reconciliation worksheets showing in reasonable detail the differences that would result in such computations if the accounting principles and policies utilized in preparing such financial statements were utilized in making such computations.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

                  A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                  C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

                  A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii), 2.1A(iii) and 2.1A(iv), and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(v).

                  (i)      TRANCHE A TERM LOANS. Each Lender severally agrees
                  (a) to lend to Company on the Closing Date (in the case of Tranche A Term Loans other than Delayed-Draw Term Loans) and
                  (b) to lend to Company on or prior to December 15, 1999 (in the case of Delayed-Draw Term Loans) an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Tranche A Term Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate amount of the Tranche A Term Loan Commitments is $131,000,000. Each Lender's Tranche A Term Loan Commitment shall expire immediately and without further action on November 30, 1999 if the initial Tranche A Term Loans are not made on or before that date, and each Lender's Tranche A Term Loan Commitment in respect of the Delayed-Draw Term Loans shall expire immediately and without further action on December 15, 1999 in the event the Delayed-Draw Term Loans are not made on or before that date. Company may make only two borrowings under the Tranche A Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

                  (ii) TRANCHE B TERM LOANS. Each Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Tranche B Term Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate amount of the Tranche B Term Loan Commitments is $150,000,000. Each Lender's Tranche B Term Loan Commitment shall expire immediately and without further action on November 30, 1999 if the Tranche B Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

                  (iii) TRANCHE C TERM LOANS. Each Lender severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche C Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Tranche C Term Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate amount of the Tranche C Term Loan Commitments is $185,000,000. Each Lender's Tranche C Term Loan Commitment shall expire immediately and without further action on November 30, 1999 if the Tranche C Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche C Term Loan Commitments. Amounts borrowed under this subsection 2.1A(iii) and subsequently repaid or prepaid may not be reborrowed.

                  (iv) REVOLVING LOANS. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on
                  SCHEDULE 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $150,000,000; PROVIDED that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B;
                  and PROVIDED, FURTHER that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4B(ii). Each Lender's Revolving Loan
                  Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; PROVIDED that each Lender's Revolving Loan Commitment shall expire immediately and without further action on November 30, 1999 if the initial Term
                  Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  (v) SWING LINE LOANS. Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $10,000,000; PROVIDED that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan

                  Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; PROVIDED that the Swing Line Loan Commitment shall expire immediately and without further action on November 30, 1999 if the initial Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(v) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note, if any, of Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

                  If for any reason the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line

                  Loans in an amount equal to its Pro Rata Share (calculated immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to such Lender and Swing Line Lender. In the event any Lender fails to make available to Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Lender its Pro Rata Share of such payment.

                  Anything contained herein to the contrary notwithstanding, each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or
                  (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such obligations of each Lender are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

                  B. BORROWING MECHANICS. Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans made on any Funding Date as Base Rate Loans or as LIBOR Loans with a particular Interest Period shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount. Revolving Loans (other than Revolving

Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(v) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans to Company it shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 1:00 P.M. (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans and any Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of Delayed-Draw Term Loans and Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or LIBOR Loans, and (v) in the case of any Loans requested to be made as LIBOR Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and LIBOR Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

         Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to matters to which Company is required to certify in the applicable Notice of Borrowing.

                  C. DISBURSEMENT OF FUNDS. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent in Dollars not later than 1:00 P.M. (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M.(New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office for such Loans. Except as provided in subsection 2.1A(v) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office for such Loans.

         Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount in Dollars on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent in Dollars, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, all in Dollars, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

                  D.       THE REGISTER.

                  (i) Administrative Agent shall maintain, at its address referred to in subsection 10.7, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans (whether or not separately evidenced by one or more Notes) of each Lender from time to time (the "REGISTER"). The

                  Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment and Revolving Loan Commitment and the Tranche A Term Loans, Tranche B Term Loan, Tranche C Term Loan and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Tranche A Term Loans, Tranche B Term Loan, Tranche C Term Loan or Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent clearly demonstrable error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

                  (iii) Each Lender shall record on its internal records (including any Notes held by such Lender) the amount of the Tranche B Term Loan and the Tranche C Term Loan and each Tranche A Term Loan and Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent clearly demonstrable error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and PROVIDED, FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                  (v) Company hereby designates BTCo to serve as its agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent BTCo serves in such capacity, BTCo and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

                  E. OPTIONAL NOTES. Upon the request of any Lender made through Administrative Agent at least two Business Days prior to the Closing Date or at any time after the Closing Date (solely to facilitate the pledge or assignment of such Lender's applicable Loans pursuant to subsection 10.1D), Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Tranche A Term Loans, Tranche B Term Loan, Tranche C Term Loan, Revolving Loans or Swing Line Loans, as the case may be, substantially in the form of EXHIBIT IV, EXHIBIT V, EXHIBIT VI, EXHIBIT VII or EXHIBIT VIII annexed hereto, respectively, with appropriate insertions.

2.2 INTEREST ON THE LOANS.

                  A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or LIBOR. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. Subject to the last proviso to the first paragraph of subsection 2.2D, if on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  (i) Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Tranche A Base Rate Margin; or

                           (b) if a LIBOR Loan, then at the sum of LIBOR PLUS the Applicable Tranche A LIBOR Margin.

                  (ii) Subject to the provisions of subsections 2.2E and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Tranche B Base Rate Margin; or

                           (b) if a LIBOR Loan, then at the sum of LIBOR PLUS the Applicable Tranche B LIBOR Margin.

                  (iii) Subject to the provisions of subsections 2.2E and 2.7, the Tranche C Term Loans shall bear interest through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Tranche C Base Rate Margin; or

                           (b) if a LIBOR Loan, then at the sum of LIBOR PLUS the Applicable Tranche C LIBOR Margin.

                  (iv) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Tranche A Base Rate Margin MINUS the Applicable Commitment Fee Percentage.

                  B. INTEREST PERIODS. In connection with each LIBOR Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period or, with respect to the Tranche A Term Loans and the Revolving Loans only, if deposits in the interbank Eurodollar market are generally available for such period to all Lenders making the applicable Loans (as determined by such Lenders in good faith based on prevailing market conditions), a nine or twelve month period; PROVIDED that:

                  (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (v) and (vi) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond the seventh anniversary of the Closing Date, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond the eighth anniversary of the Closing Date, no Interest Period with respect to any portion of the Tranche C Term Loans shall extend beyond the ninth anniversary of the Closing Date, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) no Interest Period with respect to any portion of the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, unless the sum of (a) the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, that are Base Rate Loans PLUS (b) the aggregate principal amount of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, that are LIBOR Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, on such date;

                  (vii) there shall be no more than 20 Interest Periods outstanding at any time; and

                  (viii) in the event Company fails to specify an Interest Period for any LIBOR Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

                  C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED that in the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B, interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

                  D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, (i) Company shall have the option to convert at any time all or any part of its outstanding Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans equal to $5,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis and (ii) upon the expiration of any Interest Period applicable to a LIBOR
Loan, Company shall have the option to continue as a LIBOR Loan all or any portion of such Loan equal to $5,000,000 and integral multiples of $500,000 in excess of that amount; PROVIDED, HOWEVER, that if, upon the expiration of any Interest Period applicable to any LIBOR Loan, Company shall have failed to give a Notice of Conversion/Continuation with respect to such LIBOR Loan in accordance with this subsection 2.2D, Company shall be deemed to have given a timely Notice of Conversion/Continuation electing to continue such LIBOR Loan as a LIBOR Loan with an Interest Period of one month.

         Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 11:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C, 2.6F and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

                  E. POST-MATURITY INTEREST. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans of the applicable Type (any such fees and other amounts being deemed for such purposes to bear interest on the same basis as Revolving Loans). Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                  F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans bearing interest at a rate determined by reference to the Prime Rate, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Loans and Base Rate Loans bearing interest at a rate determined by reference to the Federal Funds Effective Rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      FEES.

                  A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to (i) each Lender having a Revolving Loan Commitment in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the aggregate principal amount of outstanding Revolving Loans and Letter of Credit Usage (but not any outstanding Swing Line Loans) MULTIPLIED BY the Applicable Commitment Fee Percentage and
(ii) each Lender having a Tranche A Term Loan Commitment in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Tranche A Term Loan Commitment Termination Date equal to any undrawn portion of the Tranche A Term Loan Commitments that is available for borrowing as Delayed-Draw Term Loans MULTIPLIED BY the Applicable Commitment Fee Percentage, each such commitment fees to be calculated on the basis of a 365-day or 366-day year, as the case may be, and the actual number of days elapsed and to be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date or the Tranche A Term Loan Commitment Termination Date, as the case may be.

                  B. OTHER FEES. Company agrees to pay to Administrative Agent, Syndication Agent and Documentation Agent such other fees in the amounts and at the times separately agreed upon between Company and Administrative Agent, Syndication Agent and Documentation Agent, as the case may be.

2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER THE GUARANTIES.

                  A.       SCHEDULED PAYMENTS OF TERM LOANS.

                  (i) SCHEDULED PAYMENTS OF TRANCHE A TERM LOANS. Company shall make principal payments on the Tranche A Term Loans in installments on the second anniversary of the Closing Date and on each subsequent anniversary of the Closing Date until the Tranche A Term Loans are paid in full, each such installment to be in the correlative amount set forth below:


          Anniversary of Closing Date in            Scheduled Repayment of Tranche A Term Loans
         --------------------------------          ---------------------------------------------
                       2001                                         $  5,000,000.00
                       2002                                           10,000,000.00
                       2003                                           23,000,000.00
                       2004                                           25,000,000.00
                       2005                                           32,000,000.00
                       2006                                           36,000,000.00
                                                                      -------------
                      Total                                        $ 131,000,000.00
                                                                   ================

                  ; PROVIDED that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than the seventh anniversary of the Closing Date, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

                  (ii) SCHEDULED PAYMENTS OF TRANCHE B TERM LOANS. Company shall make principal payments on the Tranche B Term Loans in installments on the second anniversary of the Closing Date and on each subsequent anniversary of the Closing Date until the Tranche B Term Loans are paid in full, each such installment to be in the correlative amount set forth below:

                                                        Scheduled Repayment of
            Anniversary of Closing Date in                Tranche B Term Loans
            ------------------------------              ----------------------
                         2001                                $ 1,500,000.00
                         2002                                  1,500,000.00
                         2003                                  1,500,000.00
                         2004                                  1,500,000.00
                         2005                                  1,500,000.00
                         2006                                  1,500,000.00
                         2007                                141,000,000.00
                                                             --------------
                        Total:                              $150,000,000.00
                                                            ===============

; PROVIDED that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than the eighth anniversary of the Closing Date, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

            (iii) SCHEDULED PAYMENTS OF TRANCHE C TERM LOANS. Company shall make principal payments on the Tranche C Term Loans in installments on the second anniversary of the Closing Date and on each subsequent anniversary of the Closing Date until the Tranche C Term Loans are paid in full, each such installment to be in the correlative amount set forth below:

                                                        Scheduled Repayment
            Anniversary of Closing Date in             of Tranche C Term Loans
            ------------------------------             -----------------------
                         2001                                 $ 1,850,000.00
                         2002                                   1,850,000.00
                         2003                                   1,850,000.00
                         2004                                   1,850,000.00
                         2005                                   1,850,000.00
                         2006                                   1,850,000.00
                         2007                                   1,850,000.00
                         2008                                 172,050,000.00
                                                              --------------
                        Total:                               $185,000,000.00
                                                             ===============

; PROVIDED that the scheduled installments of principal of the Tranche C Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche C Term Loans in accordance with subsection 2.4B(iv); and PROVIDED, FURTHER that the Tranche C Term Loans and all other amounts owed hereunder with respect to the Tranche C Term Loans shall be paid in full no later than the ninth anniversary of the Closing Date, and the final installment payable by Company in respect of the Tranche C Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche C Term Loans.

      B.       PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

      (i) VOLUNTARY PREPAYMENTS. Company may, upon written or telephonic notice to Administrative Agent at or prior to 1:00 P.M. (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $500,000 in excess of that amount; PROVIDED that a LIBOR Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Company pays all amounts owing to Lenders under subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

      (ii) VOLUNTARY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.

      (iii) MANDATORY PREPAYMENTS. Subject to the provisions of subsections 2.4B(iv)(d), the Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

               (a) PREPAYMENTS FROM NET ASSET SALE PROCEEDS. No later than the fifth Business Day following the date on which any Net Asset Sale Proceeds become Unreinvested Asset Sale Proceeds, Company shall prepay its outstanding Term Loans in an aggregate amount equal to such Unreinvested Asset Sale Proceeds; PROVIDED that Company may in its sole discretion elect, pursuant to a written notice given by Company to Administrative Agent describing such election, to postpone any mandatory prepayments otherwise required to be made by Company pursuant to this subsection 2.4B(iii)(a) (any such prepayment, until the time actually made, being "POSTPONED PREPAYMENTS") until such time as the aggregate amount of Postponed Prepayments equals $5,000,000.

               (b) PREPAYMENTS FROM CONSOLIDATED EXCESS CASH FLOW. In the event that (1) the Consolidated Leverage Ratio shall be equal to or greater than 4.00:1.00 as of the last day of any Fiscal Year (commencing with Fiscal Year 2000) and (ii) there shall be Consolidated Excess Cash Flow for such Fiscal Year, Company shall, no later than the date on which Company has delivered or is required to deliver audited financial statements with respect to such Fiscal Year pursuant to subsection 6.1(ii), prepay its outstanding Term Loans in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow (the remaining 50% of such Consolidated Excess Cash Flow being "RETAINED EXCESS CASH FLOW").

               (c) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. Company shall from time to time prepay FIRST the Swing Line Loans and SECOND the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

      (iv)     APPLICATION OF PREPAYMENTS.

               (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOANS AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; PROVIDED that in the event Company fails to specify the Loans of Company to which any such prepayment shall be applied, such prepayment shall be applied

      FIRST to repay outstanding Swing Line Loans to the full extent thereof, SECOND to repay outstanding Revolving Loans to the full extent thereof, and THIRD to repay outstanding Term Loans to the full extent thereof. Any voluntary prepayment of Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Tranche A Term Loans, the Tranche B Term Loans and/or the Tranche C Term Loans in the manner specified by Company and to reduce the scheduled installments of principal of the Tranche A Term Loans, the Tranche B Term Loans and/or the Tranche C Term Loans set forth in subsections 2.4A(i), 2.4A(ii) and/or 2.4A(iii), as the case may be, in such order as Company shall direct.

               (b) APPLICATION OF MANDATORY PREPAYMENTS OF TERM LOANS TO TRANCHE A TERM LOANS, TRANCHE B TERM LOANS AND TRANCHE C TERM LOANS AND THE SCHEDULED INSTALLMENTS OF PRINCIPAL THEREOF. Any mandatory prepayments of Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans as set forth in subsections 2.4A(i), 2.4A(ii) and/or 2.4A(iii) in such order as Company shall elect.

               (c) WAIVER OF CERTAIN MANDATORY PREPAYMENTS. Anything contained herein to the contrary notwithstanding, in the event Company is required to make any mandatory prepayment (a "WAIVABLE MANDATORY PREPAYMENT") of the Tranche B Term Loans or the Tranche C Term Loans pursuant to subsection 2.4B(iii), (V) Company may, by written or telephonic notice (promptly confirmed in writing) given to Administrative Agent not less than three Business Days prior to the date (the "REQUIRED PREPAYMENT DATE") on which Company is required to make such Waivable Mandatory Prepayment, elect to offer each Lender holding an outstanding Tranche B Term Loan or Tranche C Term Loan, as the case may be, the option to refuse such Lender's Pro Rata Share of such Waivable Mandatory Prepayment, (W) in the event Company gives such notice to Administrative Agent, Administrative Agent will promptly notify each such Lender of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount, (X) each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day (the "CUTOFF DATE") prior to the Required Prepayment Date, (Y) on the Required Prepayment Date, Company shall pay to Administrative Agent an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the Cutoff Date shall be deemed to have elected, as of the Cutoff Date, not to exercise such option), which amount shall be applied to prepay the Tranche B Term Loans or Tranche C Term Loans, as the case may be, of such Lenders in accordance with subsection 2.4B(iv)(b), and
      (Z) Company shall be entitled to retain that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option (such amount being a "RETAINED PREPAYMENT") to be used for general corporate purposes.

               (d) APPLICATION OF PREPAYMENTS OF LOANS TO BASE RATE LOANS AND LIBOR LOANS; OPTION TO DEFER CERTAIN MANDATORY PREPAYMENTS OF LIBOR LOANS. Considering Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, in the event that (1) the application of any mandatory prepayment pursuant to subsection 2.4B(iii) in accordance with the foregoing provisions of this subsection 2.4B(iv) would result in the prepayment of all or any portion of a LIBOR Loan prior to the end of the Interest Period applicable thereto, and (2) no Potential Event of Default or Event of Default shall have occurred and be continuing, Company shall have the option to, by giving written notice (or telephonic notice promptly confirmed in writing) to Administrative Agent of its election to do so on or before the first Business Day prior to the date on which such prepayment would otherwise be required to be made, (x) if the remaining term of such Interest Period is less than three months, defer the making of such prepayment until the last day of such Interest Period or such earlier date as Company may specify in such notice or (y) deposit the amount of such prepayment otherwise required to be made hereunder into the Collateral Account until the last day of such Interest Period at which time Administrative Agent shall, subject to the provisions of subsection 2.4B(iv)(c), be authorized (without any further action by or notice to or from Company) to apply such amount to the prepayment of the Loans in accordance with subsection 2.4B(iii).

      C.       GENERAL PROVISIONS REGARDING PAYMENTS.

      (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 3:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

      (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or

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      prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

      (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its applicable Lending Office or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection
      2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

      (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

      D.       APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS
               UNDER THE GUARANTIES.

      (i) APPLICATION OF PROCEEDS OF COLLATERAL. All proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

               (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;


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                    (b)      thereafter, to the extent of any excess such
           proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

                     (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

           (ii) APPLICATION OF PAYMENTS UNDER THE GUARANTIES. All payments received by Administrative Agent under the Guaranties shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                    (a) To the payment of the costs and expenses of any collection or other realization under the Guaranties, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

                    (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

                    (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5    USE OF PROCEEDS.

           A. TERM LOANS. The proceeds of the Term Loans, together with the proceeds of the Bridge Notes and the Newco Equity Amount, shall be applied by Company to fund the Recapitalization Financing Requirements. The Delayed-Draw Term Loans shall be applied by Company on or prior to December 15, 1999 to pay the redemption price (including accrued interest thereon and any premium in connection therewith) for the then outstanding Existing Floating Rate Senior Subordinated Notes in accordance with the Existing Senior Subordinated
Note Indenture.

           B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of the Revolving Loans and any Swing Line Loans shall be applied by Company for the working capital requirements and general corporate purposes of Company and its Subsidiaries.

2.6    SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

           Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

           A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative

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Agent shall determine (which determination shall, absent clearly demonstrable error, be final, conclusive and binding upon all parties) the interest rate that shall apply to LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

           B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the London interbank market for Dollars adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of LIBOR, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist (which notice Administrative Agent shall give at such time as such circumstances no longer exist), and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

           C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR LOANS. In the event that on any date any Lender shall have reasonably determined (which determination shall be made only after consultation with Company and Administrative Agent, it being understood that any such determination so made shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market for Dollars then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) any Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described

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above relates to a LIBOR Loan then being requested by Company pursuant to a
Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms of this Agreement.

           D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, costs and expenses sustained by that Lender (including losses, costs and expenses actually sustained by that Lender in connection with the liquidation or re-employment of deposits or other funds acquired by it to make or carry the subject LIBOR Loans but excluding any loss of anticipated profits): (i) if for any reason (other than a default by that Lender or Administrative Agent) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of LIBOR Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan or (iii) if any prepayment of any of LIBOR Loans is not made on any date specified in a notice of prepayment given by Company.

           E. BOOKING OF LIBOR LOANS. Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

           F. LIBOR LOANS AFTER DEFAULT. If, after the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, Administrative Agent or Requisite Lenders have determined in its or their sole discretion not to permit the making or continuation of any Loans as, or the conversion of any Loans to, LIBOR Loans and Administrative Agent has so notified Company in writing (i) Company may not elect to have any Loans be made as or converted to LIBOR Loans or elect to have any outstanding LIBOR Loans continued as such after the expiration of the Interest Periods then in effect for such LIBOR Loans, and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation in respect of LIBOR Loans that has not yet occurred shall be deemed to be rescinded by Company.

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2.7    INCREASED COSTS; CAPITAL ADEQUACY.

           A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall reasonably determine (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that the introduction or adoption (after the date hereof) of any law, treaty or governmental rule, regulation or order, or that any change (after the date hereof) in any law, treaty or governmental rule, regulation or order or in the interpretation, administration or application thereof, or that any determination (after the date hereof) by a court or governmental authority, or that compliance by such Lender with any guideline, request or directive issued or made (after the date hereof) by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), in any such case:

           (i) subjects such Lender (or its applicable Lending Office) to any additional Tax (excluding (x) any Tax on the overall net income of such Lender and (y) any Tax imposed on Administrative Agent or any Lender as result of a present or former connection between the jurisdiction imposing such Taxes and such Lender (except a present connection arising solely from Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced any Loan Documents)) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable Lending Office) of principal, interest, fees or any other amount payable hereunder (any such non-excluded Tax, a "NON-EXCLUDED TAX");

           (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

           (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable Lending Office) or its obligations hereunder or the London interbank market for Dollars;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable Lending Office) with respect thereto; then, in any such case, Company shall pay to such Lender, promptly after receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which

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

statement shall be conclusive and binding upon all parties hereto absent clearly demonstrable error.

           B.   WITHHOLDING OF TAXES.

           (i)  PAYMENTS TO BE FREE AND CLEAR. All sums payable by
           Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Non-Excluded Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

           (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Non-Excluded Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                    (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                    (b) Company shall pay any such Non-Excluded Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                    (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                    (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Non-Excluded Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of

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     each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

           (iii)    EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                    (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                    (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of

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           exemption required in order to confirm or establish that such
           Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                    (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

           C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the introduction or adoption (after the date hereof) of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or that any change (after the date hereof) therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or that compliance by any Lender (or its applicable Lending Office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) introduced or adopted (after the date hereof) by any such governmental authority, central bank or comparable agency, in any such case has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such introduction, adoption, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, promptly after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent clearly demonstrable error.

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2.8    NOTICE OF CERTAIN COSTS; OBLIGATION OF LENDERS AND ISSUING LENDERS TO
       MITIGATE.

          A. Notwithstanding anything in this Agreement to the contrary, to the extent subsection 2.6, 2.7 or 3.6 requires any Lender or Issuing Lender to give notice to Company of an event or a condition that would entitle such Lender or Issuing Lender to receive payments under subsection 2.6, 2.7 or 3.6, as the case may be, in the event such notice is given by such Lender or Issuing Lender more than 180 days after such Lender or Issuing Lender has knowledge of the occurrence or existence of such event or circumstance, such Lender or Issuing Lender shall not be entitled to receive any such payments under subsection 2.6, 2.7 or 3.6, as the case may be, in respect of the period ending on the Business Day immediately preceding the date on which such notice is given to Company.

          B. Each Lender and Issuing Lender agrees that, if an event occurs or a condition arises that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, if so requested by Company, use reasonable efforts (subject to overall policy considerations of such Lender) to (i) make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit (or participations therein) of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable in good faith, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit (or participations therein) through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit (or participations therein) or cause such Lender or Issuing Lender to suffer any economic, legal or regulatory disadvantage; provided that nothing in this subsection 2.8 shall affect or postpone any of the Obligations of Company or the rights of any Lender provided in subsection 2.6C, 2.6G, 2.7 or 3.6.

2.9      DEFAULTING LENDERS.

         Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "DEFAULTING LENDER") defaults (a "FUNDING DEFAULT") in its obligation to fund any Revolving Loan (a "DEFAULTED REVOLVING LOAN") in accordance with subsection 2.1, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, (ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Revolving Loans pursuant to subsection 2.4B(i) shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero, and (b) any mandatory prepayment of the

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Revolving Loans pursuant to subsection 2.4B(iii) shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b), (iii) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the commitment fee payable to Lenders pursuant to subsection 2.3A in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.3A with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

         For purposes of this Agreement, (I) "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(A) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of this subsection 2.9 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment, and (C) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (II) "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

         No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.9, performance by Company of its obligations under this Agreement and the other Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.9. The rights and remedies against a Defaulting Lender under this subsection 2.9 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

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2.10     REMOVAL OR REPLACEMENT OF A LENDER.

                  A. Anything contained in this Agreement to the contrary notwithstanding, in the event that:

                  (i) (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7 or subsection 3.6, (b) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (c) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or

                  (ii) (a) any Lender shall become a Defaulting Lender, (b) the Default Period for such Defaulting Lender shall remain in effect, and (c) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or

                  (iii) (a) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (iv) of the first proviso to subsection 10.6A, the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained, and (b) the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the second proviso to subsection 10.6A;

then, and in each such case, Company shall have the right, at its option, to remove or replace the applicable Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "Terminated Lender") to the extent permitted by subsection 2.10B.

                  B. Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so:

                  (i) elect to (a) terminate the Revolving Loan Commitment, if any, of such Terminated Lender upon receipt by such Terminated Lender of such notice and (b) prepay on the date of such termination any outstanding Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise; PROVIDED that, in the event such Terminated Lender has any Loans outstanding at the time of such termination, the written consent of Administrative Agent and Requisite Lenders

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                  (which consent shall not be unreasonably withheld or delayed)
                  shall be required in order for Company to make the election set forth in this clause (i); or

                  (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Loan Commitment, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of subsection 10.1B; PROVIDED that (a) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise as if it were a prepayment and (b) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender;

PROVIDED that (X) Company may not make either of the elections set forth in clauses (i) or (ii) above with respect to any Non-Consenting Lender unless Company also makes one of such elections with respect to each other Terminated Lender which is a Non-Consenting Lender and (Y) Company may not make either of such elections with respect to any Terminated Lender that is an Issuing Lender unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued by such Issuing Lender to be cancelled.

                  C. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Loan Commitment, if any, pursuant to clause (i) of subsection 2.10B, (i) SCHEDULE 2.1 shall be deemed modified to reflect any corresponding changes in the Revolving Loan Commitments and (ii) such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; PROVIDED that any rights of such Terminated Lender to indemnification under this Agreement (including under subsections 2.6D, 2.7, 3.6, 10.2 and 10.3) shall survive as to such Terminated Lender.

SECTION 3. LETTERS OF CREDIT

3.1      ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
         THEREIN.

                  A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iv) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(v), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to (and including) the thirtieth
(30th) day prior to the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that Company shall not request that any Lender issue (and no Lender shall issue):

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                  (i)      any Letter of Credit if, after giving effect to such
                  issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $20,000,000 (any amount which is denominated in a currency other than Dollars being determined by reference to the applicable Exchange Rate for such currency as at any date of determination);

                  (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has been notified by Administrative Agent that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

                  (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

                  (v) any Letter of Credit that does not provide for sight payment.

                  B.       MECHANICS OF ISSUANCE.

                  (i) REQUEST FOR ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Request for Issuance of Letter of Credit in the form of EXHIBIT III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request for Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit,
                  (c) the face amount of the Letter of Credit expressed in Dollars or in a currency other than Dollars, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be

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

                  presented by the beneficiary which, if presented by the beneficiary in substantial compliance with the terms and conditions of the Letter of Credit on or prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

                           Company shall notify the applicable Issuing Lender
                  (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit.

                  (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by Administrative Agent of a Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect; PROVIDED that Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available.

                           Company shall notify the applicable Issuing Lender
                  (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is

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                  required to certify in the applicable Request for Issuance of
                  Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit.

                  (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                  (iv) NOTIFICATION TO LENDERS REGARDING STANDBY LETTERS OF CREDIT. Upon the issuance of or any amendment to any Standby Letter of Credit, the applicable Issuing Lender shall promptly notify Administrative Agent of such issuance or such amendment, which notice shall be accompanied by a copy of such Standby Letter of Credit or such amendment, as the case may be. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender of such issuance or amendment, together with the amount of such Lender's respective participation in such Standby Letter of Credit, determined in accordance with subsection 3.1C. In addition, on the first Business Day of each calendar month each Issuing Lender shall deliver to Administrative Agent and each Lender a report setting forth the maximum aggregate amount which is at or any time thereafter may become available for drawing under all Standby Letters of Credit issued by such Issuing Lender then outstanding (any amount which is denominated in a currency other than Dollars being determined by reference to the applicable Exchange Rate for such currency as at such date), and identifying each Standby Letter of Credit issued by such Issuing Lender, the maximum amount that may become available thereunder ) and, in the case of each Standby Letter of Credit that is not denominated in Dollars, the applicable Exchange Rate for such Letter of Credit as at such date. Upon the request of any Lender, Administrative Agent shall furnish to such lender copies of any Standby Letter of Credit or any amendment thereto.

                  (v) REPORTS TO ADMINISTRATIVE AGENT AND LENDERS REGARDING COMMERCIAL LETTERS OF CREDIT. Each Issuing Lender (other than Administrative Agent) with respect to any Commercial Letter of Credit shall deliver to Administrative Agent, by telefacsimile transmission on the first Business Day of each week, a report setting forth the daily aggregate amount available for drawing during the immediately preceding week under all outstanding Commercial Letters of Credit issued by such Issuing Lender. Within 15 days after the end of each calendar month ending after the Closing Date, so long as any Commercial Letter of Credit shall have been outstanding during such calendar month, Administrative Agent shall deliver to each Lender a report setting forth for such calendar month the daily aggregate amount available to be drawn under all Commercial Letters of Credit that were outstanding during such calendar month.


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

                  C.  LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF
CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Upon satisfaction of the conditions set forth in subsection 4.1, the Existing Letters of Credit shall, effective as of the Closing Date, become Letters of Credit under this Agreement to the same extent as if initially issued hereunder and each Lender shall be deemed to have irrevocably purchased from the Issuing Lender of such Existing Letters of Credit a participation in such Letters of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. All such Existing Letters of Credit which become Letters of Credit under this Agreement shall be fully secured by the Collateral commencing on the Closing Date to the same extent as if initially issued hereunder on such date.

3.2  LETTER OF CREDIT FEES.

                  Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 per year per Standby Letter of Credit and (Y) 0.125% per annum MULTIPLIED BY the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the Applicable Tranche A LIBOR Margin MINUS 0.125% per annum MULTIPLIED BY the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June 15, September 15 and December 15 of each year and on the Revolving Loan Commitment Termination Date, in each case computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account in such amount as may be agreed upon between Company and such Issuing Lender from time to time; PROVIDED that in no event shall such fronting fee with respect to any Commercial Letter of Credit be greater than the amount which would be payable to such Issuing Lender had such Commercial Letter of Credit been a Standby Letter of Credit, and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the Applicable Tranche A LIBOR Margin MINUS the fronting fee referred to in subclause (a) in this clause (ii) (expressed as a percentage per annum) MULTIPLIED BY the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June 15, September 15 and December 15 of each year and on the Revolving Loan Commitment


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

                  Termination Date, in each case computed on the basis of a 360-day year for the actual number of days elapsed; and

                  (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) or (ii) above), customary documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) or (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause
(i)(b) or (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount. With respect to Existing Letters of Credit, the fees described in clauses (i) and (ii) above shall accrue from and including the Closing Date.

3.3  DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in substantial compliance with the terms and conditions of such Letter of Credit.

                  B.  REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER
LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day on which the Issuing Lender honors such drawing (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 11:00 A.M. (New York City time) on the date such drawing is made that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such drawing and (ii) subject to satisfaction or waiver of


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the conditions specified in subsection 4.2B, Lenders shall, on the
Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and PROVIDED, FURTHER that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

                  C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT BY LENDERS. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of any drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii)  DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED
                  FROM COMPANY. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by


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

                  such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

                  D.    INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed in the manner specified in subsection 2.2F for the computation of interest on Base Rate Loans and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and
                  (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date


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

                  on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4  OBLIGATIONS ABSOLUTE.

                  The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;


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

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question.

3.5  INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

                  A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

                  B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.


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

                  Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender.

3.6  INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

                  Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall reasonably determine (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) that the introduction or adoption (after the date hereof) of any law, treaty or governmental rule, regulation or order, or that any change (after the date hereof) therein or in the interpretation, administration or application thereof, or that any determination (after the date hereof) by a court or governmental authority, or that compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made (after the date hereof) by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), in any such case:

                  (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall pay to such Issuing Lender or Lender, promptly after receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent clearly demonstrable error.


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

SECTION 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1  CONDITIONS TO INITIAL LOANS.

                  The obligations of Lenders to make the initial Term Loans to be made on the Closing Date and the issuance of any Letters of Credit to be issued on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2 (in the case of any such Loans) or 4.3 (in the case of any such Letters of Credit), subject to prior or concurrent satisfaction of the following conditions:

                  A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

                  (i) Certified copies of the Certificate or Articles of Incorporation or other appropriate organizational documents of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation or formation and each other state in which such Person is qualified as a foreign corporation, partnership or limited liability company to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                  (ii) Copies of the Bylaws or similar organizational documents of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

                  (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; and

                  (v) Executed originals of the Loan Documents to which such Person is a party.


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

                  B. NO MATERIAL ADVERSE EFFECT. Since December 31, 1998, no Material Adverse Effect (as defined in the Merger Agreement) shall have occurred and be continuing.

                  C. PROCEEDS OF DEBT AND EQUITY CAPITALIZATION OF NEWCO AND COMPANY; REDEMPTION OF EXISTING PREFERRED STOCK.

                  (i) EQUITY CAPITALIZATION OF NEWCO. On or before the Closing Date, the KKR Fund and its Affiliates shall have made, directly or indirectly, an aggregate cash investment in Newco in an amount equal to the Newco Equity Amount in exchange for all of the outstanding common stock of Newco, and the existing stockholders of Company and management of Company shall have contributed $30,100,000 in Retained Shares and Rollover Management Options. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect set forth in this subsection 4.1C(i).

                  (ii) REDEMPTION OF EXISTING PREFERRED STOCK. On or before the Closing Date, Company shall have redeemed all of the outstanding Existing Preferred Stock for an aggregate redemption payment not exceeding $21,600,000 in accordance with the provisions of the Existing Preferred Stock Certificate of Designation and the Merger Agreement. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect set forth in this subsection 4.1C(ii).

                  (iii) ISSUANCE OF BRIDGE NOTES BY COMPANY. On or before the Closing Date, (i) Company and the other parties thereto shall have executed and delivered the Bridge Note Agreement and the Bridge Notes, in each case all of the terms and conditions (including without limitation with respect to interest rates, amortization, maturity, representations and warranties, covenants, subordination, remedies and events of default) of which shall be as set forth in the bridge commitment letter dated as of September 13, 1999 from the KKR Fund to Company or, and all of the exhibits of which shall, be in form and substance reasonably satisfactory to Agents; (ii) Company shall have delivered to Administrative Agent a fully executed or conformed copy of the Bridge Note Agreement (including all exhibits and schedules thereto) and the Bridge Notes; and
                  (iii) Company shall have received not less than $260,000,000 (as such amount may be reduced by an aggregate principal amount of Existing Senior Subordinated Notes not tendered and purchased pursuant to the Tender Offer) in gross proceeds from the issuance and sale of the Bridge Notes. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect set forth in this subsection 4.1C(iii).

                  D. OTHER RELATED AGREEMENTS IN FULL FORCE AND EFFECT. Administrative Agent shall have received a fully executed or conformed copy of each of the other Related Agreements and any documents executed in connection therewith. Each such Related


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

Agreement shall be in full force and effect and no provision thereof (other than the Merger Agreement, which shall be governed by the terms of subsection 4.1F below) shall have been modified or waived in any respect determined by Agents to be material, in each case without the consent of Agents.

                  E. MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY AND ITS SUBSIDIARIES.

                  (i) TERMINATION OF EXISTING CREDIT AGREEMENT AND RELATED LIENS; EXISTING LETTERS OF CREDIT. On the Closing Date, Company and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement (the principal amount of which shall not exceed $325,800,000),
                  (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, and (d) other than with respect to Existing Letters of Credit, made arrangements with respect to the cancellation or transfer of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto, in each case in form and substance satisfactory to Agents and Lenders. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect set forth in this subsection 4.1E(ii).

                  (ii)   DEFEASANCE OF THE EXISTING SENIOR SUBORDINATED NOTES
                  OR CONSENT SOLICITATION RELATING TO THE EXISTING SENIOR SUBORDINATED NOTES AND CONSUMMATION OF TENDER OFFER. On the Closing Date, either (a) all of the outstanding Existing Senior Subordinated Notes shall have been defeased or discharged in accordance with the terms of the Existing Senior Subordinated Note Indenture or (b) pursuant to the Consent Solicitation, Company shall have obtained all such consents and amendments with respect to the Existing Senior Subordinated Note Indenture as may be required to permit the consummation of the Recapitalization, the related financings (including the incurrence of the Obligations hereunder) and the other transactions contemplated by the Loan Documents, and Company shall have accepted for repurchase all of the Existing Senior Subordinated Notes tendered in the Tender Offer. In the case of (b), Administrative Agent shall have received evidence satisfactory to it that the amount of the Delayed-Draw Term Loans is sufficient to pay the aggregate consideration in connection with an optional redemption of the outstanding Existing Floating Rate Senior Subordinated Notes not tendered in the Tender Offer on December 15, 1999 (other than accrued interest thereon).

                  (iii) EXISTING INDEBTEDNESS TO REMAIN OUTSTANDING. Administrative Agent shall have received an Officer's Certificate of Company stating that, (a) after giving effect to the transactions described in this subsection 4.1E, the Indebtedness of Company and its Subsidiaries (other than Indebtedness and unfunded credit


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

                  facilities under the Loan Documents and the Bridge Notes and the portion of the Existing Senior Subordinated Notes, if any, not tendered pursuant to the Tender Offer) shall consist of approximately $28,100,000 in Capital Lease obligations and Equipment Notes described in SCHEDULE 7.1 annexed hereto, and
                  (b) such Capital Lease obligations and Equipment Notes shall not be subject to optional prepayment.

                  F. CONSUMMATION OF RECAPITALIZATION. (i) The Merger Agreement shall not have been amended or supplemented (it being understood that any further agreements or understandings among the parties thereto relating to the Recapitalization, whether or not permitted or contemplated thereby, shall constitute supplements thereto for purposes of this condition) and the fulfillment of any conditions set forth therein shall not have been waived or otherwise modified, in each case in any respect that is materially adverse to the Lenders without the prior written consent of Agents; and (ii) the Merger shall have become effective in accordance with the terms of the Merger Agreement and the laws of the State of Delaware.

                  G. SECURITY INTERESTS IN PLEDGED COLLATERAL. Administrative Agent shall have received evidence satisfactory to it that Company shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such registrations, filings and recordings (other than the filing or recording of items described in clause (iii) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire Pledged Collateral. Such actions shall include the following:

                  (i) SCHEDULES TO PLEDGE AGREEMENT. Delivery to Administrative Agent of accurate and complete schedules to the Pledge Agreement;

                  (ii) STOCK CERTIFICATES. Delivery to Administrative Agent of certificates to the extent applicable (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock included in the Pledged Collateral; and

                  (iii) UCC FINANCING STATEMENTS. Delivery to Administrative Agent of a UCC financing statement duly executed by Company and the Subsidiary Guarantors with respect to certain Collateral under the Pledge Agreement, for filing in the jurisdiction where Company maintains its "chief executive office" (as that term is defined in the UCC as in effect in the State of New York).

                  H.  PRO FORMA BALANCE SHEET.  On or before the Closing
Date, Lenders shall have received from Company a pro forma consolidated balance sheet of Company and its Subsidiaries as of the date of the most recent balance sheet filed by Company with the SEC in connection with the Recapitalization, prepared in accordance with GAAP and reflecting the consummation of the Recapitalization, the related financings and the other transactions


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contemplated by the Loan Documents and the Related Agreements, which pro forma financial statements shall be in form and substance reasonably satisfactory to Lenders.

                  I. SOLVENCY ASSURANCES. On the Closing Date, Agents and Lenders shall have received a Financial Condition Certificate dated the Closing Date, substantially in the form of EXHIBIT XIV annexed hereto and with appropriate attachments and in any event in form and substance reasonably satisfactory to Agents demonstrating that, after giving effect to the consummation of the Recapitalization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, Company will be solvent.

                  J. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of (i) Russell D. Phillips, Jr., Esq., General Counsel for Company, and (ii) Latham & Watkins, special counsel for Loan Parties, in each case dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT X annexed hereto, and Company hereby requests such counsel for Loan Parties to deliver such opinions.

                  K. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of EXHIBIT XI annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

                  L.  OPINIONS OF COUNSEL DELIVERED UNDER RELATED
AGREEMENTS. Administrative Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements, together with a letter from each such counsel (if available) authorizing Agents and Lenders to rely upon such opinion to the same extent as though it were addressed to Agents and Lenders.

                  M. FEES. Company shall have paid to Agents, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

                  N.  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
AGREEMENTS. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that (i) the representations and warranties given by Company in Article III of the Merger Agreement are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date); and (ii) the representations and warranties in subsections 5.1, 5.2, 5.8 and 5.11 are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date).


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

4.2  CONDITIONS TO ALL LOANS.

                  The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                  A. Administrative Agent shall have received on or before that Funding Date, in accordance with the provisions of subsection 2.1B, an executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent; and

                  (i) If such Funding Date is after the Closing Date, as of that Funding Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default.

4.3  CONDITIONS TO LETTERS OF CREDIT.

                  The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                  A. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i); and

                  B. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this


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Agreement, on each Funding Date and on the date of issuance of each Letter of
Credit, that the following statements are true, correct and complete:

5.1  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
     SUBSIDIARIES.

                  A. ORGANIZATION AND POWERS. Company and each Material Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in SCHEDULE 5.1 annexed hereto and has all requisite organizational power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each Loan Party has all requisite organizational power and authority to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

                  B. QUALIFICATION AND GOOD STANDING. Company and each Material Subsidiary is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except to the extent that the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

                  C. SUBSIDIARIES. All of the Subsidiaries and Unrestricted Subsidiaries of Company as of the Closing Date are identified in SCHEDULE 5.1 annexed hereto and, to the best knowledge of Company, each Material
Subsidiary as of the Closing Date has been so designated on said SCHEDULE 5.1.

5.2  AUTHORIZATION OF BORROWING, ETC.

                  A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate or other action on the part of each Loan Party that is a party thereto.

                  B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not (i) violate any provision of any material law or any material governmental rule or regulation applicable to Company or any of its Material Subsidiaries or any other Loan Party, the Certificate or Articles of Incorporation or Bylaws (or equivalent constitutional documents) of Company or any of its Subsidiaries, or any material order, judgment or decree of any court or other agency of government binding on Company or any of its Material Subsidiaries or any other Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation (other than the Existing Senior Subordinated
Note Indenture) of Company or any of its Material Subsidiaries or any other Loan Party, or (iii) result in or require the creation or imposition of any Lien under any such Contractual Obligation upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders).


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

                  C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except (i) any thereof that have been obtained and are in full force and effect and (ii) as of the Closing Date with respect to the consummation of the Recapitalization, any thereof which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

                  D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5.3  FINANCIAL CONDITION.

                  Company has heretofore delivered to Lenders, at Lenders' request, the audited consolidated balance sheet of Company and its Subsidiaries as at December 31, 1998 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended. All such statements were prepared in conformity with GAAP except as otherwise noted therein and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended.

5.4  NO MATERIAL ADVERSE EFFECT.

                  Since December 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

5.5  TITLE TO PROPERTIES; LIENS.

                  Company and each of its Subsidiaries have good title to, or leasehold interests in, all properties that are necessary for the conduct of their respective businesses as now conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement), except where the failure to have such good title or leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.6  LITIGATION; ADVERSE FACTS.

                  Except as set forth in SCHEDULE 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or


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instrumentality, domestic or foreign (including any Environmental Claims)
that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries that, individually or in the aggregate (taking into consideration, among other things, the ability of Company and its Subsidiaries to obtain indemnification in respect thereof from Persons that are willing and able to honor any existing indemnification obligations with respect thereto), could reasonably be expected to result in a Material Adverse Effect.

5.7  PAYMENT OF TAXES.

                  Each of Company, each of its Subsidiaries and each other corporation (each a "CONSOLIDATED CORPORATION") with whom Company or any of its Subsidiaries joins in the filing of a consolidated return has filed all Federal income tax returns and other material tax returns and reports, domestic and foreign, required to be filed by it, and has paid all material taxes, assessments, fees and other governmental charges levied or imposed upon it or its respective properties, income or assets to the extent the same have become due and payable, except those which are not yet delinquent or which are being contested in good faith. Each of Company, each of its Subsidiaries and each Consolidated Corporation has paid, or has provided adequate reserves (in the good faith judgment of the management of Company) in accordance with GAAP (or, in the case of a Foreign Subsidiary, appropriate reserves under generally accepted accounting principles in the applicable jurisdiction), for the payment of, all such material taxes, assessments, fees and charges relating to all prior taxable years and the current taxable year of Company, each of its Subsidiaries and each Consolidated Corporation. To the best knowledge of Company, there is no proposed tax assessment against Company, any of its Subsidiaries or any Consolidated Corporation that could reasonably be expected to have a Material Adverse Effect.

5.8  GOVERNMENTAL REGULATION.

                  Neither the making of any extension of credit hereunder, nor the use of any of the proceeds thereof, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

5.9  EMPLOYEE BENEFIT PLANS.

                  A. Company and each of its Subsidiaries is in compliance with all applicable provisions of ERISA, the Internal Revenue Code and other applicable federal, state or foreign law with respect to each Plan, and has performed all of its obligations under each Plan, except to the extent that failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Company, each of its Subsidiaries and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Internal Revenue Code, except to the extent that a failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.


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                  B.  There are no pending or, to the best knowledge of
Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect.

                  C. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in an amount which, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), could reasonably be expected to have a Material Adverse Effect if such Pension Plan or Pension Plans were then terminated, unless such Pension Plan is not reasonably likely to be terminated; and (iii) neither Company nor any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.10  ENVIRONMENTAL PROTECTION.

                  Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

                           (a) neither Company nor any of its Subsidiaries has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                           (b) to the best of Company's knowledge, after due inquiry, there are no environmental, health or safety conditions existing or reasonably expected to exist at any real property owned, operated, leased or used by Company or any of its existing or former Subsidiaries or any of their respective predecessors, including off-site treatment or disposal facilities used by Company or its existing or former Subsidiaries for wastes treatment or disposal, which could reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the final scheduled maturity of the Tranche C Term Loans in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.11  DISCLOSURE.

                  All factual information (taken as a whole) furnished by or on behalf of Company or any of its Subsidiaries to Administrative Agent or any Lender in writing on or before the Closing Date (including any such information contained in the Confidential Information


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Memorandum or in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries) for use in connection with the transactions contemplated by this Agreement is true and correct in all material respects and does not omit to state a material fact necessary in order to make the statements contained herein and therein, taken as a whole, not misleading at such time in light of the circumstances in which the same were made, it being understood that, for purposes of this subsection 5.11, such factual information does not include projections and pro forma financial information. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

5.12  YEAR 2000 COMPLIANCE.

                  All Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation or any other corrective action, including the testing of such Information Systems and Equipment, has been completed by September 30, 1999, except insofar as the failure to do so will not result in a Material Adverse Effect. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Potential Event of Default, an Event of Default or a Material Adverse Effect.

SECTION 6.  AFFIRMATIVE COVENANTS

                  Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  FINANCIAL STATEMENTS AND OTHER REPORTS.

                  Company will deliver to Administrative Agent and Lenders:

                  (i) QUARTERLY FINANCIALS: (a) no later than 45 days after the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company, its Subsidiaries and its Unrestricted Subsidiaries as at the end of the first three Fiscal Quarters of each Fiscal Year and the related consolidated statements of income and cash flows of Company, its Subsidiaries and its Unrestricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and (b) promptly when available but


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                  in any event no later than 60 days after the end of the
                  first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of each Fiscal Quarter and the related consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case (under both clauses (a) and (b) above) in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified (in the case of both clauses (a) and (b) above) by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company, its Subsidiaries and its Unrestricted Subsidiaries or Company and its Subsidiaries, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) YEAR-END FINANCIALS: (a) no later than 90 days after the end of each Fiscal Year, the consolidated balance sheet of Company, its Subsidiaries and its Unrestricted Subsidiaries as at the end of each Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company, its Subsidiaries and its Unrestricted Subsidiaries for such Fiscal Year, (b) promptly when available but in any event no later than 120 days after the end of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case (under both clauses (a) and (b) above) in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified (in the case of both clauses (a) and (b) above) by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the end of such Fiscal Year and the results of their operations and their cash flows for such Fiscal Year, and (c) in the case of both clauses (a) and
                  (b) above) a report thereon of a firm of independent certified public accountants of recognized national standing selected by Company, which report shall be unqualified as to the scope of audit or as to the going concern status of Company, its Subsidiaries and its Unrestricted Subsidiaries or Company and its Subsidiaries, as the case may be (in either case taken as a whole), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial condition of Company, its Subsidiaries and its Unrestricted Subsidiaries or Company and its Subsidiaries, as the case may be, as at the end of such Fiscal Year and the results of their operations and their cash flows for such Fiscal Year in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;


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                  (iii)  OFFICERS' AND COMPLIANCE CERTIFICATES:  together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officer's Certificate of Company stating that the signers do not have knowledge of the existence, as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the covenants set forth in subsection 7.6 and with any specific dollar amounts specified in respect of any restrictions contained in any other provisions of Section 7; (c) in the event the identity of any of the Subsidiaries or Unrestricted Subsidiaries of Company has changed since the Closing Date (or, if applicable, since the date of the most recent Officer's Certificate delivered to Lenders in accordance with this clause (c)), an Officer's Certificate setting forth such change; (d) the amount of any Pro Forma Adjustment not previously set forth in any Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor, and
                  (e) at the time of the delivery of the financial statements pursuant to subdivision (ii) above, the Available Amount as at the end of the Fiscal Year to which such statements relate;

                  (iv) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default under subsection 7.6 has come to their attention and, if such a condition or event has come to their attention, specifying the nature thereof, except to the extent that the delivery of such statement would be prohibited by professional auditing standards applicable to such matters;

                  (v) SEC FILINGS: promptly after the transmission thereof by Company or any of its Subsidiaries to the SEC, copies of any filings on Form 10-K, 10-Q, or 8-K and any effective registration statements (and, upon the effectiveness thereof, any material amendments thereto) filed with the SEC (but not any exhibits to any such registration statement or amendment (except as provided below) or any registration statement on Form S-8), and copies of all financial statements, proxy statements, notices and reports that Company or any of its Subsidiaries actually sends to the holders of any publicly-issued debt Securities of Company or any of its Subsidiaries (including the Subordinated Indebtedness) in their capacity as such holders (in each case to the extent not theretofore delivered to Lenders pursuant to this Agreement and in each case including, to the extent requested by


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                  Administrative Agent, any schedules and exhibits thereto), in each case as so transmitted to the SEC;

                  (vi) EVENTS OF DEFAULT, ETC.: promptly upon any Responsible Officer of Company obtaining actual knowledge of
                  (a) any condition or event that constitutes an Event of Default or Potential Event of Default or (b) any acceleration, redemption or purchase demands or notices provided by the trustee for, or any event of default under, any Subordinated Indebtedness, a notice specifying the nature and period of existence of such condition or event or specifying the notice given by such trustee or the nature of such event of default, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (vii) LITIGATION OR OTHER PROCEEDINGS: promptly upon any Responsible Officer of Company obtaining actual knowledge of
                  (X) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any such case, could reasonably be expected to give rise to a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

                  (viii) ERISA EVENTS: promptly upon any Responsible Officer of Company obtaining knowledge of the occurrence or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof and what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto; and, promptly upon receipt thereof, copies of any notice received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from the Internal Revenue Service, the Department of Labor or the PBGC or from a Multiemployer Plan sponsor concerning any ERISA Event;

                  (ix) FINANCIAL PLANS: as soon as practicable and in any event no later than 60 days after the beginning of each Fiscal Year, consolidated operating and related budgets for Company and its Subsidiaries for each Fiscal Quarter of such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), in reasonable detail as customarily prepared by management of Company for its internal use and setting forth an explanation of the principal assumptions on which such budgets are based;

                  (x) ENVIRONMENTAL AUDITS AND REPORTS: as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or


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                  any other Persons, with respect to significant environmental matters at any Real Estate (as defined in subsection 6.1(xi)
                  (1)) which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (xi) NOTICE OF CERTAIN ENVIRONMENTAL MATTERS: promptly upon any Responsible Officer of Company obtaining knowledge of any one or more of the following environmental matters the existence of which, either individually or when aggregated with all other such matters, would reasonably be expected to result in a Material Adverse Effect, a written notice specifying in reasonable detail the nature thereof and what action Company and its Subsidiaries have taken, are taking or propose to take with respect thereto:

         (1) any pending or threatened Environmental Claim against Company or any of its Subsidiaries or any land, buildings and improvements owned or leased by Company or any of its Subsidiaries (but excluding all operating fixtures and equipment, whether or not incorporated into improvements) (collectively, "REAL ESTATE");

         (2) any condition or occurrence that (x) results in noncompliance by Company or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Company or any of its Subsidiaries or any Real Estate;

         (3) any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; or

         (4) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous
Material on any Real Estate;

                  (xii) PRO FORMA ADJUSTMENT CERTIFICATE: not later than the consummation of any Acquisition by Company or any of its Subsidiaries for which there shall be a Pro Forma Adjustment, an Officer's Certificate of Company setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor; and

                  (xiii) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent on its own behalf or on behalf of Requisite Lenders.


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6.2      CORPORATE EXISTENCE, ETC.

         Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect (i) its corporate existence (except, in the case of a Subsidiary of Company only, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect) and (ii) all rights and franchises material to its business (except, in any case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect).

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all lawful material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have become or could reasonably be expected to become a material Lien upon any of the properties or assets of Company or any of its Subsidiaries; PROVIDED that no such charge or claim need be paid if it is being contested in good faith and by proper proceedings, so long as it has maintained adequate reserves (in the good faith judgment of Company or such Subsidiary) with respect thereto in accordance with GAAP.

6.4      MAINTENANCE OF PROPERTIES; INSURANCE.

                  A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, in each case except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  B. INSURANCE. Company will, and will cause each of its Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies which Company believes (in the good faith judgment of Company's management) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business. Company shall furnish to Lenders, upon written request from Administrative Agent, information presented in reasonable detail as to the insurance so carried.

6.5      INSPECTION RIGHTS.

         Company shall, and shall cause each of its Material Subsidiaries to, permit any authorized representatives designated by Administrative Agent or Requisite Lenders to visit and inspect any of the properties of Company or of any of its Material Subsidiaries, to inspect, copy and make abstracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

6.6      COMPLIANCE WITH LAWS, ETC.

         Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders (including all Environmental Laws) of any governmental authority having jurisdiction over it, except such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that noncompliance therewith could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 EXECUTION OF SUBSIDIARY GUARANTY BY FUTURE DOMESTIC SUBSIDIARIES; PLEDGE OF STOCK OF FUTURE DIRECT SUBSIDIARIES; RATABLE CREDIT SUPPORT.

                  A. In the event that any Person (other than a Restricted Acquisition Subsidiary or a Subsidiary that has incurred Indebtedness permitted under subsection 7.1(x)(b)) becomes a Domestic Subsidiary after the date hereof and such Domestic Subsidiary is a Pledged Subsidiary (each, a "NEW DOMESTIC SUBSIDIARY"), Company will promptly notify Administrative Agent of that fact and cause such New Domestic Subsidiary to (i) execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and the Pledge Agreement and (ii) to cause the capital stock owned by such New Domestic Subsidiary of any direct Domestic Subsidiary (which is a Pledged Subsidiary) or direct Material Foreign Subsidiary of such New Domestic Subsidiary (or, if such New Domestic Subsidiary owns 65% or more of any such direct Material Foreign Subsidiary, 65% of the capital stock of such direct Material Foreign Subsidiary) to be pledged under the Pledge Agreement and, in the case of any such direct Material Foreign Subsidiary, also under any pledge agreements or instruments that Administrative Agent deems necessary or advisable, or that Administrative Agent may reasonably request, pursuant to the terms of the Pledge Agreement to effectuate such pledge in the jurisdiction in which such Material Foreign Subsidiary is organized. In the event that any Person (other than a Restricted Acquisition Subsidiary or, subject to subsection 6.7B, a Subsidiary the capital stock of which is pledged pursuant to 7.2(vi)(b)) becomes a direct Domestic Subsidiary (which is a Pledged Subsidiary) or a direct Material Foreign Subsidiary after the date hereof, Company will promptly notify Administrative Agent of that fact and cause the capital stock owned by Company of such direct Domestic Subsidiary or such direct Material Foreign Subsidiary (or, if Company owns 65% or more of any such direct Material Foreign Subsidiary, 65% of the capital stock of such direct Material Foreign Subsidiary) to be pledged under the Pledge Agreement and, in the case of any such direct Material Foreign Subsidiary, also under any pledge agreements or instruments that Administrative Agent deems necessary or advisable, or that Administrative Agent may reasonably request, pursuant to the terms of the Pledge Agreement to effectuate such pledge in the jurisdiction in which such Material Foreign Subsidiary is organized.

                  B. In the event that any Subsidiary of Company has guaranteed any Indebtedness incurred pursuant to subsection 7.1(x) in an aggregate principal amount exceeding $50,000,000, or has granted any security interests as collateral therefor, such Subsidiary shall (i) guaranty the Obligations hereunder and under the other Loan Documents on a PARI PASSU basis with its guaranty, if any, of any portion of such Indebtedness exceeding $50,000,000 and shall grant Liens on such assets securing the Obligations on an equal and ratable basis with the security for such Indebtedness pursuant to documentation reasonably satisfactory to Administrative Agent and Requisite Lenders and (ii) execute and deliver to Administrative Agent all such documents and instruments as may be necessary or, in the opinion of Administrative Agent, desirable, in order to more fully evidence, perfect or protect such security interest.

6.8      TRANSACTIONS WITH AFFILIATES.

         Company shall, and shall cause each of its Subsidiaries to, conduct all transactions with any of its Affiliates (other than Company or any of its Subsidiaries) upon terms that are substantially as favorable to Company or such Subsidiary as it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Company or such Subsidiary; PROVIDED that the foregoing restrictions shall not apply to (a) the payment of customary annual fees to KKR for management, consulting and financial services rendered to Company and its Subsidiaries, and customary investment banking fees paid to the KKR Fund and its Affiliates for services rendered to Company and its Subsidiaries in connection with divestitures, acquisitions, financings and other transactions, (b) payment of a fee to the KKR Fund upon issuance of the Conversion Notes in accordance with the terms of the Bridge Note Agreement, (c) reasonable and customary fees paid to members of the Board of Directors of Company and its Subsidiaries, and (d) transactions otherwise expressly permitted hereunder between Company or any of its Subsidiaries and any such Affiliate.

6.9      CONDUCT OF BUSINESS.

         From and after the Closing Date, Company shall, and shall cause its Subsidiaries (taken as a whole) to, engage primarily in (i) the lines of business carried on by Company and its Subsidiaries on the Closing Date, (ii) other businesses or activities that are reasonably similar thereto or that constitute a reasonable extension, development or expansion thereof or that are ancillary or reasonably related thereto.

6.10     FISCAL YEAR.

         Company shall maintain its Fiscal Year-end at December 31 of each year; provided that Company may, upon prior written notice to Administrative Agent, change such Fiscal Year-end to any other date reasonably acceptable to Administrative Agent, in which case Company and Administrative Agent shall, and are hereby authorized by Lenders to, make any adjustments to this Agreement that are necessary in order to reflect any corresponding changes in financial reporting.

6.11 REFINANCING OF BRIDGE NOTES; CONVERSION TO CONVERSION NOTES UNDER THE BRIDGE NOTE AGREEMENT.

         If not earlier refinanced through the issuance of the Refinancing Sub Debt pursuant to the Refinancing Sub Debt Indenture as permitted under subsection 7.1(vi), Company shall, on the Conversion Date, convert the entire aggregate principal amount outstanding under the Bridge Notes to long-term senior subordinated notes pursuant to the terms of the Bridge Note Agreement and the Bridge Notes and to be evidenced by the Conversion Notes, which notes shall neither mature nor provide for any principal payments prior to the tenth anniversary of the Closing Date.

6.12     YEAR 2000 COMPLIANCE.

         Company will ensure that its Information Systems and Equipment are at all times after the date hereof Year 2000 Compliant, except insofar as the failure to do so will not result in a Material Adverse Effect, and shall notify Administrative Agent and any Lender promptly upon detecting any material failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, Company shall provide Administrative Agent and any Lender with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as Administrative Agent or such Lender shall reasonably request.

6.13     ACQUISITION OF NEW ASSETS OR BUSINESSES .

         Notwithstanding anything to the contrary contained herein (but subject to the ability of Company to designate Unrestricted Subsidiaries and to the other provisions of this Agreement relating to Unrestricted Subsidiaries), after the Closing Date, Company shall make all Acquisitions and purchases of new equipment only through a Subsidiary (i) all of the capital stock or beneficial interests owned by Company and/or its Subsidiaries of which are (or will be concurrently with the consummation of such Acquisition or purchase) pledged to Administrative Agent pursuant to the provisions of subsection 6.7A, and (ii) which shall own and continue to hold such acquired assets after the consummation of such Acquisition or purchase; PROVIDED that if any such Acquisition or purchase consists of assets or operations located in a jurisdiction which requires a certificate of need in connection with such Acquisition or purchase, then any Loan Party which has already obtained a certificate of need in such jurisdiction may make such Acquisition or purchase.

SECTION 7. NEGATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company may become and remain liable with respect to the Obligations;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations permitted under subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Guarantee Obligations so extinguished;

                  (iii) Company may become and remain liable with respect to Indebtedness to any of its Subsidiaries, and any Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other Subsidiary of Company;

                  (iv) Company and its Subsidiaries may remain liable with respect to Indebtedness described in SCHEDULE 7.1 annexed hereto;

                  (v) Company may remain liable with respect to any portion of the Existing Senior Subordinated Notes not tendered pursuant to the Tender Offer and which have not been defeased in accordance with subsection 7.5(ii)(b) and the Existing Senior Subordinated Note Indenture;

                  (vi)     Company may become and remain liable with respect to
                  (a) Indebtedness evidenced by the Bridge Notes, (b) Indebtedness evidenced by the Conversion Notes, and (c) Indebtedness issued by Company in exchange for, or the proceeds of which are used to repurchase, redeem, defease or otherwise prepay or retire (collectively, to "REFINANCE" or a "REFINANCING"), the Bridge Notes or the Conversion Notes (the "REPLACED DEBT"); PROVIDED that, in the case of (c), (1) the aggregate principal amount of such Indebtedness shall not exceed the sum of (x) the aggregate principal amount of the Replaced Debt thereby Refinanced PLUS (y) the amount of any tender premium, call premium or similar premium (any such premium being a "REFINANCING PREMIUM") paid by Company in connection with such Refinancing plus (z) the costs of issuance of such Indebtedness, including placement agent fees or underwriting commissions, (2) such Indebtedness is unsecured, (3) such Indebtedness shall not mature prior to the tenth anniversary of the Closing Date, (4) the interest rate with respect to such Indebtedness shall be approved by Administrative Agent and Requisite Lenders, and (5) other terms of such Indebtedness (including amortization schedule, covenants, defaults, remedies, subordination provisions (including with respect to any subordinated guaranties) and other material terms thereof) shall be no less favorable in any material respect to Lenders than the terms of the Existing Senior Subordinated

                  Notes (such Indebtedness meeting the requirements set forth above being "REFINANCING SUB DEBT");

                  (vii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness (a) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or (b) otherwise incurred in respect of Consolidated Capital Expenditures permitted under subsection 7.8;

                  (viii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness under Hedge Agreements;

                  (ix) Any Person that becomes a Restricted Acquisition Subsidiary (a) may remain liable with respect to (X) Indebtedness of such Person existing at the time of consummation of the Acquisition pursuant to which such Person becomes a Subsidiary of Company or (Y) Indebtedness secured by assets acquired by such Person in an Acquisition at the time of consummation of such Acquisition; PROVIDED that such Indebtedness was not incurred in contemplation of the Acquisition referred to in clause (X) or the acquisition of such assets referred to in clause (Y), as the case may be, and
                  (b) may become and remain liable with respect to Indebtedness incurred to finance the Acquisition pursuant to which such Person becomes a Subsidiary of Company;

                  (x) Company and its Subsidiaries (a) may remain liable with respect to (X) in the case of a Subsidiary, Indebtedness of such Subsidiary existing at the time of consummation of an Acquisition pursuant to which such Person becomes a Subsidiary of Company or (Y) Indebtedness secured by assets acquired by such Person in an Acquisition at the time of consummation of such Acquisition; PROVIDED that such Indebtedness was not incurred in contemplation of the Acquisition referred to in clause (X) or the acquisition of such assets referred to in clause (Y), as the case may be, and (b) may become and remain liable with respect to Indebtedness incurred to finance an Acquisition consummated by such Person, including an Acquisition pursuant to which such Person becomes a Subsidiary of Company; PROVIDED that the aggregate outstanding principal amount of all Indebtedness permitted pursuant to this subsection 7.1(x) shall at no time exceed $100,000,000;

                  (xi) Company and its Subsidiaries may extend the maturity of, and may become and remain liable with respect to Indebtedness incurred to refinance, any Indebtedness permitted under clauses (ii), (v), (viii), (x) and (xi) above; PROVIDED that (a) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such extension or refinancing and (y) the direct and contingent obligors with respect to such Indebtedness are not changed as a result of such extension or refinancing; and

                  (xii) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any time outstanding.

7.2      LIENS AND RELATED MATTERS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, except:

                  (i)      Permitted Encumbrances;

                  (ii) Liens existing on the Closing Date securing Indebtedness listed on Schedule 7.1;

                  (iii)    Liens granted pursuant to the Collateral Documents;

                  (iv) Liens placed on property, plant or equipment used in the ordinary course of business of Company or any of its Subsidiaries to secure Indebtedness incurred to pay all or a portion of the purchase price thereof; PROVIDED that (a) the Lien encumbering such property, plant or equipment does not encumber any other asset of Company or any of its Subsidiaries and (b) the Indebtedness secured thereby is permitted under subsection 7.1(vii);

                  (v) (a) Liens encumbering assets of a Restricted Acquisition Subsidiary that are granted to secure Indebtedness permitted under subsection 7.1(ix) at the time such Indebtedness is assumed by such Restricted Acquisition Subsidiary; PROVIDED that such Liens are not granted in contemplation of the Acquisition pursuant to which such Person becomes a Subsidiary of Company, and (b) Liens encumbering the capital stock and assets of a Restricted Acquisition Subsidiary that are granted to secure Indebtedness permitted under subsection 7.1(ix)(b);

                  (vi) (a) Liens encumbering assets of a Subsidiary of Company that are granted to secure Indebtedness permitted under subsection 7.1(x) at the time such Indebtedness is originally incurred and (b) Liens encumbering the capital stock and assets of a Subsidiary of Company that are granted to secure Indebtedness permitted under subsection 7.1(x)(b); PROVIDED that the aggregate outstanding principal amount of Indebtedness secured by all Liens permitted pursuant to this subsection 7.2(vi) shall at no time exceed $50,000,000, except to the extent that such Subsidiary has granted a Lien on the assets securing any portion of such Indebtedness in excess of $50,000,000 on an equal and ratable basis to Administrative Agent on behalf of Lenders to secure the Obligations;

                  (vii) Liens encumbering (a) Indebtedness permitted under subsections 7.1(viii) and 7.1[(xii)], (b) Contingent Obligations permitted under subsections 7.4(v) and 7.4(ix), and (c) Indetedness permitted under subsection 7.1(ii) to the extent that such Indebtedness arose from Contingent Obligations permitted under subsection 7.4(v) or 7.4(ix);

                  (viii) Other Liens securing Indebtedness in an aggregate amount not to exceed $15,000,000 at any time outstanding.

7.3      INVESTMENTS; JOINT VENTURES.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Company and its Subsidiaries may make loans and advances to officers, directors and employees of Company or any of its Subsidiaries (a) to finance the purchase of capital stock of Company and (b) in an aggregate principal amount not to exceed $5,000,000 at any time outstanding for additional purposes not contemplated by the foregoing clause (a);

                  (iii) Company and its Subsidiaries may make and own Investments consisting of any non-cash proceeds received by Company or any of its Subsidiaries in connection with any Asset Sale permitted under subsection 7.7(v);

                  (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 7.3 annexed hereto and Company and its Subsidiaries may make and own Investments purchased with the proceeds of the sale of any Investments permitted under this subsection 7.3(iv);

                  (v) Company and its Subsidiaries may make and own Investments in any Person in which Company or any of its Subsidiaries has an interest of 50% or less in an aggregate amount at any time not exceeding $50,000,000;

                  (vi) Company and its Subsidiaries may make and own Investments (collectively, "UNRESTRICTED INVESTMENTS") in addition to those permitted under clauses (i) through (iv) above, including Investments in Restricted Acquisition Subsidiaries and in Unrestricted Subsidiaries, as follows: (a) Unrestricted Investments in an aggregate amount not to exceed at any time (1) $30,000,000 for all such Unrestricted Investments in Unrestricted Subsidiaries or (2) $45,000,000 for all such Unrestricted Investments (including all such Unrestricted Investments in Restricted Acquisition Subsidiaries and Unrestricted Subsidiaries) and (b) Unrestricted Investments in addition to the Unrestricted Investments permitted under the preceding clause (a), PROVIDED that after giving effect to any such additional Unrestricted Investment pursuant to this clause
                  (b) the Available Amount Usage shall not exceed the Available Amount.

7.4      GUARANTEE OBLIGATIONS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Guarantee Obligation, except:

                  (i) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations in respect of the Guaranties;

                  (ii) Company may become and remain liable with respect to Guarantee Obligations in respect of Letters of Credit;

                  (iii) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

                  (iv) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

                  (v) Company and its Subsidiaries may become and remain liable with respect to Guarantee Obligations in respect of any Indebtedness of Company or any of its Subsidiaries (other than Restricted Acquisition Subsidiaries) permitted by SUBSECTION 7.1; PROVIDED that neither Company nor any of its Subsidiaries may become or remain liable with respect to Guarantee Obligations in respect of any Indebtedness permitted under subsection 7.1(x)(b) unless such Person becomes a Subsidiary of Company pursuant to the Acquisition financed with the proceeds of such Indebtedness or acquires a direct Subsidiary pursuant to such Acquisition;

                  (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Guarantee Obligations described in SCHEDULE 7.4 annexed hereto;

                  (vii) Company's Subsidiaries may become and remain liable with respect to Guarantee Obligations under subordinated guaranties of the Bridge Notes, the Conversion Notes and the Refinancing Sub Debt;

                  (viii) Company's Subsidiaries may remain liable with respect to subordinated Guarantee Obligations under the Existing Subordinated Note Indenture with respect to the Existing Senior Subordinated Notes not tendered pursuant to the Tender Offer and which have not been defeased in accordance with subsection 7.5(ii) and the Existing Senior Subordinated Note Indenture; and

                  (ix) Company and its Subsidiaries may become and remain liable with respect to other Guarantee Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Guarantee Obligations shall at no time exceed $15,000,000.

7.5      RESTRICTED JUNIOR PAYMENTS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; PROVIDED that (i) Company may make scheduled payments of principal in respect of any Existing Senior Subordinated Notes not tendered pursuant to the Tender Offer and which has not been defeased in accordance with subsection 7.5(ii) and the Existing Senior Subordinated Note Indenture, in each case in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Existing Senior Subordinated Note Indenture, and (ii) so long as no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company may:

                           (a) (1) repurchase shares of its capital stock (together with options or warrants in respect of any thereof) held by officers, directors and employees of Company so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements, and (2) repurchase shares of its capital stock (together with options or warrants in respect of any thereof) held by officers, directors and employees of Company and relatives of such Persons during Fiscal Year 2000 so long as the aggregate amount paid by Company for such shares does not exceed $3,500,000;

                           (b) repurchase, redeem, defease or otherwise prepay or retire any Existing Subordinated Notes not tendered pursuant to the Tender Offer on terms (set forth in the Existing Senior Subordinated Note Indenture or otherwise) no less favorable in any material respect to Company and Lenders than the terms of the Tender Offer;

                           (c) repurchase, redeem, defease or otherwise ' prepay or retire the Bridge Notes, the Conversion Notes and the Refinancing Sub Debt; PROVIDED that, in each case, after giving effect thereto the Available Amount Usage shall not exceed the Available Amount;

                           (d) purchase, redeem or otherwise acquire shares of common stock of Company or warrants or options to acquire any such shares with proceeds received by Company from substantially concurrent equity contributions or issuances of new shares of its common stock;

                           (e) redeem or exchange, in whole or in part, any capital stock of Company for shares of another class of capital stock of Company or rights to acquire shares of such other class of capital stock; PROVIDED that such other class of capital stock contains terms and provisions (taken as a whole, and taking into account the relative amounts of the shares of each class of capital stock involved in such redemption or exchange) that are at least as advantageous to Lenders as those contained in the capital stock redeemed or exchanged therefor;

                           (f) redeem or cancel Existing Preferred Stock in the Merger pursuant to the terms of the Merger Agreement;

                           (g) redeem, repurchase or otherwise prepay the Bridge Notes or Conversion Notes with the proceeds of the Refinancing Sub Debt;

                           (h) make other Restricted Junior Payments; PROVIDED that on the date (the "DECLARATION DATE") of declaration of any dividend in respect of Company's outstanding capital stock pursuant to the terms of this clause
                  (h) or the making of any other Restricted Junior Payment pursuant to the terms of this clause (h), (X) the Consolidated Leverage Ratio as of the last day of the Fiscal Quarter most recently ended shall be less than 4.00:1.00 and (Y) the aggregate amount of any such Restricted Junior Payment, when added to the aggregate amount of all Restricted Junior Payments previously declared or (without duplication) paid by Company pursuant to this clause (h) during the period commencing on the Closing Date and ending on the Declaration Date, does not exceed 50% of cumulative Consolidated Net Income of Company and its Subsidiaries for the period commencing on the Closing Date and ending on the last day of the Fiscal Quarter most recently ended.

7.6      FINANCIAL COVENANTS.

                  A. MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Cash Interest Expense for the four-Fiscal Quarter period ending on the last day of any Fiscal Quarter set forth below to be less than the correlative ratio indicated:


YEAR                  FISCAL QUARTER                MINIMUM INTEREST COVERAGE RATIO
----                  --------------                -------------------------------
2000                  Second                                   1.50:1.00
                      Third                                    1.50:1.00
                      Fourth                                   1.50:1.00

2001                  First                                    1.50:1.00
                      Second                                   1.50:1.00
                      Third                                    1.65:1.00
                      Fourth                                   1.65:1.00

2002                  First                                    1.70:1.00


                                       106

                      Second                                   1.75:1.00
                      Third                                    1.80:1.00
                      Fourth                                   1.85:1.00

2003                  First                                    1.90:1.00
                      Second                                   2.00:1.00
                      Third                                    2.00:1.00
                      Fourth                                   2.00:1.00

2004                  First                                    2.15:1.00
                      Second                                   2.25:1.00
                      Third                                    2.25:1.00
                      Fourth                                   2.25:1.00

2005                  First                                    2.50:1.00
                      Second                                   2.50:1.00
                      Third                                    2.50:1.00
                      Fourth                                   2.50:1.00

Thereafter                                                     2.75:1.00

                  B. MAXIMUM LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter set forth below to exceed the correlative ratio indicated:

YEAR                  FISCAL QUARTER                    MAXIMUM LEVERAGE RATIO
----                  --------------                    ----------------------
2000                  Second                                   6.00:1.00
                      Third                                    6.00:1.00
                      Fourth                                   6.00:1.00

2001                  First                                    6.00:1.00
                      Second                                   6.00:1.00
                      Third                                    6.00:1.00
                      Fourth                                   6.00:1.00

2002                  First                                    5.50:1.00
                      Second                                   5.50:1.00
                      Third                                    5.50:1.00


                                       107

                      Fourth                                   5.50:1.00

2003                  First                                    5.00:1.00
                      Second                                   5.00:1.00
                      Third                                    5.00:1.00
                      Fourth                                   5.00:1.00

2004                  First                                    4.50:1.00
                      Second                                   4.50:1.00
                      Third                                    4.50:1.00
                      Fourth                                   4.50:1.00

YEAR                  FISCAL QUARTER                    MAXIMUM LEVERAGE RATIO
----                  --------------                    ----------------------
2005                  First                                    4.00:1.00
                      Second                                   4.00:1.00
                      Third                                    4.00:1.00
                      Fourth                                   4.00:1.00

Thereafter                                                     3.75:1.00

7.7      RESTRICTION ON CERTAIN FUNDAMENTAL CHANGES; ASSET SALES AND
         ACQUISITIONS.

         Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or make any Acquisition, except:

                  (i) any Subsidiary of Company may be merged with or into Company or any other Subsidiary of Company, and any Subsidiary of Company may be liquidated, wound up or dissolved, or all or any part of its business, property or assets (including capital stock of any Subsidiary of Company) may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any other Subsidiary of Company; PROVIDED that in the case of any such merger involving Company, Company shall be the continuing or surviving corporation;

                  (ii) Company and its Subsidiaries may make Acquisitions (by merger or otherwise) so long as the requirements of subsection 6.13 have been satisfied and prior to the consummation of any such Acquisition, Company shall have delivered to Administrative Agent (a) financial statements for Company and its Subsidiaries for the four Fiscal-Quarter period most recently ended (the "PRO FORMA TEST PERIOD"), prepared on a pro forma basis as if such Acquisition had been consummated on the first day of the Pro Forma Test Period and giving effect to Company's good faith estimate of any anticipated cost savings or increases as a result of the consummation thereof, and (b) a pro forma Compliance Certificate demonstrating that, on the basis of such pro forma financial statements, Company would have been in compliance with all financial covenants set forth in subsection 7.6 on the last day of the Pro Forma Test Period; PROVIDED that, for Acquisitions consummated prior to the last day of the second Fiscal Quarter of 2000, the requirements of subsection 7.6 in effect for the four Fiscal-Quarter period ending on such date shall be deemed to be in effect for the Pro Forma Test Period;

                  (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business and sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (iv) Company and its Subsidiaries may sell or otherwise dispose of other assets in transactions that do not constitute Asset Sales;

                  (v) Company and its Subsidiaries may make Asset Sales of assets having a fair value not in excess of $65,000,000 during the term of this Agreement; PROVIDED that (w) the consideration received in each such Asset Sale shall be in an amount at least equal to the fair value of the assets being sold; (x) any non-cash consideration received by Company in respect of any such Asset Sale in the form of Indebtedness of any Person in an amount in excess of $5,000,000 shall be evidenced by a promissory note which shall be pledged by Company to Administrative Agent pursuant to the Pledge Agreement as security for the Obligations; and (y) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a); and

                  (vi)     Investments permitted under subsection 7.3.

7.8      CONSOLIDATED CAPITAL EXPENDITURES.

                  A. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures during the Fiscal Year 2000 in an aggregate amount in excess of $75,000,000; PROVIDED that, in addition to the foregoing, Company and its Subsidiaries may make or incur Consolidated Capital Expenditures during the Fiscal Year 2000 in connection with the further expansion by Company and its Subsidiaries into additional diagnostic imaging and therapeutic modalities, including, without limitation, cardiac MRI, lithotripsy, positron emission tomography and outsourced radiology department (the "EXPANSION CAPITAL EXPENDITURES"), so long as the aggregate amount of such Expansion Capital Expenditures does not exceed $30,000,000.

                  B. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in any Fiscal Year (the "CURRENT FISCAL YEAR") after Fiscal Year 2000 in an aggregate amount in excess of the greater of (i) $75,000,000 (the "MINIMUM AMOUNT") PLUS any Carryover Amount from the Preceding Fiscal Year (as defined below) and (ii) an amount equal to Annualized EBITDA for the Preceding Fiscal Year (as defined below) DIVIDED BY the Factor for the Preceding Fiscal Year set forth below LESS Fixed Charges for the Preceding Fiscal Year (as defined below).


                                                                                             Factor for the
                                                                                             Preceding
                     Current Fiscal Year            Preceding Fiscal Year                    Fiscal Year
                     -------------------            ---------------------                    --------------
                     2001                                               2000                           0.85

                     2002                                               2001                           0.90

                     2003                                               2002                           1.00

                     2004                                               2003                           1.00

                     2005                                               2004                           1.05

                     2006                                               2005                           1.10

                     2007                                               2006                           1.10

                     2008                                               2007                           1.10


         For purposes of this subsection 7.8B:

         "ANNUALIZED EBITDA FOR THE PRECEDING FISCAL YEAR" means the product of
(i) Consolidated Adjusted EBITDA for the two Fiscal Quarter period ending on the last day of the Preceding Fiscal Year MULTIPLIED BY (ii) two.

         "CARRYOVER AMOUNT FROM THE PRECEDING FISCAL YEAR" means an amount equal to the excess, if any, of the Minimum Amount over the amount which was incurred by Company and its Subsidiaries as Consolidated Capital Expenditures during the Preceding Fiscal Year.

         "FIXED CHARGES FOR THE PRECEDING FISCAL YEAR" means the sum of (1) Consolidated Cash Interest Expense for the Preceding Fiscal Year PLUS (2) the aggregate amount of scheduled repayments of Consolidated Total Debt made by Company and its Subsidiaries during the Preceding Fiscal Year.

         "PRECEDING FISCAL YEAR" means the Fiscal Year immediately preceding the Current Fiscal Year.

                  C. In addition to the foregoing, Company may incur Consolidated Capital Expenditures in any Fiscal Year up to an amount which will not cause the Available Amount Usage to exceed the Available Amount.

7.9      AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.

                  A. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change any of the terms of any Subordinated Indebtedness in a manner that would be adverse to Lenders in any material respect.

SECTION 8. EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise; or failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due from Company under this Agreement, in each case within five days after the date due; or

8.2      DEFAULT IN OTHER AGREEMENTS.

(i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Guarantee Obligations with an aggregate principal amount of $20,000,000 or more beyond the end of any grace or notice period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Guarantee Obligations in the aggregate principal amount referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Guarantee Obligation(s), if such breach or default continues after any applicable grace or notice period provided therefor and the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Guarantee Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Guarantee Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

8.3      BREACH OF CERTAIN COVENANTS.

         Failure of Company to perform or comply with any term or condition contained in subsection 6.1(vi)(a) or Section 7; or

8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

(i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or foreign law; or (ii) an involuntary case shall be commenced against Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, dissolution, liquidation or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

(i) Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, dissolution, liquidation or similar law (whether federal, state or foreign) now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Material Subsidiaries shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      JUDGMENTS AND ATTACHMENTS

         Any money judgments, writs or warrants of attachment or similar processes involving in the aggregate at any time an amount in excess of $20,000,000 (to the extent such amount is not adequately covered by insurance as to which the insurance company has not disputed coverage in writing) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days; or

8.9      ERISA.

         An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan; or

8.10     CHANGE OF CONTROL.

         A Change of Control shall occur; or

8.11 MATERIAL INVALIDITY OF GUARANTIES; MATERIAL FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

         At any time after the execution and delivery thereof, (i) any material provision of the Subsidiary Guaranty or any guaranty entered into by a Subsidiary of Company pursuant to subsection 6.7B for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, as to any material portion of Subsidiary Guarantors and other Subsidiaries guaranteeing the Obligations, (ii) any Collateral Document shall cease to create a valid security interest in the collateral purported to be covered thereby or shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof), in each case to the extent the same affects a material portion of the Collateral and in each case for any reason other than any act or omission of Administrative Agent or any Lender, or (iii) any Loan Party shall deny in writing its obligations under any Loan Document to which it is a party:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i) or the obligations of Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(v).

         Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

SECTION 9. ADMINISTRATIVE AGENT

9.1      APPOINTMENT.

         BTCo is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and Company shall not have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this

Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Neither Syndication Agent nor Documentation Agent shall have any liability to any Person under this Agreement except in its capacity as a Lender or, if applicable, an Issuing Lender.

9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

                  A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                  B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                  C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

                  D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, Documentation Agent and Syndication Agent to the extent that such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Person in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent, Documentation Agent or Syndication Agent, respectively, in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the indemnified Person. If any indemnity furnished to Administrative Agent, Documentation Agent or Syndication Agent for any purpose shall, in the opinion of such Person, be insufficient or become impaired, such Person may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER.

                  A. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent acceptable to Company (which acceptance shall not be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  B. SUCCESSOR SWING LINE LENDER. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of BTCo or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and

Swing Line Lender in accordance with subsection 2.1E, Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of EXHIBIT VIII annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6      COLLATERAL DOCUMENTS AND GUARANTIES.

         Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Guaranties, and each Lender agrees to be bound by the terms of each Collateral Document and each Guaranty; PROVIDED that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Guaranties or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary from its Guaranty if all of the capital stock of such Subsidiary is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

SECTION 10. MISCELLANEOUS

10.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

                  A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time (i) to sell, assign or transfer to any Eligible Assignee, or (ii) to sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it;

PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the SEC or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; PROVIDED, FURTHER that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); PROVIDED, FURTHER that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and PROVIDED, FURTHER that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

                  B.       ASSIGNMENTS.

                  (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, or in the case of an assignment by any Lender that is a fund that invests in bank loans, to any other fund that invests in bank loans and is managed by the same investment adviser of such assigning Lender or by an Affiliate of such investment adviser, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee (treating (x) any fund that invests in bank loans and (y) any other fund that invests in bank loans and is managed by the same investment adviser as such fund or by an Affiliate of such investment adviser, as a single Eligible Assignee) with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed); PROVIDED, that the consent of Company shall not be required for any assignment that occurs at any time when an Event of Default under subsection
                  8.6 or 8.7 shall have occurred and be continuing. To the extent of any such assignment in accordance with either clause
                  (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a


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                  processing and recordation fee of $3,500 and such forms,
                  certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsections 2.7B(iii)(a) and 2.7B(iv)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
                  (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.8B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and to the assigning Lender, substantially in the form of
                  EXHIBIT IV, EXHIBIT V, EXHIBIT VI or EXHIBIT VII annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Tranche A Term Loans and/or Tranche B Term Loans and/or Tranche C Term Loans, as the case may be, of the assignee and the assigning Lender.

                  (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsections 2.7B(iii)(a) and 2.7B(iv)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent


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                  of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

                  C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or a reduction of the fee payable in respect of any Letter of Credit allocated to such participation or a reduction of any commitment fee in respect of any Commitment allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

                  D. ASSIGNMENTS TO FEDERAL RESERVE BANKS AND FUND TRUSTEES. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to secure the obligations of such Lender, including, but not limited to, obligations to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and, with the consent of Company and Administrative Agent, any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee, other representative or creditor in support of its obligations to such Persons; PROVIDED that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants) and their respective investment advisers, subject to subsection 10.18.

                  F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of


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such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2     EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) pursuant to a detailed invoice submitted to Company in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing fees, expenses and taxes, stamp or documentary taxes, search fees and reasonable fees, expenses and disbursements of counsel to Administrative Agent; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any environmental consultants retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for on or before the Closing Date; (vi) all the actual costs and reasonable expenses of the custody or preservation of any of the Collateral;
(vii) all other actual and reasonable costs and expenses incurred by Syndication Agent, Documentation Agent and Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by Administrative Agent and each Lender in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Administrative Agent, Syndication Agent, Documentation Agent and each Lender, and the officers, directors, employees, trustees, partners, agents and affiliates of Administrative Agent, Syndication Agent, Documentation Agent and each Lender (collectively called the "INDEMNITEES"), from and against


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any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that
Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4     SET-OFF.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of any obligations and liabilities of Company then due and payable to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, irrespective of whether or not that Lender shall have made any demand for payment thereof.


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10.5     RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     AMENDMENTS AND WAIVERS.

                  A. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to subsection 2.2E) or any commitment fees or letter of credit fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit, (ii) amend, modify, terminate or waive any provision of this subsection 10.6, (iii) reduce the percentage specified in the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Loan Commitments and the Revolving


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Loans are included on the Closing Date), or (iv) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement; PROVIDED, FURTHER that no such amendment, modification, termination or waiver shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Potential Event of Default or Event of Default shall constitute an increase in the Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender); (2) amend, modify, terminate or waive any provision of subsection 2.1A(v) or any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans without the consent of Swing Line Lender; (3) amend the definition of "Supermajority Lenders" without the consent of the Supermajority Lenders, or release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty except as expressly provided in the Loan Documents, without the consent of the Supermajority Lenders, (4) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class, or alter the required application of any repayments or prepayments as between Classes pursuant to subsection 2.4B(iv) without the consent of Requisite Class
Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof (although Requisite Lenders may waive, in whole or in part, any mandatory prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered); (5) without the consent of Requisite Class Lenders of the respective Class, waive, reduce or postpone any scheduled repayment set forth in subsection 2.4A(i), (ii) or (iii) with respect to the applicable Term Loans of such affected Class; (6) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in subsection 3.1C without the written concurrence of Administrative Agent and of each Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued it; (7) amend, modify, terminate or waive any provision of Section 9 as the same applies to Administrative Agent, or any other provision of this Agreement as the same applies to the rights or obligations of Administrative Agent, in each case without the consent of Administrative Agent; or (8) amend the definition of "Supermajority Class B Lenders" or "Supermajority Class C Lenders" without the consent of the Supermajority Class B Lenders or the Supermajority Class C Lenders, respectively, or permit any interest period with a duration of longer than six months with respect to any LIBOR Loans that are Tranche B Term Loans without the consent of the Supermajority Class B Lenders, or permit any interest period with a duration of longer than six months with respect to any LIBOR Loans that are Tranche C Term Loans without the consent of the Supermajority Class C Lenders.

                  B. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, Company.


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10.7     NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.8     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.9     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.10    MARSHALLING; PAYMENTS SET ASIDE.

         Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or


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federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11    SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.14    APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.15    SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). None of Company's rights or obligations hereunder or under the other Loan Documents nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.


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10.16    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.7;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.16 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.17    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be


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all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.18    CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant and their respective investment advisers in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof, or the National Association of Insurance Commissioners (the "NAIC") or disclosures required to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
Section 10.18) or any other Person with the prior written consent of Company and Administrative Agent in the exercise of their respective sole discretion or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof or the NAIC (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency or the NAIC) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.19    COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.20    JUDGMENT CURRENCY.

                  A. CURRENCY CONVERSION RATE. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Administrative Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given.

                  B. DISCHARGE OF JUDGMENT. The obligations of Company in respect of any sum due from it to Lenders hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day following receipt by Administrative Agent of any sum adjudged to be so due in the Other Currency, Administrative Agent may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the Original Currency so purchased is less than the sum originally due to Lenders in the Original Currency, Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lenders against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to Lenders in the Original Currency, Lenders shall remit such excess to Company.

10.21    EUROPEAN MONETARY UNION.

         It is hereby acknowledged that during the term of this Agreement, any country which on the date hereof has not adopted the single European currency as part of the European Economic and Monetary Union may adopt such single European currency as its lawful currency in place of its original currency. It is hereby acknowledged and agreed that the original currency of such country shall include any such successor currency and that conversion into such successor currency shall be made at the official rate of conversion on the date on which such original currency is so replaced, and that the denomination of the original currency shall be retained hereunder for so long as it is legally permissible. It is hereby further acknowledged and agreed that the provisions of this Agreement relating to such original currency shall remain in full force and effect upon such conversion, and that neither the replacement of such original currency by such successor currency, the fixing of the official rate of conversion, nor any economic consequences resulting therefrom shall give rise to any right to terminate, contest, cancel, modify or renegotiate the provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                     COMPANY:
                                    ALLIANCE IMAGING, INC.

                                    By:  /s/ KENNETH S. ORD
                                         ---------------------------------------
                                         Name:  Kenneth S. Ord
                                         Title: Executive Vice President and
                                                Chief Financial Officer


                     AGENTS AND LENDERS:


                                    MORGAN GUARANTY TRUST COMPANY

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:



                                    CITIBANK, N.A.

                                    By:  /s/ EDWARD T. CROOK
                                         ---------------------------------------
                                         Name:  Edward T. Crook
                                         Title: Attorney In Fact

                                    BANKERS TRUST COMPANY,
                                    individually and as Administrative Agent

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED

                                    By:  /s/ J. KENNETH BIEGEN
                                         ---------------------------------------
                                         Name:  J. Kenneth Biegen
                                         Title: Senior Vice President


                                    KZH CNC LLC

                                    By:  /s/ PETER CHIN
                                         ---------------------------------------
                                         Name:  Peter Chin
                                         Title: Authorized Agent


                                    BHF (USA) CAPITAL CORPORATION

                                    By:  /s/ HANS J. SCHOLZ
                                         ---------------------------------------
                                         Name:  Hans J. Scholz
                                         Title: Vice President

                                    By:  /s/ THOMAS J. SCIFO
                                         ---------------------------------------
                                         Name:  Thomas J. Scifo
                                         Title: Vice President


                                    IKB DEUTSCHE INDUSTRIEBANK AG,
                                    Luxembourg Branch

                                    By:  /s/ EDWIN BRECHT
                                         ---------------------------------------
                                         Name:  Edwin Brecht
                                         Title: Executive Director


                                    VAN KAMPEN SENIOR FLOATING RATE FUND
                                    By: Van Kampen Investment Advisory Corp.

                                    By:  /s/ DARVIN D. PIERCE
                                         ---------------------------------------
                                         Name:  Darvin D. Pierce
                                         Title: Vice President


                                    GOLDMAN SACHS CREDIT PARTNERS, LP

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT I

                                    [FORM OF]

                               NOTICE OF BORROWING


                  Pursuant to that certain Credit Agreement dated as of November 2, 1999, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Alliance Imaging, Inc., a Delaware corporation ("COMPANY"), the financial institutions party thereto as Lenders ("LENDERS"), and Bankers Trust Company, as Administrative Agent ("ADMINISTRATIVE AGENT"), this represents Company's request to borrow as follows:

         1.      DATE OF BORROWING:    ___________________, _________

         2.      AMOUNT OF BORROWING: $__________________

         3.      LENDER(S):              a. Lenders, in accordance with their
                                            applicable Pro Rata Shares
                                         b. Swing Line Lender

         4.      TYPE OF LOANS:          a. Tranche A Term Loans
                                         b. Tranche B Term Loans
                                         c. Tranche C Term Loans
                                         d. Revolving Loans
                                         e. Swing Line Loan

         5.      INTEREST RATE OPTION:   a. Base Rate Loan(s)
                                         b. LIBOR Loans with an initial Interest
                                            Period of ____________ month(s)


The proceeds of such Loans are to be deposited in Company's account at Administrative Agent.

                     The undersigned officer, to the best of his or her knowledge, and Company certify that:

                  (i) [After the Closing Date:] The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date; and

                  (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default.

DATED:                                  ALLIANCE IMAGING, INC.
       --------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT II

                                    [FORM OF]

                        NOTICE OF CONVERSION/CONTINUATION


                  Pursuant to that certain Credit Agreement dated as of November 2, 1999, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Alliance Imaging, Inc., a Delaware corporation ("COMPANY"), the financial institutions party thereto as Lenders, and Bankers Trust Company, as Administrative Agent, this represents Company's request to convert or continue Loans as follows:

          1.        DATE OF CONVERSION/CONTINUATION: __________________, _______

          2.        AMOUNT OF LOANS BEING CONVERTED/CONTINUED:

                     $_______________

          3.        TYPE OF LOANS BEING           a.    Tranche A Term Loans
                    CONVERTED/CONTINUED:          b.    Tranche B Term Loans
                                                  c.    Tranche C Term Loans
                                                  d.    Revolving Loans

           4.        NATURE OF CONVERSION/CONTINUATION:
                              a.    Conversion of Base Rate Loans to LIBOR Loans
                              b.    Conversion of LIBOR Loans to Base Rate Loans
                              c.    Continuation of LIBOR Loans as such

           5. If Loans are being continued as or converted to LIBOR Loans, the duration of the new Interest Period that commences on the conversion/ continuation date: _______________ month(s)

                  In the case of a conversion to or continuation of LIBOR Loans, the undersigned officer, to the best of his or her knowledge, and Company certify that no Event of Default has occurred and is continuing.

DATED:                                  ALLIANCE IMAGING, INC.
       --------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT III

                                    [FORM OF]

                    REQUEST FOR ISSUANCE OF LETTER OF CREDIT

                  Pursuant to that certain Credit Agreement dated as of November 2, 1999, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Alliance Imaging, Inc., a Delaware corporation ("COMPANY"), the financial institutions party thereto as Lenders, and Bankers Trust Company, as Administrative Agent ("ADMINISTRATIVE AGENT"), this represents Company's request for the issuance of a Letter of Credit by Issuing Lender as follows:

           1.        DATE OF ISSUANCE OF LETTER OF CREDIT:  ___________, ______

           2.        TYPE OF LETTER OF CREDIT:  a.   Commercial Letter of Credit
                                                b.   Standby Letter of Credit

           3.        FACE AMOUNT AND (IF NOT US DOLLARS) CURRENCY OF
                     LETTER OF CREDIT:

                                                                 ______________

           4.        EXPIRATION DATE OF LETTER OF CREDIT:  ___________, _______

           5.        NAME AND ADDRESS OF BENEFICIARY:

                             __________________________________________________

                             __________________________________________________

                             __________________________________________________

                             __________________________________________________


           6.     ATTACHED HERETO IS:
                  a.       the verbatim text of such proposed Letter of Credit
                  b. a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

                  The undersigned officer, to the best of his or her knowledge, and Company certify that:

                  (i) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and

                                     III-1
                  warranties were true, correct and complete in all material respects on and as of such earlier date; and

                  (ii) No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default.

DATED:                                  ALLIANCE IMAGING, INC.
       --------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                     III-2

                                   EXHIBIT IV

                          [FORM OF TRANCHE A TERM NOTE]

                             ALLIANCE IMAGING, INC.

                      PROMISSORY NOTE DUE NOVEMBER 2, 2006

$(1)                                                          New York, New York
                                                                November 2, 1999

                  FOR VALUE RECEIVED, ALLIANCE IMAGING, INC., a Delaware corporation ("COMPANY"), promises to pay to _____________(2) ("PAYEE") or its registered assigns the principal amount of ________________(3) ($[1]) in the installments referred to below.

                  Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 2, 1999 by and among Company, the financial institutions party thereto as Lenders, and Bankers Trust Company, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  Company shall make principal payments on this Note in consecutive annual installments, commencing on the second anniversary of the Closing Date and ending on the seventh anniversary of the Closing Date. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; PROVIDED that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

                  This Note is one of Company's "Tranche A Term Notes" in the aggregate principal amount of $131,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche A Term Loan evidenced hereby was made and is to be repaid.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit

--------
(1)          Insert amount of Lender's Tranche A Term Loan in numbers.
(2)          Insert Lender's name in capital letters.
(3)          Insert amount of Lender's Tranche A Term Loan in words.

Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                  This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                  This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.15 of the Credit Agreement.

                  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        ALLIANCE IMAGING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT V

                          [FORM OF TRANCHE B TERM NOTE]

                             ALLIANCE IMAGING, INC.

                      PROMISSORY NOTE DUE NOVEMBER 2, 2007

$(1)                                                          New York, New York
                                                                November 2, 1999

                  FOR VALUE RECEIVED, ALLIANCE IMAGING, INC., a Delaware corporation ("COMPANY"), promises to pay to _______________(2) ("PAYEE") or its registered assigns the principal amount of ___________________(3) ($[1]) in the installments referred to below.

                  Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 2, 1999 by and among Company, the financial institutions party thereto as Lenders, and Bankers Trust Company, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  Company shall make principal payments on this Note in consecutive annual installments, commencing on the second anniversary of the Closing Date and ending on the eighth anniversary of the Closing Date. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; PROVIDED that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

                  This Note is one of Company's "Tranche B Term Notes" in the aggregate principal amount of $150,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche B Term Loan evidenced hereby was made and is to be repaid.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as

--------
(1)          Insert amount of Lender's Tranche B Term Loan in numbers.
(2)          Insert Lender's name in capital letters.
(3)          Insert amount of Lender's Tranche B Term Loan in words.

the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                  This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                  This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.15 of the Credit Agreement.

                  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        ALLIANCE IMAGING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT VI

                          [FORM OF TRANCHE C TERM NOTE]

                             ALLIANCE IMAGING, INC.

                      PROMISSORY NOTE DUE ___________, 2008

$(1)                                                          New York, New York
                                                                November 2, 1999

                  FOR VALUE RECEIVED, ALLIANCE IMAGING, INC., a Delaware corporation ("COMPANY"), promises to pay to ________________(2) ("PAYEE") or its registered assigns the principal amount of ___________________(3) ($[1]) in the installments referred to below.

                  Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 2, 1999 by and among Company, the financial institutions party thereto as Lenders, and Bankers Trust Company, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  Company shall make principal payments on this Note in consecutive annual installments, commencing on the second anniversary of the Closing Date and ending on the ninth anniversary of the Closing Date. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; PROVIDED that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

                  This Note is one of Company's "Tranche C Term Notes" in the aggregate principal amount of $185,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche C Term Loan evidenced hereby was made and is to be repaid.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as

--------
(1)          Insert amount of Lender's Tranche C Term Loan in numbers.
(2)          Insert Lender's name in capital letters.
(3)          Insert amount of Lender's Tranche C Term Loan in words.

the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

                  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                  This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                  This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.15 of the Credit Agreement.

                  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        ALLIANCE IMAGING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT VII

                            [FORM OF REVOLVING NOTE]

                             ALLIANCE IMAGING, INC.

                      PROMISSORY NOTE DUE NOVEMBER 2, 2006

$(1)                                                         New York, New York
                                                                November 2, 1999

                  FOR VALUE RECEIVED, ALLIANCE IMAGING, INC., a Delaware corporation ("COMPANY"), promises to pay to ________________(2) ("PAYEE") or its registered assigns, on or before November 2, 2006, the lesser of (x) ____________________(3) ($[1]) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

                  Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 2, 1999 by and among Company, the financial institutions party thereto as Lenders, and Bankers Trust Company, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  This Note is one of Company's "Revolving Notes" in the aggregate principal amount of $150,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

--------
(1)          Insert amount of Lender's Revolving Loan Commitment in numbers.
(2)          Insert Lender's name in capital letters.
(3)          Insert amount of Lender's Revolving Loan Commitment in words.


                                     VII-1

                  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                  This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                  This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.15 of the Credit Agreement.

                  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.


                                     VII-2

                  IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        ALLIANCE IMAGING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                     VII-3

                                  TRANSACTIONS
                                       ON
                                 REVOLVING NOTE

                                                                                              Outstanding
                        Type of               Amount of               Amount of                Principal
                       Loan Made              Loan Made             Principal Paid              Balance              Notation
      Date              This Date              This Date               This Date               This Date             Made By
      ----              ---------              ---------               ---------               ---------             -------



                                     VII-4

                                  EXHIBIT VIII

                            [FORM OF SWING LINE NOTE]

                             ALLIANCE IMAGING, INC.

                      PROMISSORY NOTE DUE NOVEMBER 2, 2006

$10,000,000                                                   New York, New York
                                                                November 2, 1999

                  FOR VALUE RECEIVED, ALLIANCE IMAGING, INC., a Delaware corporation ("COMPANY"), promises to pay to BANKERS TRUST COMPANY ("PAYEE"), on or before November 2, 2006, the lesser of (x) TEN MILLION and NO/100 DOLLARS ($10,000,000.00) and (y) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.

                  Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of November 2, 1999 by and among Company, the financial institutions party thereto as Lenders, and Payee, as Administrative Agent (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  This Note is Company's "Swing Line Note" and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                  Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

                  This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Credit Agreement.

                  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE


                                     VIII-1

GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                  This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.15 of the Credit Agreement.

                  Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                                  VIII-2

                  IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        ALLIANCE IMAGING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                  VIII-3

                                  TRANSACTIONS
                                       ON
                                 SWING LINE NOTE

                                                      Outstanding
                 Amount of         Amount of           Principal
                 Loan Made       Principal Paid         Balance         Notation
    Date         This Date         This Date           This Date        Made By
    ----         ---------       --------------       ------------      --------






                                  VIII-4

                                   EXHIBIT IX

                                    [FORM OF]

                             COMPLIANCE CERTIFICATE


THE UNDERSIGNED HEREBY CERTIFY THAT:

                  (1) We are the duly elected [Title] and [Title] of Alliance Imaging, Inc., a Delaware corporation ("COMPANY");

                  (2) We have reviewed the terms of that certain Credit Agreement dated as of November 2, 1999, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among Company, the financial institutions party thereto as Lenders, and Bankers Trust Company, as Administrative Agent, and the terms of the other Loan Documents, and we have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

                  (3) The examination described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

                  [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event:

_______________________________________________________________________________]

                  The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, [199_][200_] pursuant to subsection 6.1(iii) of the Credit Agreement.

                                        ALLIANCE IMAGING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                ATTACHMENT NO. 1
                            TO COMPLIANCE CERTIFICATE


                  This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of ____________, ____ and pertains to the period from ____________, ____ to ____________, ____. Subsection references herein relate to subsections of the Credit Agreement.


A.        INDEBTEDNESS
          1.        Indebtedness permitted under subsection 7.1(x):                $_____________

          2.        Maximum permitted under subsection 7.1(x):                     $  100,000,000

          3.        Indebtedness permitted under subsection 7.1(xii):              $_____________

          4.         Maximum permitted under subsection 7.1(xii):                  $  100,000,000

B.        LIENS

          1.        Indebtedness permitted under subsection 7.1(x)
                    secured by liens on assets not equally and ratably
                    shared by Administrative Agent on behalf of Lenders:           $_____________

          2.        Maximum permitted under 7.2(vi):                               $   50,000,000

          3.        Indebtedness secured by Liens permitted under
                    subsection 7.2(vii):                                           $_____________

          4.        Maximum permitted under subsection 7.2(vii):                   $   15,000,000

C.        INVESTMENTS

          1.        Investments in loans and advances to officers,
                    directors and employees other than for the purchase
                    of stock permitted under subsection 7.3(ii):                   $_____________

          2.        Maximum permitted under subsection 7.3(ii):                    $    5,000,000

          3.        Investments in any Person in which Company or
                    its Subsidiaries has an interest of 50% or less
                    under subsection 7.3(v):                                       $_____________

          4.        Maximum permitted under subsection 7.3(v):                     $   50,000,000

          5.        Unrestricted Investments in Unrestricted Subsidiaries
                    permitted under subsection 7.3(vi)(a):                         $_____________

          6.        Maximum permitted under subsection 7.3(vi)(a):                 $   30,000,000


                                    IX-A-1


          7.        Aggregate Unrestricted Investments permitted under
                    subsection 7.3(vi):                                            $_____________

          8.        Maximum permitted under subsection 7.3(vi):                    $   45,000,000

D.        GUARANTEE OBLIGATIONS

          1.       Guarantee Obligations permitted under subsection
                    7.4(ix):                                                       $_____________

          2.        Maximum permitted under subsection 7.4(ix):                    $   15,000,000

E.        RESTRICTED JUNIOR PAYMENTS

          1.       Repurchases of capital stock in Fiscal Year 2000:               $_____________

          2.       Maximum permitted under clause (ii)(a)(2)
                   of subsection 7.5:                                              $    3,500,000

          3.       Aggregate amount of Restricted Junior Payments paid
                   since the Closing Date as permitted under clause (ii)(h)
                   of subsection 7.5:                                              $_____________

          4.        Cumulative Consolidated Net Income during the
                    period from the Closing Date to the end of the
                    Fiscal Quarter most recently ended:                            $_____________

          5.        Maximum aggregate amount of Restricted Junior
                    Payments since Closing Date (50% of E.4)                       $_____________

F. MINIMUM INTEREST COVERAGE RATIO (for the four-Fiscal Quarter period ending _____________, ____)

          1.        Consolidated Net Income:                                       $_____________

          2.        Consolidated Interest Expense:                                 $_____________

          3.        Provisions for taxes based on income:                          $_____________

          4.        Total depreciation expense:                                    $_____________

          5.        Total amortization expense:                                    $_____________

          6.        Expenses incurred in connection with
                    any issuance of debt or equity:                                $_____________

          7.        Restructuring charges or reserves:                             $_____________

          8.        Expenses or charges relating to the


                                    IX-A-2


                    Recapitalization:                                              $_____________

          9.        Fees and expenses related to permitted
                    Acquisitions and Investments:                                  $_____________

          10.       Other non-cash charges:                                        $_____________

          11.       Deduction for minority interest expense:                       $_____________

          12        Other non-recurring charges:                                   $_____________

          13.       Non-recurring gains:                                           $_____________

          14.       Non-cash gains:                                                $_____________

          15.       Consolidated Adjusted EBITDA
                    (F.1 PLUS F.2 PLUS F.3 PLUS F.4 PLUS F.5 PLUS F.6 PLUS F.7
                    PLUS F.8 PLUS F.9 PLUS F.10 PLUS F.11 PLUS F.12 MINUS F.13
                    MINUS F.14):                                                   $_____________

          16.       Consolidated Cash Interest Expense
                    ((F.2) MINUS any interest expense not payable in cash):        $_____________

          17.       Interest Coverage Ratio (F.15):(F.16):                          ____:1.00

          18.       Minimum ratio required under subsection 7.6A:                   ____:1.00

G.        MAXIMUM LEVERAGE RATIO (as of _____________, ____)

          1.        Consolidated Total Debt:                                       $_____________

          2.        Consolidated Adjusted EBITDA (F.15 above):                     $_____________

          3.        Leverage Ratio (G.1):(G.2):                                     ____:1.00

          4.        Maximum ratio permitted under subsection
                    7.6B:                                                           ____:1.00

H.        FUNDAMENTAL CHANGES

          1.        Aggregate fair value of assets sold in any
                    one or more Asset Sales after Closing Date in one
                    or more transactions permitted under subsection 7.7(v):        $_____________

          2.        Maximum permitted under subsection 7.7(v):                     $   65,000,000

I.        CONSOLIDATED CAPITAL EXPENDITURES

          FOR FISCAL YEAR 2000 ONLY:


                                    IX-A-3

          1.        Consolidated Capital Expenditures
                    for Fiscal Year-to-date in connection with
                    Expansion Capital Expenditures:                                $_____________

          2.        Maximum permitted under subsection 7.8A:                       $   30,000,000

          3.        Other Consolidated Capital Expenditures
                    for Fiscal Year 2000-to-date:                                  $_____________

          4.        Maximum permitted under subsection 7.8A:                       $   75,000,000

          FOR ALL FISCAL YEARS SUBSEQUENT TO 2000:

          5.        Consolidated Capital Expenditures
                    for Fiscal Year-to-date:                                       $_____________

          6.        Minimum Amount:                                                $   75,000,000

          7.        Actual Consolidated Capital Expenditures for
                    Preceding Fiscal Year:                                         $_____________

          8.        Amount of Consolidated Capital Expenditures
                    permitted under clause (i) of subsection 7.8B
                    ($75,000,000 PLUS (I.6 MINUS I.7):                             $_____________

          9.        Consolidated Adjusted EBITDA for the
                    two-Fiscal Quarter period ending on the
                    last day of the Preceding Fiscal Year:                         $_____________

          10.       Annualized EBITDA for the Preceding
                    Fiscal Year (I.9 MULTIPLIED BY 2):                             $_____________

          11.       Consolidated Cash Interest Expense for
                    the Preceding Fiscal Year:                                     $_____________

          12.       Aggregate amount of scheduled repayments
                    of Consolidated Total Debt during
                    the Preceding Fiscal Year:                                     $_____________

          13.       Fixed Charges for the Preceding Fiscal Year
                    (I.11 PLUS I.12):                                              $_____________

          14.       Factor for Preceding Fiscal Year:                               _____________

          15.       Amount of Consolidated Capital Expenditures
                    permitted under clause (ii) of subsection 7.8B
                    (I.10 DIVIDED BY I.14 MINUS I.13):                              _____________


                                    IX-A-4


          16.       Maximum permitted under subsection 7.8B
                    (GREATER OF I.8 or I.15):                                      $_____________

          17.       Available Amount

                     a.   Net cash proceeds of equity contributions
                          or issuances:                       $_____________

                     b.   Retained Excess Cash Flow:          $_____________

                     c.   Retained Prepayments:               $_____________

                     d.   Equity proceeds applied to redeem, repurchase
                          or acquire common stock:            $_____________

                     e.   Available amount
                          (I.17a PLUS I.17b PLUS I.17c MINUS I.17d):               $_____________

           18.       Available Amount Usage

                     a.   Investments under
                          subsection 7.3(v)(b):               $_____________

                     b.   Restricted Junior Payments
                          under subsection 7.5(ii)(c)
                          (other than Refinancings):          $_____________

                     c.   Refinancing Premiums:               $_____________

                     d.   Prior Consolidated Capital Expenditures
                          under subsection 7.8C:              $_____________

                     e.   Available Amount Usage
                          (I.18a PLUS I.18b PLUS I.18c PLUS I.18d):                $_____________

           19.       Permitted increases in Consolidated Capital
                     Expenditures over amounts listed in I.4 or I.16
                     under subsection 7.8C (I.17e MINUS I.18e):                    $_____________

           20.       Maximum Permitted Capital Expenditures
                     (I.4 PLUS I.19, or I.16 PLUS I.19, as applicable):            $_____________

                                    IX-A-5

                                   EXHIBIT XI

                   [FORM OF OPINION OF O'MELVENY & MYERS LLP]
                               [O'M&M Letterhead]



                                                                     045,710-830
                                                                        [doc ID]

November 2, 1999



Bankers Trust Company,
  as Administrative Agent
130 Liberty Street
New York, New York 10006

           and

The Lenders Party to the Credit
  Agreement Referenced Below

                  Re:       LOANS TO ALLIANCE IMAGING, INC.

Ladies and Gentlemen:

                  We have acted as counsel to Bankers Trust Company, as Administrative Agent (in such capacity, "Administrative Agent"), in connection with the preparation and delivery of a Credit Agreement dated as of November 2, 1999 (the "Credit Agreement") among Alliance Imaging, Inc., a Delaware corporation ("Company"), the financial institutions party thereto as lenders, and Administrative Agent and in connection with the preparation and delivery of certain related documents.

                  We have participated in various conferences with representatives of Company and Administrative Agent and conferences and telephone calls with Latham & Watkins, special counsel to Company, and with your representatives, during which the Credit Agreement and related matters have been discussed, and we have also participated in the meeting held on the date hereof (the "Closing") incident to the funding of the initial loans made under the Credit Agreement. We have reviewed the forms of the Credit Agreement and the exhibits thereto, including the forms of the promissory notes annexed thereto (the "Notes"), and the opinions of Latham & Watkins and Russell D. Phillips, Jr., Esq., General Counsel for Company (the "Opinions") and the officers' certificates and other documents delivered at the Closing. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the due authority of all persons executing the same, and we have relied as to factual matters on the documents that we have reviewed.

                  Although we have not independently considered all of the matters covered by the Opinions to the extent necessary to enable us to express the conclusions therein stated, we believe that the Credit Agreement and the exhibits thereto are in substantially acceptable legal form and that the Opinions and the officers' certificates and other documents delivered in connection with the execution and delivery of, and as conditions to the making of the initial loans under, the Credit Agreement and the Notes are substantially responsive to the requirements of the Credit Agreement.

                                        Respectfully submitted,

                                   EXHIBIT XII

                                    [FORM OF]

                              ASSIGNMENT AGREEMENT


                  This ASSIGNMENT AGREEMENT (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

                  IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                  SECTION 1. ASSIGNMENT AND ASSUMPTION.

                  (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, the percentage interest[s] in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitments and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest[s] specified in
Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "ASSIGNED SHARE"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Revolving Loan Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "ASSIGNOR LETTERS OF CREDIT"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 3.1C of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 3.1C with respect to any Letters of Credit other than the Assignor Letters of Credit.

                  (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.


                                    XII-1

                  (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitments, the outstanding Term Loans and the Pro Rata Share[s] corresponding to the Assigned Share.

                  (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the representations, covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this
Section 1(d) is expressly made for the benefit of Company, Administrative Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

                  (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitments and any outstanding Loans shall have no effect on the Commitments, the outstanding Term Loans and the Pro Rata Share[s] corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Revolving Loans corresponding thereto, and (iii) from and after the Settlement Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; PROVIDED that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

                  SECTION 2. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

                  (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Loan Party liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance



                                    XII-2
or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

                  (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 10.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

                  (d) Assignee represents and warrants that it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

                  (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

                  SECTION 3. MISCELLANEOUS.

                  (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

                  (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.


                                    XII-3

                  (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of subsection
10.7 of the Credit Agreement.

                  (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

                  (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  (h) This Agreement shall become effective upon the date (the "EFFECTIVE DATE") upon which all of the following conditions are satisfied:
(i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by Company as evidence of its consent hereto to the extent required under subsection 10.1B(i) of the Credit Agreement,
(iii) the receipt by Administrative Agent of the applicable processing and recordation fee referred to in subsection 10.1B(i) of the Credit Agreement, (iv) the execution of a counterpart hereof by Administrative Agent as evidence of its acceptance hereof in accordance with subsection 10.1B(ii) of the Credit Agreement, (v) the receipt by Administrative Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vi) the recordation by Administrative Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 10.1B(ii) of the Credit Agreement.


                                    XII-4

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.


                                    XII-5

                                SCHEDULE OF TERMS

1.       BORROWER: Alliance Imaging, Inc.

2. NAME AND DATE OF CREDIT AGREEMENT: Credit Agreement dated as of November 2, 1999 by and among Alliance Imaging, Inc., the financial institutions party thereto as Lenders, and Bankers Trust Company, as Administrative Agent.

3.       AMOUNTS:

                                       RE: TRANCHE A         RE: TRANCHE B         RE: TRANCHE C
                                           TERM                  TERM                  TERM            RE: REVOLVING
                                           LOANS                 LOANS                 LOANS               LOANS
                                       --------------        -------------         -------------       -------------
    (a)    Aggregate Commitments of
           all Lenders:                $___________          $____________         $_____________      $____________

    (b)    Assigned Share/Pro Rata
           Share:                         _____%                 _____%                 _____%             _____%

    (c)    Amount of Assigned Share
           of Commitments:             $___________          $____________         $_____________      $____________

    (d)    Amount of Assigned Share
           of Term Loans:              $___________          $____________         $_____________


4.  SETTLEMENT DATE:   ____________, ____

5.         PAYMENT INSTRUCTIONS:

           ASSIGNOR:                                         ASSIGNEE:
           _____________________________                     _____________________________
           _____________________________                     _____________________________
           _____________________________                     _____________________________
           Attention: __________________                     Attention: __________________
           Reference: __________________                     Reference: __________________

6.         NOTICE ADDRESSES:
           ASSIGNOR:                                         ASSIGNEE:
           _____________________________                     _____________________________
           _____________________________                     _____________________________
           _____________________________                     _____________________________
           _____________________________                     _____________________________



                                    XII-i



7.         SIGNATURES:

[NAME OF ASSIGNOR],                                          [NAME OF ASSIGNEE],
as Assignor                                                  as Assignee

By: ________________________                                 By: ________________________
Title: _____________________                                 Title: _____________________

Consented to in accordance with subsection                   Accepted in accordance with subsection
10.1B(i) of the Credit Agreement                             10.1B(ii) of the Credit Agreement

ALLIANCE IMAGING, INC.                                       BANKERS TRUST COMPANY, as Administrative Agent

By: ________________________                                 By: ________________________
Title: _____________________                                 Title: _____________________


                                    XII-ii

                                  EXHIBIT XIII

                                    [FORM OF]


                         CERTIFICATE RE NON-BANK STATUS


                  Reference is hereby made to that certain Credit Agreement dated as of November 2, 1999 (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof, being the "CREDIT AGREEMENT") by and among Alliance Imaging, Inc., a Delaware corporation, the financial institutions party thereto as Lenders, and Bankers Trust Company, as Administrative Agent. Pursuant to subsection 2.7B(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.



DATED:                              [NAME OF LENDER]
        -----------------------

                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                    XIII-1

                                   EXHIBIT XIV

                                    [FORM OF]

                         FINANCIAL CONDITION CERTIFICATE


                  This FINANCIAL CONDITION CERTIFICATE (this "CERTIFICATE") is delivered in connection with that certain Credit Agreement dated as of November 2, 1999 (the "CREDIT AGREEMENT") by and among Alliance Imaging, Inc., a Delaware corporation ("COMPANY"), the financial institutions referred to therein as Lenders ("LENDERS"), and Bankers Trust Company, as Administrative Agent ("ADMINISTRATIVE AGENT"). Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

                  A. I am, and at all pertinent times mentioned herein have been, the duly qualified and acting chief financial officer of Company. In such capacity I am a senior financial officer of Company and I have participated actively in the management of its financial affairs and am familiar with its financial statements and those of its Subsidiaries. I have, together with other officers of Company, acted on behalf of Company in connection with the negotiation of the Credit Agreement and I am familiar with the terms and conditions thereof.

                  B. In connection with preparing for the consummation of the transactions and financings contemplated by the Credit Agreement (the "PROPOSED TRANSACTIONS"), I have participated in the preparation of, and I have reviewed, pro forma projections of net income and cash flows for Company and its Subsidiaries contained in the Confidential Memorandum dated June 1999 (the "Memorandum") and the additional pro forma projections contained in the Confidential Syndication Memorandum dated October 1999 (the "Syndication Memorandum") (together, the "PROJECTED FINANCIAL STATEMENTS"). I know of no facts that have occurred since the date of the Projected Financial Statements in the Syndication Memorandum that would lead me to believe that the Projected Financial Statements are inaccurate in any material respect. The Projected Financial Statements do not reflect (i) any potential changes in interest rates from those assumed in the Projected Financial Statements, (ii) any potential material, adverse changes in general business conditions, or (iii) any potential changes in income tax laws.

                  C. I have also participated in the preparation of, and I have reviewed, a pro forma balance sheet of Company and its Subsidiaries as of ____, 1999, giving effect to the Proposed Transactions (the "FAIR VALUE SUMMARY BALANCE SHEET"), attached hereto as EXHIBIT A. The Fair Value Summary Balance Sheet has been prepared as described in paragraphs E and F below and not in accordance with GAAP.

                  D. In connection with the preparation of the Projected Financial Statements, I have made such investigations and inquiries as I have deemed necessary and prudent therefor and, specifically, have relied on historical information with respect to revenues, expenses and other relevant items supplied by the supervisory personnel of Company and its Subsidiaries directly responsible for the various operations involved. The assumptions upon which the Projected Financial Statements are based are stated therein. Although any assumptions and any projections by necessity involve uncertainties and approximations, I believe, based on my discussions with other members of management, that the assumptions on which the Projected Financial Statements are based are reasonable. Based thereon, I believe that the projections for Company and its


                                    XIV-1

Subsidiaries, taken as a whole, reflected in the Projected Financial Statements provide reasonable estimations of future performance, subject, as stated above, to the uncertainties and approximations inherent in any projections.

                  E. The Fair Value Summary Balance Sheet has been prepared in a manner which I believe reflects a conservative estimate of the fair value of the assets of Company and its Subsidiaries on a consolidated basis and the probable liability on all of their debts, contingent or otherwise. For purposes of this Certificate, I understand "fair value" of any assets to mean the amount which may be realized within a reasonable time, either through collection of such assets or through sale of such assets at the regular market value thereof, conceiving of the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

                  F. For purposes of constructing the Fair Value Summary Balance Sheet, I have, with respect to the asset values reflected in the Fair Value Summary Balance Sheet, considered various methods of valuing the assets of Company as I have considered appropriate to arrive at the estimated fair value of the long-term assets of Company and its Subsidiaries.

                  With respect to liabilities reflected in the Fair Value Summary Balance Sheet, I have included long-term liabilities reported by Company and its Subsidiaries in their _____ __, 1999 financial statements and debts to be incurred or assumed by Company and its Subsidiaries under the Credit Agreement and the Proposed Transactions. In addition, with respect to contingent liabilities (such as litigation, guaranties and pension plan liabilities), I have consulted with legal, financial and other personnel of Company and its Subsidiaries and have reflected as liabilities our best judgment as to the maximum exposure that can reasonably be expected to result therefrom in light of all the facts and circumstances existing at this time, recognizing that any such estimation is inherently subject to uncertainties.

                  Based on the foregoing, I have reached the following conclusions:

                  1. Company is not now, nor will the incurrence of the Obligations under the Credit Agreement on the Closing Date and the incurrence of the other obligations contemplated by the Proposed Transactions on the Closing Date render Company "insolvent" as defined in this paragraph 1; in this context, "insolvent" means that the present fair value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured, and the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

                  2. By the incurrence of the Obligations under the Credit Agreement on the Closing Date and the incurrence of the other obligations contemplated by the Proposed Transactions, Company will not incur debts beyond its ability to pay as such debts mature.

                  3. The incurrence of the Obligations under the Credit Agreement on the Closing Date and the incurrence of the other obligations contemplated by the



                                    XIV-2

                  Proposed Transactions will not leave Company with property remaining in its hands constituting "unreasonably small capital". I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by Company and its Subsidiaries in light of the Projected Financial Statements and available credit capacity, which current assumption I do not believe to be unreasonable in light of the circumstances applicable thereto.

                  4. To the best of my knowledge, Company has not executed the Credit Agreement or any documents mentioned therein, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.


                                    XIV-3

                  I represent the foregoing information to be, to the best of my knowledge and belief, true and correct and execute this Certificate this 2nd day of November, 1999.

                                        ALLIANCE IMAGING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                    XIV-4

                                   EXHIBIT XV

                                    [FORM OF]

                                PLEDGE AGREEMENT

                  This PLEDGE AGREEMENT (this "AGREEMENT") is dated as of November 2, 1999 and entered into by and among ALLIANCE IMAGING, INC., a Delaware corporation ("COMPANY"), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of Company (each of such undersigned Subsidiaries being a "SUBSIDIARY PLEDGOR" and collectively "SUBSIDIARY PLEDGORS") and each Additional Pledgor that may become a party hereto after the date hereof in accordance with
Section 15 hereof (each of Company, each Subsidiary Pledgor and each Additional Pledgor being a "PLEDGOR" and collectively "PLEDGORS,") and BANKERS TRUST COMPANY, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions party to the Credit Agreement referred to below and any Lenders that are Lender Counterparties (as hereinafter defined) (collectively, the "SECURED PARTIES").


                  PRELIMINARY STATEMENTS


                  A. Each Pledgor is the legal and beneficial owner of the shares of stock, equity interests and other securities described in SCHEDULE I annexed hereto and issued by the entities named therein.

                  B. Company, Secured Party and Lenders have entered into a Credit Agreement dated as of November 2, 1999 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined) with Company pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Company.

                  C. Company may from time to time enter into one or more Interest Rate Agreements (collectively, the "INTEREST RATE AGREEMENTS") with one or more Lenders (in such capacity, collectively, "LENDER COUNTERPARTIES") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Interest Rate Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof, together with all obligations of Company under the Credit Agreement and the other Loan Documents, be secured hereunder.

                  D. Subsidiary Pledgors have executed and delivered a Subsidiary Guaranty dated as of the date hereof (said Subsidiary Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "SUBSIDIARY GUARANTY") in favor of Secured Party for the benefit of Lenders and any Lender Counterparties, pursuant to which each Subsidiary Pledgor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement, other Loan Documents and the Interest Rate Agreements.

                  E. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Pledgors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                  NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Lender Counterparties to enter into the Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Pledgor hereby agrees with Secured Party as follows:

                  SECTION 1. PLEDGE OF SECURITY. Each Pledgor hereby pledges and assigns to Secured Party, for the benefit of the Secured Parties, and hereby grants to Secured Party, for the benefit of the Secured Parties, a first priority security interest in, all of such Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):

                  (a) the shares of stock, partnership interests, interests in joint ventures, limited liability company interests and all other equity interests or other equity securities of a Person that is a direct Pledged Subsidiary or Material Foreign Subsidiary of such Pledgor, and the certificates or other instruments representing any of the foregoing, and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining thereto (the "PLEDGED SHARES"), and any of the foregoing now or hereafter owned by such Pledgor, including those owned on the date hereof and described on
SCHEDULE I, and all dividends, distributions, returns of capital, cash, warrants, options, rights, instruments, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the shareholders, partners, members or other owners thereof, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                  (b) all additional shares of, and all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any shares of stock, partnership interests, interests in joint ventures, limited liability company interests or any other equity interests of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner (which shares, other equity interests and other equity securities shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, equity interests and other equity securities, rights, warrants, options or other rights and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, equity interests and other securities and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, equity interests or other securities, rights, warrants, options or other rights;

                  (c) the shares of stock, partnership interests, interests in joint entities, limited liability company interests and all other equity interests or other equity securities of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Pledged Subsidiary or Material Foreign Subsidiary of such Pledgor (which shares, other equity interests and other equity securities shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing any of the foregoing, and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining thereto (all such shares, partnership interests, interests in joint ventures, limited liability company interests, other equity interests, other equity securities, rights, warrants, options, other rights, certificates, instruments and interests collectively being "NEW PLEDGED SHARES"), and all dividends, distributions, returns of capital, cash, warrants, options, rights, instruments, rights to vote or manage the business of such Person pursuant to organizational documents governing the rights and obligations of the shareholders, partners, members or other owners thereof and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such New Pledged Shares; PROVIDED, HOWEVER, that in the case of any such Subsidiary which is a Material Foreign Subsidiary of such Pledgor, such Pledgor shall only be required to pledge New Pledged Shares of such Material Foreign Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of Voting Stock of such Material Foreign Subsidiary, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such New Pledged Shares, and shall satisfy such requirement within 30 days after such Person's becoming a Material
Foreign Subsidiary;

                  (d) all indebtedness from time to time owed to such Pledgor in an original principal amount in excess of $5,000,000 as part of the consideration received by such Pledgor in respect of any Asset Sale (the "PLEDGED DEBT"); and

                  (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Pledgors or Secured Party from time to time with respect to any of the Pledged Collateral.

                  SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of

                  (a) with respect to Company, all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Credit Agreement and other Loan Documents and the Interest Rate Agreements, and

                  (b) with respect to each Pledgor other than Company, all obligations and liabilities of every nature of such Subsidiary Pledgors now or hereafter existing under or arising out of or in connection with the Subsidiary Guaranty;

in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to any Pledgor, would accrue on such obligations, whether or nor a claim is allowed against such Pledgor for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Administrative Agent or any Lender or Lender Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgors now or hereafter existing under this Agreement (all such obligations of Pledgors being the "SECURED OBLIGATIONS").

                  SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery and shall be accompanied by each Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuance of an Event of Default, (i) Secured Party shall have the right, without notice to Pledgors, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in
Section 7(a), and (ii) Secured Party shall have the right to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Pledgor represents and warrants as follows:

                  (a) DUE AUTHORIZATION, ETC. OF PLEDGED SHARES. All of the Pledged Shares described on SCHEDULE I have been duly authorized and validly issued and are fully paid and non-assessable.

                  (b)      DESCRIPTION OF PLEDGED SHARES. Except as set forth in
SCHEDULE II annexed hereto, the Pledged Shares constitute all of the issued and outstanding shares of stock or other equity interests of each issuer thereof and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares.

                  (c) OWNERSHIP OF PLEDGED COLLATERAL. Such Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any Lien except for the security interest created by this Agreement.

                  (d) OFFICE LOCATIONS. The chief executive office is, and has been for the four month period preceding the date hereof, located at the location set forth on SCHEDULE III.

                  (e) NAMES. No Pledgor (or predecessor by merger or otherwise of such Pledgor) has, within the four month period preceding the date hereof, had a different name from the name of such Pledgor listed on the signature pages hereof.

                  SECTION 5. TRANSFERS AND OTHER LIENS; ADDITIONAL PLEDGED COLLATERAL; ETC. Each Pledgor shall:

                  (a) not, except as expressly permitted by the Credit Agreement (including pursuant to any transaction permitted by the Credit Agreement), (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged

Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; PROVIDED that if the surviving or resulting corporation upon any such merger or consolidation involving an issuer of Pledged Shares which is a Pledged Subsidiary or a Material Foreign Subsidiary is a Material Foreign Subsidiary, then such Pledgor shall only be required to pledge outstanding capital stock of such surviving or resulting corporation possessing up to but not exceeding 65% of the voting power of all classes of Voting Stock of such Material Foreign Subsidiary; PROVIDED, FURTHER that, in the event such Pledgor makes an Asset Sale permitted by the Credit Agreement and the assets subject to such Asset Sale are Pledged Shares, Secured Party shall release the Pledged Shares that are the subject of such Asset Sale to Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such Asset Sale; PROVIDED, FURTHER that the Net Asset Sale Proceeds of such Asset Sale shall be applied as set forth in the Credit Agreement;

                  (b) (i) cause each issuer of Pledged Shares not to issue any stock, other equity interests or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Pledgor and except pursuant to any transaction permitted by the Credit Agreement, (ii) pledge hereunder, immediately upon its acquisition thereof, any and all additional shares of stock, equity interests or other securities of each issuer of Pledged Shares, and (iii) to the extent required under the Credit Agreement, pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock, other equity interests or other securities of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Pledged Subsidiary or Material Foreign Subsidiary of such Pledgor; PROVIDED that, notwithstanding anything contained in this subdivision (b), such Pledgor shall only be required to pledge the outstanding capital stock of a Material Foreign Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of Voting Stock of such Material Foreign Subsidiary;

                  (c) pledge hereunder, immediately upon their issuance, any and all instruments or other evidence of indebtedness in an original principal amount in excess of $5,000,000 from time to time owed to such Pledgor as part of the consideration received by such Pledgor in respect of any Asset Sale;

                  (d) promptly deliver to Secured Party all written notices of redemption, repurchase or other defeasance received by it with respect to the Pledged Collateral;

                  (e) notify Secured Party of any change in such Pledgor's name, identity or corporate structure within 15 days of such change; and

                  (f) give Secured Party 30 days' prior written notice of any change in such Pledgor's chief executive office.

                  SECTION 6. FURTHER ASSURANCES; PLEDGE AMENDMENTS.

                  (a) Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) at Secured Party's request, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) at Secured Party's reasonable request, appear in and defend any action or proceeding that may affect such Pledgor's title to or Secured Party's security interest hereunder in all or any part of the Pledged Collateral and (iv) execute and deliver from time to time such agreements or instruments under the laws of a country in which any Material Foreign Subsidiary is organized that the Secured Party deems necessary or advisable, or that Secured Party may reasonably request, to perfect or otherwise protect the priority of the Liens granted to Secured Party on behalf of the Secured Parties in the stock of such Material Foreign Subsidiary and take all such other actions under the laws of such jurisdictions as Secured Party may deem necessary or advisable, or that Secured Party may reasonably request, to perfect or otherwise protect such Liens. Each Pledgor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Pledgor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                  (b) Each Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5(b) or (c), promptly (and in any event within five Business Days) deliver to Secured Party a Pledge Amendment, duly executed by such Pledgor, in substantially the form of SCHEDULE IV annexed hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral; PROVIDED that the failure of such Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein created hereunder or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

                  SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC.

                  (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the Credit Agreement;

                  (ii) each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends, interest, principal and other distributions paid in respect of the Pledged Collateral to the extent payment thereof is not prohibited by the terms of the Credit Agreement; PROVIDED, HOWEVER, that any and all dividends of equity Securities of any issuer included in the Pledged Collateral or Pledged Shares shall be, and shall forthwith be, to the extent required under the Credit Agreement, delivered to Secured Party to hold as, Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of Secured Party on behalf of the Secured Parties, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with all necessary endorsements); and

                  (iii) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments and other distributions which it is authorized to receive and retain pursuant to paragraph
                  (ii) above.

                  (b) Upon the occurrence and during the continuation of an Event of Default and written notice from Secured Party to Pledgors of its election that the following become effective:

                  (i) upon written notice from Secured Party to Pledgors, all rights of Pledgors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights;

                  (ii) all rights of Pledgors to receive the dividends, principal and interest payments and other distributions which they would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, principal and interest payments and other distributions; and

                  (iii) all dividends, principal and interest payments and other distributions which are received by Pledgors contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of Secured Party on behalf of the Secured Parties, shall be segregated from other funds of Pledgors and shall forthwith be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

                  (c) In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(a)(ii) or Section 7(b)(ii), each Pledgor shall, upon written notice from Secured Party, promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request, including to the extent necessary so that the pledge hereunder of any shares of stock of any Pledged Subsidiary which is a Material Foreign Subsidiary is registered (if not already so registered) on the appropriate books and records of such Material Foreign Subsidiary if such registration is required under applicable law in order to permit Secured Party to exercise such rights or to receive such dividends and other distributions.

                  SECTION 8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, Secured Party or otherwise, from time to time upon the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

                  (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor;

                  (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

                  (c) to receive, endorse and collect any instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

                  (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

                  SECTION 9. SECURED PARTY MAY PERFORM. If any Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by such Pledgor under subsection 10.2 of the Credit Agreement.

                  SECTION 10. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest hereunder in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral,
(c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. Secured
Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged
Collateral is accorded treatment substantially equal to that which Secured
Party accords its own property consisting of negotiable securities.

                  SECTION 11. REMEDIES.

                  (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies which it may have as a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Pledged Collateral) or under any other applicable laws, whether of the United States or of any state thereof or of any foreign jurisdiction, and Secured Party may also in its sole discretion, without notice except as specified below, sell such Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of such Pledged Collateral. Secured Party or any Lender or Lender Counterparty may be the purchaser of any or all of such Pledged Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Lender Counterparties (but not any Lender or Lenders or Lender Counterparty or Lender Counterparties in its or their respective individual capacities unless Requisite Obligees (as defined in Section 14(a)) shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of such Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations then owing to it as a credit on account of the purchase price for such Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgors, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                  (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, such Pledgor agrees that any such private sale shall not, by virtue thereof, result in such sale being deemed to have been made in a commercially unreasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

                  (c) If Secured Party determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  SECTION 12. APPLICATION OF PROCEEDS. All proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as provided in subsection 2.4D of the Credit Agreement.

                  SECTION 13. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations under the Credit Agreement, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns; PROVIDED that upon a release of any Pledged Collateral in accordance with the terms of the Credit Agreement, the security interest created hereby in and with respect to such released Pledged Collateral shall terminate. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations under the Credit Agreement, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgors. Upon any such termination Secured Party will, at Pledgors' expense, execute and deliver to Pledgors such documents as Pledgors shall reasonably request to evidence such termination and Pledgors shall be entitled to the return, upon their request and at their expense, against receipt and without recourse to Secured Party or the Secured Parties, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                  SECTION 14. SECURED PARTY AS ADMINISTRATIVE AGENT.

                  (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Pledged Collateral), solely in accordance with this Agreement and the Credit Agreement; PROVIDED that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 11 in accordance with the instructions of Requisite Lenders (Requisite Lenders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this Section 14(a), each Lender Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section 14(a).

                  (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent or replacement of the Administrative Agent as described in the proviso to the first sentence of this clause (b), that successor Administrative Agent or replacement Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Pledged Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Secured Party's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                  SECTION 15. ADDITIONAL PLEDGORS. The initial Subsidiary Pledgors hereunder shall be such of the Subsidiaries of Company as set forth on
SCHEDULE VI annexed hereto. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto as additional Pledgors (each an "ADDITIONAL PLEDGOR"), by executing a counterpart of this Agreement substantially in the form of SCHEDULE V annexed hereto. Upon delivery of any such counterpart to Secured Party, notice of which is hereby waived by Pledgors, each such Additional Pledgor shall be a Pledgor and shall be as fully a party hereto as if such Additional Pledgor were an original signatory hereto. Each Pledgor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Pledgor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Pledgor hereunder. This Agreement shall be fully effective as to any Pledgor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Pledgor hereunder.

                  SECTION 16. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Pledgors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  SECTION 17. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as provided in subsection 10.7 of the Credit Agreement.

                  SECTION 18. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 19. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  SECTION 20. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

                  SECTION 21. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  SECTION 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT EACH PLEDGOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PLEDGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 16;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 22 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

                  In addition, each Pledgor hereby agrees that any judicial proceeding brought against such Pledgor arising out of or relating to the pledge of any shares of stock of any Pledged Subsidiary which is a Material Foreign Subsidiary hereunder may be brought in any court of competent jurisdiction in the jurisdiction in which such Material Foreign Subsidiary is organized and, by execution and delivery of this Agreement, such Pledgor accepts for itself and in connection with its properties (including the applicable Pledged Shares), generally and unconditionally, the nonexclusive jurisdiction of any such court and waives any defense of forum non conveniens (or any similar defense under the laws of such jurisdiction) and irrevocably agrees to be bound by any judgment rendered thereby in connection with such pledge or the enforcement thereof.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, Pledgors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        ALLIANCE IMAGING, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

            EACH OF THE ENTITIES LISTED ON SCHEDULE VI ANNEXED HERETO


                                        By:
                                            ------------------------------------
                                        on behalf of each of the entities listed
                                        on Schedule VI annexed hereto
                                            Name:
                                            Title:


                                        Notice Address for Pledgors:

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

                                   SCHEDULE I

                  Attached to and forming a part of the Pledge Agreement dated as of November 2, 1999 among Alliance Imaging, Inc., as Company, the other Pledgors named therein, and Bankers Trust Company, as Secured Party.

                        Class of Stock                   Stock or                                       Number of
                        or other                         Other Interest                                 Shares or
                        Equity Interest                  Certicate                  Par                 Other
Issuer                  or Security                      Nos.                       Value               Interests
------                  ---------------                  --------------             -----               ---------
















                                  Schedule I-1

                                   SCHEDULE II


                  Attached to and forming a part of the Pledge Agreement dated as of November 2, 1999 among Alliance Imaging, Inc., as Company, the other Pledgors named therein, and Bankers Trust Company, as Secured Party.

                        Number of
                        Shares, Equity                   Percentage
                        Interests or other               Represented                Holders
                        Securities Issued                by Pledged                 of Interests
Issuer                  and Outstanding                  Interest                   Not Pledged
------                  ------------------               -----------                ------------
















                                  Schedule II-1

                                  SCHEDULE III


                        CHIEF EXECUTIVE OFFICE LOCATIONS

















                                  Schedule III-1

                                   SCHEDULE IV


                                PLEDGE AMENDMENT


                  This Pledge Amendment, dated ____________, _____, is delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of November 2, 1999, among the undersigned, as Company, the other Pledgors named therein, and Bankers Trust Company, as Secured Party (as amended, supplemented or otherwise modified, the "PLEDGE AGREEMENT," capitalized terms defined therein being used herein as therein defined), and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be part of the Pledged Shares, as applicable, and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                        [NAME OF PLEDGOR]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:














                                  Schedule IV-1

                                                                          Number of
                Class of Stock                                            Shares, Equity     Percentage
                or other          Stock or                                Interests or       by Pledged Interests
                Equity            Other Interest                          Other Securities   pledged pursuant         Holders
                Interest or       Certificate       Par      Number of    Issued and         Pledge Agreement and     of Interests
Issuer          Security          Nos.              Value    Interests    Outstanding        all Pledge Amendments    Not Pledged
------          --------------    --------------    -----    ---------    ----------------   ---------------------    ------------

















                                  Schedule IV-1

                                   SCHEDULE V

                              [FORM OF COUNTERPART]

                  COUNTERPART (this "COUNTERPART"), dated ________, is delivered pursuant to Section 15 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Pledge Agreement, dated as of November 2, 1999 (as it may be from time to time amended, modified or supplemented, the "PLEDGE AGREEMENT"; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among Alliance Imaging, Inc., as Company, the other Pledgors named herein, and Bankers Trust Company, as Secured Party. The undersigned, by executing and delivering this Counterpart, hereby becomes a Pledgor under the Pledge Agreement in accordance with Section 15 thereof and agrees to be bound by all of the terms thereof. [Without limiting the generality of the foregoing, the items of property described in the schedule attached hereto shall be deemed to be part of the and shall become part of the Pledged Collateral and shall secure all Secured Obligations.]

                                        [NAME OF ADDITIONAL PLEDGOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:





                                  Schedule V-1

                                   SCHEDULE VI

                              LIST OF SUBSIDIARIES















                                  Schedule VI-1

                                   EXHIBIT XVI

                                    [FORM OF]

                               SUBSIDIARY GUARANTY


                  This SUBSIDIARY GUARANTY is entered into as of November 2, 1999 by THE UNDERSIGNED (each a "GUARANTOR" and collectively, "GUARANTORS") in favor of and for the benefit of BANKERS TRUST COMPANY, as agent for and representative of (in such capacity herein called "GUARANTIED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement referred to below and any Lender Counterparties (as hereinafter defined), and, subject to subsection 3.14, for the benefit of the other Beneficiaries (as hereinafter defined).

                                    RECITALS

                  A. Alliance Imaging, Inc., a Delaware corporation ("COMPANY"), has entered into that certain Credit Agreement dated as of November 2, 1999 with Guarantied Party and Lenders (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                  B. Company may from time to time enter, or may from time to time have entered, into one or more Interest Rate Agreements (collectively, the "INTEREST RATE AGREEMENTS") with or one or more Lenders (in such capacity, collectively, "LENDER COUNTERPARTIES") in accordance with the terms of the Credit Agreement, and it is desired that the obligations of Company under the Interest Rate Agreements, including the obligation of Company to make payments thereunder in the event of early termination thereof (all such obligations being the "INTEREST RATE OBLIGATIONS"), together with all obligations of Company under the Credit Agreement and the other Loan Documents, be guarantied hereunder.

                  C. The proceeds of the Loans made to Company may be advanced to Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

                  D. It is a condition precedent to the making of the initial Loans under the Credit Agreement that Company's obligations thereunder be guarantied by Guarantors.

                  E. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

                  NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Guarantied Party to enter into the Credit Agreement and to make Loans and other extensions of credit thereunder and to induce Lender Counterparties to enter into the Interest Rate Agreements, Guarantors hereby agree as follows:


                                     XVI-1

SECTION 1.  DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

                  "BENEFICIARIES" means Guarantied Party, Lenders and any Lender Counterparties.

                  "GUARANTIED OBLIGATIONS" has the meaning assigned to that term in subsection 2.1.

                  "GUARANTY" means this Subsidiary Guaranty dated as of November 2, 1999, as it may be amended, supplemented or otherwise modified from time to time.

                  "PAYMENT IN FULL", "PAID IN FULL" or any similar term means payment in full of the Guarantied Obligations, including all principal, interest, costs, fees and expenses (including reasonable legal fees and expenses) of Beneficiaries as required under the Loan Documents and the Interest Rate Agreements.

         1.2 INTERPRETATION.

                  (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

                  (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

SECTION 2. THE GUARANTY

         2.1 GUARANTY OF THE GUARANTIED OBLIGATIONS. Subject to the provisions of subsection 2.2(a), Guarantors jointly and severally hereby absolutely, irrevocably and unconditionally guaranty the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) or any provision of foreign law having similar effect). The term "GUARANTIED OBLIGATIONS" is used herein in its most comprehensive sense and includes:

                  (a) any and all Obligations of the Loan Parties and any and all Interest Rate Obligations, in each case now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Loan Documents and the Interest Rate Agreements, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of the Loan Parties or from time to time renew them after they have been satisfied and including interest which,


                                     XVI-2
                  but for the filing of a petition in bankruptcy with respect to any Loan Party, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding under domestic or foreign law; and

                  (b) those expenses set forth in subsection 2.7.

         2.2 LIMITATION ON AMOUNT GUARANTIED; CONTRIBUTION BY GUARANTORS. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of Subordinated Indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under subsection 2.2(b)).

         (b) Guarantors under this Guaranty and each guarantor under other guaranties, if any, of the Obligations related to the Credit Agreement (the "RELATED GUARANTIES") which contain a contribution provision similar to that set forth in this subsection 2.2(b), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors MULTIPLIED BY (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum


                                     XVI-3
aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and the Related Guaranties determined as of such date in accordance with subsection 2.2(a); PROVIDED that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to
(i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including in respect of this subsection 2.2(b) or any similar provision contained in a Related Guaranty) MINUS (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 2.2(b) or any similar provision contained in a Related Guaranty. The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this subsection 2.2(b).

         2.3 PAYMENT BY GUARANTORS; APPLICATION OF PAYMENTS. Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) or other provision of foreign law having similar effect), Guarantors will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then owed to Beneficiaries as aforesaid. All such payments shall be applied promptly from time to time by Guarantied Party as provided in subsection 2.4D of the Credit Agreement.

         2.4 LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                  (a) This Guaranty is a guaranty of payment when due and not of collectibility.

                  (b) Guarantied Party may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between


                                     XVI-4

                  Company and any Beneficiary with respect to the existence of such Event of Default.

                  (c) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents or the Interest Rate Agreements and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under the Loan Documents or the Interest Rate Agreements, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

                  (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Guarantied Party is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

                  (e) Any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent with the Credit Agreement or the applicable Interest Rate Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one


                                     XVI-5
                  or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents or the Interest Rate Agreements.

                  (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or the Interest Rate Agreements, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents, any of the Interest Rate Agreements, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement, such other Loan Document, such Interest Rate Agreement, or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Interest Rate Agreements or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company or any Guarantor or any other Person may allege or assert against any Beneficiary in respect of the Guarantied Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and
                  (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any


                                     XVI-6
                  manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

         2.5 WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries:

                  (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person,
                  (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever;

                  (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any Guarantor or any other Person (other than payment in full of the Guarantied Obligations) including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

                  (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                  (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

                  (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                  (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement, the Interest Rate Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in subsection 2.4 and any right to consent to any thereof; and


                                     XVI-7

                  (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

         2.6 GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guarantied Obligations (including any such right of contribution under subsection 2.2(b) or under a Related Guaranty as contemplated by subsection 2.2(b)). Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Guarantied Party on behalf of Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of Beneficiaries to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

         2.7 EXPENSES. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Beneficiaries harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty.

         2.8 CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.


                                     XVI-8

         2.9 AUTHORITY OF GUARANTORS OR COMPANY. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         2.10 FINANCIAL CONDITION OF COMPANY. Any Loans may be granted to Company or continued from time to time, and any Interest Rate Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Interest Rate Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents and the Interest Rate Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

         2.11 RIGHTS CUMULATIVE. The rights, powers and remedies given to Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiaries by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Interest Rate Agreements or any agreement between any Guarantor and any Beneficiary or Beneficiaries or between Company and any Beneficiary or Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         2.12 BANKRUPTCY; POST-PETITION INTEREST; REINSTATEMENT OF GUARANTY.
(a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior written consent of Guarantied Party acting pursuant to the instructions of Requisite Obligees (as defined in subsection 3.14), commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Beneficiaries that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any


                                     XVI-9
trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Guarantied Party, or allow the claim of Guarantied Party in respect of, any such interest accruing after the date on which such proceeding is commenced.

                  (c) Notwithstanding anything herein to the contrary, in the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

         2.13 SET OFF. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time following the occurrence and during the continuance of an Event of Default be due and owing by any Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor then due and payable to any Beneficiary under this Guaranty.

         2.14 DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If (a) any or all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by subsection 7.7 of the Credit Agreement, in an asset disposition where the aggregate value of such asset sold is equal to $500,000 or less or otherwise consented to by Requisite Lenders such that such Guarantor is no longer a Subsidiary or (b) if such Guarantor is designated as an Unrestricted Subsidiary pursuant to the Credit Agreement, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; PROVIDED that the applicable Net Asset Sale Proceeds shall be applied as set forth in the Credit Agreement.

SECTION 3. MISCELLANEOUS

         3.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents and the Interest Rate Agreements and any increase in the Commitments under the Credit Agreement.

         3.2 NOTICES. Any communications between Guarantied Party and any Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Guarantied Party or any Guarantor shall not be effective until received.


                                    XVI-10

         3.3 SEVERABILITY. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         3.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Guarantied Party and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         3.5 HEADINGS. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

         3.6 APPLICABLE LAW; RULES OF CONSTRUCTION. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The rules of construction set forth in subsection 1.3 of the Credit Agreement shall be applicable to this Guaranty MUTATIS MUTANDIS.

         3.7 SUCCESSORS AND ASSIGNS. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of Beneficiaries and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Beneficiary may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon such Beneficiary shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

         3.8 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS GUARANTY, EACH GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;


                                    XVI-11

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 3.2;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT BENEFICIARIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 3.8 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

         3.9 WAIVER OF TRIAL BY JURY. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH BENEFICIARY EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, each Beneficiary, each
(i) acknowledges that this waiver is a material inducement for such Guarantor and Beneficiaries to enter into a business relationship, that such Guarantor and Beneficiaries have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 3.9 AND EXECUTED BY GUARANTIED PARTY AND EACH GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

         3.10 NO OTHER WRITING. This writing is intended by Guarantors and Beneficiaries as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing,


                                    XVI-12
course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

         3.11 FURTHER ASSURANCES. At any time or from time to time, upon the request of Guarantied Party, Guarantors shall execute and deliver such further documents and do such other acts and things as Guarantied Party may reasonably request in order to effect fully the purposes of this Guaranty.

         3.12 ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "ADDITIONAL GUARANTOR"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

         3.13 COUNTERPARTS; EFFECTIVENESS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to a Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Guarantied Party of written or telephonic notification of such execution and authorization of delivery thereof.

         3.14 GUARANTIED PARTY AS ADMINISTRATIVE AGENT.

                  (a) Guarantied Party has been appointed to act as Guarantied Party hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties. Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Credit Agreement; PROVIDED that Guarantied Party shall exercise, or refrain from exercising, any remedies hereunder in accordance with the instructions of Requisite Lenders (Requisite Lenders being referred to herein as "REQUISITE OBLIGEES"). In furtherance of the foregoing provisions of this subsection 3.14, each Lender Counterparty by its acceptance of the benefits hereof, agrees that it shall have no right individually to enforce this Guaranty, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may be exercised solely by Guarantied Party for the benefit of Beneficiaries in accordance with the terms of this subsection 3.14.


                                     XVI-13

                  (b) Guarantied Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Guarantied Party under this Guaranty; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty. After any retiring or removed Guarantied Party's resignation or removal hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefit as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.



                  [Remainder of page intentionally left blank]


                                     XVI-14

                  IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                                        [NAME OF GUARANTOR]

                                        By ___________________________________

                                        Title ________________________________

                                        Address: _____________________________

                                                 _____________________________

                                                 _____________________________


                                        [NAME OF GUARANTOR]

                                        By ___________________________________

                                        Title ________________________________

                                        Address: _____________________________

                                                 _____________________________

                                                 _____________________________




                                     XVI-15

                  IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, _____.




                                        ______________________________________
                                            (Name of Additional Guarantor)


                                        By ___________________________________

                                        Title ________________________________

                                        Address: _____________________________

                                                 _____________________________

                                                 _____________________________




                                     XVI-16

                                 FIRST AMENDMENT

                            DATED AS OF MAY 11, 2000

                                       TO

                                CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 2, 1999

                                      AMONG

                             ALLIANCE IMAGING, INC.,

                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,

                                   AS LENDERS,

                             BANKERS TRUST COMPANY,

                            AS ADMINISTRATIVE AGENT,

                           SALOMON SMITH BARNEY INC.,

                              AS SYNDICATION AGENT,

                                       AND

                         MORGAN GUARANTY TRUST COMPANY,

                             AS DOCUMENTATION AGENT

                             ALLIANCE IMAGING, INC.
                                 FIRST AMENDMENT
                               TO CREDIT AGREEMENT

         This FIRST AMENDMENT TO CREDIT AGREEMENT is dated as of May 11, 2000 and entered into by and among Alliance Imaging, Inc., a Delaware corporation ("COMPANY"), the financial institutions listed on the signature pages hereof ("LENDERS"), Bankers Trust Company, as administrative agent for Lenders ("ADMINISTRATIVE AGENT"), Bankers Trust Company, as collateral agent ("COLLATERAL AGENT"), Salomon Smith Barney Inc., as Syndication Agent ("SYNDICATION AGENT"), Morgan Guaranty Trust Company, as Documentation Agent ("DOCUMENTATION AGENT"), and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement, dated as of November 2, 1999 (the "CREDIT AGREEMENT"), by and among Company, Lenders, Administrative Agent, Syndication Agent and Documentation Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

         WHEREAS, Company and Lenders desire to amend the Credit Agreement as set forth below.


         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


         SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

         1.1      AMENDMENTS TO SECTION 1: PROVISIONS RELATING TO DEFINED TERMS

         A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

         "ADDITIONAL DEBT HOLDERS" has the meaning assigned to such term in the Security Agreement or the Pledge Agreement, as the case may be.

         "COLLATERAL AGENT" means Bankers Trust Company, in its capacity as Collateral Agent for the benefit of the Secured Parties under the Collateral Documents (other than the Collateral Account Agreement) and shall include any successor Collateral Agent.

         "FIRST AMENDMENT" means the First Amendment to the Credit Agreement, dated as of May 11, 2000, by and among Company, certain Lenders, Collateral Agent and Administrative Agent.


         "FIRST AMENDMENT EFFECTIVE DATE" means the date on which the First Amendment became effective in accordance with its terms.

         "INTEREST RATE EXCHANGERS" has the meaning assigned to such term in the Security Agreement or the Pledge Agreement, as the case may be.

         "IP COLLATERAL" means the intellectual property Collateral under the Security Agreement.


         "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Collateral Agent, desirable in order to create or perfect Liens on any IP Collateral.


         "SECURED OBLIGATIONS" has the meaning assigned to such term in the Security Agreement or the Pledge Agreement, as the case may be, unless otherwise expressly stated herein.


         "SECURED PARTIES" has the meaning assigned to such term in the Security Agreement or the Pledge Agreement, as the case may be, unless otherwise expressly stated herein.


         "SECURITY AGREEMENT" means the Security Agreement, dated as of the First Amendment Effective Date, executed and delivered by Company and existing Subsidiary Guarantors and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.7, substantially in the form of EXHIBIT XVIII hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.


         B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Administrative Agent" therefrom in its entirety and substituting the following therefor:

         "ADMINISTRATIVE AGENT" has the meaning assigned to such term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A. In addition, for purposes of Sections 9, 10.2, 10.3, 10.6, 10.7, 10.9 and 10.10, the reference to "Administrative Agent" shall also be deemed to be a reference to "Collateral Agent," and for purposes of other provisions of this Agreement relating to Collateral Documents (other than the Collateral Account Agreement), the Collateral covered thereby and the Liens granted thereon, the reference to "Administrative Agent" shall be deemed to be a reference to "Collateral Agent," in each case as the context may appear.

         C. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Consolidated Interest Expense" therefrom in its entirety and substituting the following therefor:

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, an amount equal to, without duplication, (i) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP, capitalized interest and any administrative agency or commitment or other similar fees payable in respect of bank facilities) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of such Person and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent, Syndication Agent, Documentation Agent and Lenders on or before the Closing Date minus (ii) total interest income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding, however, any interest income not received in Cash during such period; provided, that, for purposes of subsections 7.6 and 7.7(ii) only, Consolidated Interest Expense of Company and its Subsidiaries shall be increased (if positive) or decreased (if negative) by the Net Interest Adjustment.

         D. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Collateral Documents" therefrom in its entirety and substituting the following therefor:

         "COLLATERAL DOCUMENTS" means the Pledge Agreement, the Collateral Account Agreement, the Security Agreement and any security documents that may be entered into from time to time after the Closing Date by any Subsidiary of Company pursuant to subsection 6.7B.


         E. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "First Priority" therefrom in its entirety and substituting the following therefor:

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.


         F. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Obligations" therefrom in its entirety and substituting the following therefor:

         "OBLIGATIONS" means all monetary obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Collateral Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.


         G. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of "Pledge Agreement" therefrom in its entirety and substituting the following therefor:

         "PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement, dated as of the First Amendment Effective Date, executed and delivered by Company, existing Subsidiary Guarantors (and by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.7), and Collateral Agent, substantially in the form of EXHIBIT XV attached hereto, as such Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.


         1.2      AMENDMENTS TO SECTION 5: COMPANY'S REPRESENTATIONS AND
                  WARRANTIES

         A. Subsection 5.2B of the Credit Agreement is hereby amended by deleting the phrase "on behalf of Lenders" from clause (iii) therefrom and substituting therefor the words "on behalf of Secured Parties."

         B. Section 5 of the Credit Agreement is hereby amended by adding a new subsection at the end thereof as follows:

         "5.13 MATTERS RELATING TO COLLATERAL.


         A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by the Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1G and
6.7 hereof and Section 2 of the First Amendment and (ii) the delivery to Collateral Agent of any Pledged Collateral not delivered to Administrative Agent or Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered and, if such Pledged Collateral had been previously delivered to Administrative Agent, such Pledged Collateral has been delivered by Administrative Agent to Collateral Agent ) are effective to create in favor of Administrative Agent or Collateral Agent, as the case may be, for the benefit of the appropriate Secured Parties (as defined in such Collateral Document), as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing or recording of any UCC financing statements or other Collateral Documents delivered to Administrative Agent or Collateral Agent for filing or recordation (but not yet filed or recorded ) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent or Collateral Agent.


         B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent or Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent or Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings
or recordings contemplated by subsection 5.13A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.


         C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent or Collateral Agent as contemplated by subsection 5.13A and filings for Liens permitted hereunder, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office (except as may have been filed (a) to secure Indebtedness which is no longer outstanding and (b) with respect to commitments to lend which have been terminated) and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.


         D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.


         E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent or Collateral Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects."


         1.3      AMENDMENTS TO SECTION 6: COMPANY'S AFFIRMATIVE COVENANTS

         A. Subsection 6.1 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (xii) thereof, (ii) deleting the period (".") at the end of clause (xiii) thereof and substituting therefor "; and", and (iii) adding at the end thereof a new clause (xiv) as follows:

         "(xiv) INSURANCE: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Collateral Agent outlining all material insurance coverage maintained as of the date of such report by the Loan Parties and all material insurance coverage planned to be maintained by the Loan Parties in the immediately succeeding Fiscal Year."


         B. Subsection 6.4B of the Credit Agreement is hereby amended by deleting it therefrom in its entirety and substituting the following therefor:

         "B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers (in the good faith judgment of Company's management), such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Each such policy of insurance shall (a) name Collateral Agent for the benefit of Secured Parties as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent for the benefit of Secured Parties as the loss payee thereunder for any covered loss and provides for at least 30 days prior written notice to Collateral Agent of any modification or cancellation of such policy."


         C. Subsection 6.7 of the Credit Agreement is hereby amended by deleting it therefrom in its entirety and substituting the following therefor:

              "6.7 EXECUTION OF SUBSIDIARY GUARANTY BY FUTURE DOMESTIC SUBSIDIARIES; PLEDGE OF STOCK OF FUTURE DIRECT SUBSIDIARIES; RATABLE CREDIT SUPPORT.

         A. In the event that any Person (other than a Restricted Acquisition Subsidiary or, subject to subsection 6.7B, a Subsidiary that has incurred Indebtedness permitted under subsection 7.1(x)(b)) becomes a Domestic Subsidiary after the date hereof and such Domestic Subsidiary is a Pledged Subsidiary (each, a "NEW DOMESTIC SUBSIDIARY"), Company will promptly notify Administrative Agent and Collateral Agent of such fact and cause such New Domestic Subsidiary to (i) execute and deliver to Administrative Agent and Collateral Agent a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, (ii) cause the capital stock owned by such New Domestic Subsidiary of any direct Domestic Subsidiary (which is a Pledged Subsidiary) or direct Material Foreign Subsidiary of such New Domestic Subsidiary (or, if such New Domestic Subsidiary owns 65% or more of any such direct Material Foreign Subsidiary, 65% of the capital stock of such direct Material Foreign Subsidiary) to be pledged under the Pledge Agreement and, in the case of any such direct Material Foreign Subsidiary, also under any pledge agreements or instruments that Collateral Agent deems necessary or advisable, or that Collateral Agent may reasonably request, pursuant to the terms of the Pledge Agreement to effectuate such pledge in the jurisdiction in which such Material Foreign Subsidiary is organized, and (iii) take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in Subsection 2.B of the First Amendment) as may be necessary or, in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents. In the event that any Person (other than a Restricted Acquisition Subsidiary or, subject to subsection 6.7B, a Subsidiary the capital stock of which is pledged pursuant to subsection 7.2(vi)(b)) becomes a direct Domestic Subsidiary (which is a Pledged Subsidiary) of a direct Material Foreign Subsidiary after the date hereof, Company will promptly notify Collateral Agent of that fact and cause the capital stock owned by Company of such direct Domestic Subsidiary or such direct Material Foreign Subsidiary (or, if Company owns 65% or more of any such direct Material Foreign Subsidiary, 65% of the capital stock of such direct Material Foreign

Subsidiary) to be pledged under the Pledge Agreement and, in the case of any such direct Material Foreign Subsidiary, also under any pledge agreements or instruments that Collateral Agent deems necessary or advisable, or that Collateral Agent may reasonably request, pursuant to the terms of the Pledge Agreement to effectuate such pledge in the jurisdiction in which such Material Foreign Subsidiary is organized.

         B. In the event that any Subsidiary of Company has incurred or guaranteed any Indebtedness pursuant to subsection 7.1(x) in an aggregate principal amount exceeding $50,000,000 or has granted any security interests as collateral therefor, such Subsidiary shall (i) guaranty the Obligations hereunder and under the other Loan Documents on a PARI PASSU basis with its guaranty, if any, of any portion of such Indebtedness exceeding $50,000,000, and
(ii) grant Liens on such assets securing the Obligations on an equal and ratable basis with the security for such Indebtedness pursuant to documentation reasonably satisfactory to Collateral Agent and Requisite Lenders, and (iii) execute and deliver to Collateral Agent all such documents and instruments as may be necessary or, in the opinion of Collateral Agent, desirable, in order to more fully evidence, perfect or protect such security interest."

         D. Subsection 6.13 of the Credit Agreement is hereby amended by deleting it therefrom in its entirety.

         1.4      AMENDMENTS TO SECTION 7: COMPANY'S NEGATIVE COVENANTS

         A. Subsection 7.1(xi) of the Credit Agreement is hereby amended by (i) deleting the cross-reference on the third line thereof to clause (xi) and substituting therefor the cross-reference to clause (xii), and (ii) deleting the word "above" from the third line thereof.

         B. Subsection 7.2 of the Credit Agreement is hereby amended by deleting it therefrom in its entirety and substituting the following therefor:

         "7.2     LIENS AND RELATED MATTERS.


         A. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, except:

         (i)      Permitted Encumbrances;

         (ii) Liens existing on the Closing Date securing Indebtedness listed on Schedule 7.1;

         (iii)    Liens granted pursuant to the Collateral Documents;

         (iv) Liens placed on property, plant or equipment used in the ordinary course of business of Company or any of its Subsidiaries to secure Indebtedness incurred to pay all or a portion of the purchase price thereof; PROVIDED that (a) the Lien encumbering such property, plant or equipment does not encumber any other asset of Company or any of its Subsidiaries and (b) the Indebtedness secured thereby is permitted under subsection 7.1(vii);

         (v) (a) Liens encumbering assets of a Restricted Acquisition Subsidiary that are granted to secure Indebtedness permitted under subsection 7.1(ix) at the time such Indebtedness is assumed by such Restricted Acquisition Subsidiary; PROVIDED that such Liens are not granted in contemplation of the Acquisition pursuant to which such Person becomes a Subsidiary of Company, and
(b) Liens encumbering the capital stock and assets of a Restricted Acquisition Subsidiary that are granted to secure Indebtedness permitted under subsection 7.1(ix)(b);

         (vi) (a) Liens encumbering assets of a Subsidiary of Company that are granted to secure Indebtedness permitted under subsection 7.1(x)(a) at the time such Indebtedness is originally incurred and (b) Liens encumbering the capital stock and assets of a Subsidiary of Company that are granted to secure Indebtedness permitted under subsection 7.1(x)(b); PROVIDED that the aggregate outstanding principal amount of Indebtedness secured by all Liens permitted pursuant to this subsection 7.2(vi) shall at no time exceed $50,000,000, except to the extent that such Subsidiary has granted a Lien on the assets securing any portion of such Indebtedness in excess of $50,000,000 on an equal and ratable basis to Collateral Agent on behalf of Secured Parties to secure the Secured Obligations in accordance with the provisions of subsection 6.7B;

         (vii) Liens encumbering (a) Indebtedness permitted under subsection 7.1(viii) and 7.1(xii), (b) Guarantee Obligations of Subsidiaries of Company permitted under (I) subsection 7.4(v) in respect of Indebtedness permitted under subsection 7.1(viii) and 7.1(xii) and (II) subsection 7.4(ix), (c) Indebtedness corresponding to the Guarantee Obligations referred to in clause (b) above arising from the extinguishment of such Guarantee Obligations, and (d) refinancing Indebtedness permitted under subsection 7.1(xi) with respect to (I) Indebtedness permitted under subsections 7.1(viii) and 7.1(xii) and (II) Indebtedness referred to in clause (c) above; PROVIDED that the Liens securing such Indebtedness or Guarantee Obligations, as the case may be, shall be granted on an equal and ratable basis with the Liens granted by the appropriate Loan Parties for the benefit of the Lenders and Interest Rate Exchangers; and PROVIDED, FURTHER, the Liens permitted under this clause (vii) shall be effected only pursuant to an amendment or a supplement to the Pledge Agreement and the Security Agreement in form and substance reasonably satisfactory to Collateral Agent in accordance with the provisions of the Pledge Agreement and the Security Agreement; and

         (viii) Other Liens securing Indebtedness in an aggregate amount not to exceed $15,000,000 at any time outstanding.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, provisions in leases prohibiting assignment or encumbrance of the applicable leasehold interest and agreements granting liens permitted by the Credit Agreement, neither Company nor any of its Subsidiaries shall enter into any agreement (other than any agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company."

         C. Subsection 7.3 of the Credit Agreement is hereby amended by (i) deleting the period (".") at the end of paragraph (vi) thereof and substituting therefor ";"and (ii) adding at the end of paragraph (vi) thereof a new clause as follows:

         "PROVIDED FURTHER, that for purposes of this subsection 7.3(vi) only, "Investment" shall include any investments the Company or any of its Subsidiaries may make in a Subsidiary."

         D. Subsection 7.7(ii) of the Credit Agreement is hereby amended by deleting the reference to "subsection 6.13" from the second line thereof and substituting therefor a reference to "subsection 6.7".

         1.5      AMENDMENTS TO SECTION 9: ADMINISTRATIVE AGENT.

         A. Section 9.2C of the Credit Agreement is hereby amended by deleting it therefrom in its entirety and substituting the following therefor:

         "C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, if any, from such other Persons in accordance with the provisions of the applicable Collateral Document and, upon receipt of such instructions from the Persons entitled to provide instructions to Administrative Agent, Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing,
(i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of such Persons entitled to provide instructions to Administrative Agent in accordance with this Agreement and other Loan Documents."

         B. Subsection 9.6 of the Credit Agreement is hereby amended by deleting it therefrom in its entirety and substituting the following therefor:

         "9.6 COLLATERAL DOCUMENTS AND GUARANTIES.

         Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party or collateral agent and to be the agent for and representative of Lenders under the Guaranties, and each Lender agrees to be bound by the terms of each Collateral Document and each Guaranty; PROVIDED that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Guaranties or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6); PROVIDED FURTHER, HOWEVER, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments (including, without limitation, any amendment or supplement to the applicable Collateral Document) necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary from its Guaranty if all of the capital stock of such Subsidiary is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented, or (c) provide security for the Additional Debt Holders as permitted under subsection 7.2(vii), to establish the relative rights of the Secured Parties in the Collateral, and provide for other matters relating thereto. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the

Collateral under any Collateral Document or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale."


         1.6      MODIFICATION OF SCHEDULES

         A. ANNEX A: SUBSIDIARIES. SCHEDULE 5.1 to the Credit Agreement is hereby amended by adding thereto the information contained in ANNEX A to this Amendment.

         1.7      SUBSTITUTION AND ADDITION OF EXHIBITS

         A. EXHIBIT XV: FORM OF PLEDGE AGREEMENT. EXHIBIT XV to the Credit Agreement is hereby amended by deleting said EXHIBIT XV in its entirety and substituting in place thereof a new EXHIBIT XV in the form of ANNEX B to this Amendment.

         B. EXHIBIT XVIII: FORM OF SECURITY AGREEMENT. The Credit Agreement is hereby amended by adding thereto a new EXHIBIT XVIII in the form of ANNEX C to this Amendment.

         1.8      COLLATERAL AGENT AS PARTY TO THE CREDIT AGREEMENT.

         Each of Company, Administrative Lender, Collateral Agent and Lenders hereby agree that Bankers Trust Company, upon its execution of this Amendment as Collateral Agent, shall become a party to the Credit Agreement as of the date hereof.

         SECTION 2. CONDITIONS TO EFFECTIVENESS

         Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent and the satisfaction of the conditions set forth in subsection 5.E hereof (the date of satisfaction of such conditions and being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

         A. ORGANIZATIONAL DOCUMENTS. On or before the First Amendment Effective Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the First Amendment Effective
Date:

         1. For each new Person formed by the Company or any of its Subsidiaries after November 2, 1999, certified copies of the Certificate or Articles of Incorporation or other appropriate organizational documents of such Person, together with a good standing certificate from the Secretary of State of the State of its jurisdiction of incorporation or formation, and each other state in which such Person is qualified as a foreign corporation, partnership or limited liability company to conduct business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the First Amendment Effective Date;

         2. For each new Person formed by the Company or any of its Subsidiaries after November 2, 1999, copies of its Bylaws or similar organizational documents of such Person, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary or manager or managing member;

         3. (a) For the Company, an electronic bring-down evidencing good standing in the Company's jurisdiction of incorporation and each other state in which the Company is qualified as a foreign corporation to conduct business, unless the Company is unable to obtain such evidence of good-standing due to a nonmaterial issue that it is actively attempting to resolve and that does not adversely affect its ability to conduct business in such state, and provided that the Company does furnish such evidence of good standing when it becomes available, (b) for the Company and each Person existing before November 2, 1999, a certificate of a secretary, assistant secretary, manager or managing member of such Person, dated a recent date prior to the date hereof, stating (i) that the Certificate or Articles of Incorporation or operating agreement and the Bylaws or similar organizational documents, as the case may be, of such Person have not been amended, modified or supplemented since November 1, 1999 and (ii) that each such Person is in good standing in its jurisdiction of incorporation or formation and each other state in which such Person is qualified as a foreign corporation, partnership or limited liability company to conduct business.

         4. Resolutions of its Board of Directors (if any) of such Person approving and authorizing the execution, delivery, and performance of this Amendment, the amended and restated pledge agreement in the form of ANNEX B to this Amendment (the "AMENDED AND RESTATED PLEDGE AGREEMENT") and the security agreement in the form of ANNEX C to this Amendment (the "SECURITY AGREEMENT"), certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary or manager or managing member as being in full force and effect without modification or amendment;

         5. Signature and incumbency certificates of its officers, managers or members of such Person executing this Amendment, the Amended and Restated Pledge Agreement and the Security Agreement; and

         6. Executed copies of this Amendment, the Amended and Restated Pledge Agreement and the Security Agreement.

         B. SECURITY INTERESTS IN COLLATERAL. Collateral Agent shall have received evidence satisfactory to it that each Loan Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the opinion of Collateral Agent, desirable in order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

         (i) SCHEDULES TO AMENDED AND RESTATED PLEDGE AGREEMENT AND SECURITY AGREEMENT. Delivery to Collateral Agent of accurate and complete schedules to the Amended and Restated Pledge Agreement and the Security Agreement;

         (ii) STOCK CERTIFICATES AND INSTRUMENTS. If not previously delivered to Collateral Agent, delivery of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock pledged pursuant to the Amended and Restated Pledge Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Collateral Agent) evidencing any Collateral;

         (iii) UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Delivery to Collateral Agent of UCC financing statements and, where appropriate, amendments to UCC financing statements previously filed, and fixture filings, in each case duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Collateral Agent, desirable to perfect or continue the perfection of the security interests created in such Collateral pursuant to the Collateral Documents;

         (iv) PTO COVER SHEETS, ETC. Delivery to Collateral Agent of all cover sheets or other documents or instruments, if any, required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

         (v) CERTIFICATES OF TITLE IN HEALTHCARE UNITS. Delivery to Collateral Agent of copies of all certificates of title with respect to all owned motor vehicles and other rolling stock of Loan Parties, including, without limitation, all Healthcare Units (as defined in the Security Agreement) evidencing the taking of all actions necessary to cause Collateral Agent to be noted as lienholder thereon or otherwise necessary to perfect the First Priority Lien granted to Collateral Agent on behalf of Secured Parties in such motor vehicles and other rolling stock; and

         C. EVIDENCE OF INSURANCE. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory in form and substance to it outlining all material insurance coverage maintained by Loan Parties, including without limitation directors and officers insurance coverages and all insurance required to be maintained pursuant to subsection 6.4 of the Amended Agreement (as defined in Section 1.3 hereof). Collateral Agent on behalf of Lenders shall have been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4 of the Amended Agreement.

         D. OPINION OF COUNSEL. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Latham & Watkins, special counsel for Loan Parties, and Russell D. Phillips, Jr., Esq., General Counsel for the Loan Parties, in form and substance reasonably satisfactory to Administrative Agent or Collateral Agent and their counsel, dated as of the First Amendment Effective Date, with respect to the enforceability of the Amended Agreement, security interests of Collateral Agent in the Collateral pursuant to the Amended and Restated Pledge Agreement and the Security Agreement, and as to such other matters as Collateral Agent or Administrative Agent acting on behalf of Lenders may reasonably request.

         E. COMPLETION OF PROCEEDINGS. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         SECTION 3. COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:


         A. CORPORATE POWER AND AUTHORITY. Each Loan Party has all requisite corporate, limited partnership or limited liability company power and authority to enter into this Amendment, the Amended and Restated Pledge Agreement and the Security Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT"), the Amended and Restated Pledge Agreement and the Security Agreement.

         B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment, the Amended and Restated Pledge Agreement and the Security Agreement and the performance of the Amended Agreement, the Amended and Restated Pledge Agreement and the Security Agreement have been duly authorized by all necessary corporate, limited partnership or limited liability company action on the part of each Loan Party, as the case may be.

         C. NO CONFLICT. The execution and delivery by each Loan Party of this Amendment, the Amended and Restated Pledge Agreement and the Security Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Loan Party, the Certificate or Articles of Incorporation or other organizational documents or Bylaws of such Loan Party or any order, judgment or decree of any court or other agency of government binding on such Loan Party,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Loan Party, except for such approvals or consents which have been obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders.

         D. GOVERNMENTAL CONSENTS. The execution and delivery by each Loan Party of this Amendment, the Amended and Restated Pledge Agreement and the Security Agreement and the performance by such Loan Party of the Amended Agreement, the Amended and Restated Pledge Agreement and the Security Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than UCC filings and securities law filings in connection with a sale of any Collateral.

         E. BINDING OBLIGATION. This Amendment and the Amended Agreement, the Amended and Restated Pledge Agreement and the Security Agreement have been duly executed and delivered by each Loan Party party thereto and are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Amended Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

         SECTION 4. ACKNOWLEDGEMENT AND CONSENT

         Company is a party to the Collateral Account Agreement, as amended through the date hereof, pursuant to which Company has created Liens in favor of Administrative Agent on a certain deposit account of Company upon the occurrence of an event stated therein. On the date hereof, Company will be a party to the Amended and Restated Pledge Agreement pursuant to which Company will affirm, among other things, the pledge to Collateral Agent for the benefit of Secured Parties of certain capital stock and intercompany indebtedness owned by it to secure the Secured Obligations. On the date hereof, Company will be a party to the Security Agreement pursuant to which Company will grant Liens in favor of Collateral Agent on certain Collateral to secure the Secured Obligations.


         Each Subsidiary Guarantor is a party to the Subsidiary Guaranty pursuant to which such Subsidiary Guarantor has guarantied the Obligations. On the date hereof, each Subsidiary Guarantor will be a party to the Amended and Restated Pledge Agreement pursuant to which such Subsidiary Guarantor will affirm, among other things, the pledge to Collateral Agent for the benefit of Secured Parties of certain capital stock and intercompany indebtedness owned by it to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and Additional Debt (as defined in the Security Agreement). On the date hereof, each Subsidiary Guarantor will be a party to the Security Agreement pursuant to which such Subsidiary Guarantor will grant Liens in favor of Collateral Agent on certain Collateral to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and Additional Debt (as defined in the Security Agreement). Company and the Subsidiary Guarantors are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and the Collateral Account Agreement, the Amended and Restated Pledge Agreement and the Security Agreement are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS."


         Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all Secured Obligations, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such Secured Obligations, as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein. Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.


         Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan

Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.


         SECTION 5. MISCELLANEOUS

         A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         (i) On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement. (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. FEES AND EXPENSES. Payment of all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement, including those relating to counsel, with respect to this Amendment and the documents and transactions contemplated hereby shall be apportioned amongst Administrative Agent, Syndication Agent and Documentation Agent as follows: fifty-five percent (55%) of the total amount shall be paid by Administrative Agent, thirty percent (30%) by Syndication Agent and fifteen percent (15%) by Documentation Agent.

         C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Administrative Agent, Collateral Agent, Company and Requisite Lenders and each of the Credit Support Parties and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

         SECTION 6. ACKNOWLEDGMENT BY LENDERS.

         Each Lender hereby appoints Bankers Trust Company as Collateral Agent under the Amended Agreement and the other Loan Documents and hereby authorizes Collateral Agent, on behalf of and for the benefit of Lenders, to enter into the Amended and Restated Pledge Agreement and the Security Agreement as collateral agent. Each Lender hereby further agrees to be bound by the terms of the Amended and Restated Pledge Agreement and the Security Agreement, subject to the provisions of subsection 9.6 of the Amended Agreement. Each Lender hereby further acknowledges and agrees to be bound by Section 9 of the Amended Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       ALLIANCE IMAGING, INC.



                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                 ALLIANCE IMAGING CENTERS, INC.

                 ALLIANCE IMAGING OF CENTRAL GEORGIA, INC.

                 ALLIANCE IMAGING MANAGEMENT, INC.

                 ROYAL MEDICAL HEALTH SERVICES, INC.

                 ALLIANCE IMAGING OF OHIO, INC.

                 ALLIANCE IMAGING OF MICHIGAN, INC.

                 MEDICAL CONSULTANTS IMAGING CO.

                 MOBILE TECHNOLOGY INC.

                 MEDICAL DIAGNOSTICS, INC.

                 WESTERN MASSACHUSETTS MAGNETIC RESONANCE SERVICES, INC.

                 GREATER BOSTON MRI L.P.

                 GREATER SPRINGFIELD MRI L.P.

                 CURACARE, INC.

                 AMERICAN SHARED-CURACARE

                 SMT HEALTH SERVICES INC.

                 SMT INVESTMENT INC.

                 MID-AMERICAN IMAGING, INC.

                 RIA MANAGEMENT SERVICES, INC.

                 GREATER BOSTON MRI SERVICES, INC.

                 CENTRAL MASSACHUSETTS MRI SERVICES, INC.

                 DIMENSIONS MEDICAL GROUP, INC.

                 MDI FINANCE & LEASING, INC.

                 MERITUS PLS, INC.

                 QUINCY HOSPITAL MRI, L.P.

                 THREE RIVERS HOLDING CORP.

                 ALLIANCE EQUIPMENT LLC


                                   (for purposes of Section 4 only) as a Credit
                                   Support Party



                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       BANKERS TRUST COMPANY, INDIVIDUALLY
                                       AND AS ADMINISTRATIVE AGENT AND
                                       COLLATERAL AGENT


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       DEUTSCHE BANK, A.G., NEW YORK
                                       BRANCH, AS ISSUING LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       SALOMON SMITH BARNEY INC.,
                                       INDIVIDUALLY AND AS SYNDICATION AGENT


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       MORGAN GUARANTY TRUST
                                       COMPANY, INDIVIDUALLY AND AS
                                       DOCUMENTATION AGENT


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       ARCHIMEDES FUNDING II, LTD., AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       ARCHIMEDES FUNDING III, LTD., AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       ARCHIMEDES FUNDING, LLC,
                                       AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       BAVARIA TRR CORP.


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       BHF (USA) CAPITAL CORPORATION, AS
                                       A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       CANADIAN IMPERIAL BANK OF
                                       COMMERCE, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       CITIBANK, N.A., AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       CYPRESSTREE NORTH AMERICAN
                                       SENIOR FLOATING RATE FUND, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       CYPRESSTREE INVESTMENT
                                       FUND, LLC

                                       BY: CYPRESSTREE INVESTMENT COMPANY, INC.,
                                           ITS MANAGING MEMBER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       CYPRESSTREE SENIOR FLOATING
                                       RATE FUND

                                       BY: CYPRESSTREE INVESTMENT COMPANY, INC.,
                                           AS PORTFOLIO MANAGER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       DLJ CAPITAL FUNDING, INC.,
                                       AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       EATON VANCE INSTITUTIONAL
                                       SENIOR LOAN, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       EATON VANCE SENIOR INCOME
                                       TRUST, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       EATON VANCE SENIOR DEBT
                                       PORTFOLIO, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       FRANKLIN FLOATING RATE TRUST, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       GALAXY CLO 1999-1, LTD, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       GE CAPITAL COMMERCIAL FINANCE,
                                       AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       GOLDMAN SACHS CREDIT PARTNERS
                                       L.P., AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       IKB DEUTSCHE INDUSTRIEBANK AG.,
                                       LUXEMBOURG BRANCH, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       INDOSUEZ CAPITAL FUNDING IIA LTD.,
                                       AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       INDOSUEZ CAPITAL FUNDING IV, L.P.,
                                       AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LTD., AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       KZH SOLEIL LLC, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       KZH SOLEIL-2 LLC, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       KZH STERLING LLC, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       KZH CYPRESSTREE-1 LLC, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       KZH ING-2 LLC, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       KZH CNC LLC, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       ML CLO XV PILGRIM AMERICA
                                       (CAYMAN) LTD., AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       MORGAN STANLEY DEAN WITTER
                                       ADVISORS INC., AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       NORTHWOODS CAPITAL II, LIMITED, AS
                                       A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       OXFORD STRATEGIC INCOME FUND, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       PACIFICA PARTNERS I, L.P.,
                                       AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       PILGRIM AMERICA HIGH INCOME
                                       INVESTMENTS LTD.,
                                       AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       PILGRIM CLO 1999-1 LTD., AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       PRIME INCOME TRUST, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       SEQUILS-ING I (HBDGM), LTD., AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       SEQUILS-PILGRIM I, LTD.,
                                       AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       VAN KAMPEN AMERICAN CAPITAL
                                       PRIME RATE INCOME TRUST, AS A
                                       LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       VAN KAMPEN AMERICAN CAPITAL
                                       SENIOR FLOATING RATE FUND, AS A
                                       LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       VAN KAMPEN AMERICAN CAPITAL
                                       SENIOR INCOME TRUST, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       WINGED FOOT FUNDING TRUST, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       AG CAPITAL FUNDING, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                       NORTHWOODS II, AS A LENDER


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                     ANNEX A

                           SUPPLEMENT TO SCHEDULE 5.1


Alliance Equipment LLC







                                    Annex-1